Exhibit 10.19

SECOND SUPPLEMENTAL AGREEMENT OF LEASE

between

605 THIRD AVENUE FEE LLC, Landlord

and

DMJM + HARRIS, INC., Tenant

Dated as of  November 15, 2005

SECOND SUPPLEMENTAL AGREEMENT OF LEASE (this “Agreement”) made as of the 15th day of November, 2005, between 605 THIRD AVENUE FEE LLC, a Delaware limited liability company, having an office c/o Fisher Brothers, 299 Park Avenue, New York, New York 10171 (“Landlord”) and DMJM + HARRIS, INC., formerly known as Frederic R. Harris, Inc., a New York corporation, having an office at 605 Third Avenue, New York, New York 10158 (“Tenants”).

W I T N E S S E T H:

WHEREAS, Landlord’s predecessor-in-interest, 605 Third Avenue LLC, and Tenant entered into that certain Agreement of Lease dated as of March 17, 1999 (the “Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord the entire 30th Floor and 31st Floor in the building located at 605 Third Avenue, New York, New York (the “Building”);

WHEREAS, AECOM Technology Corporation (“Guarantor”) executed a Guaranty of Lease in favor of Landlord, dated as of March 17, 1999 (the “Guaranty”). guarantying the performance of Tenant’s obligations under the Lease;

WHEREAS, Landlord and Tenant entered into that certain First Supplemental Agreement of Lease dated as of August 31, 2004 (the “First Supplement”; the Original Lease as modified by the First Supplement being herein the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord the entire 27th Floor and 29th Floor in the Building (together with the 30th Floor and the 31st Floor, collectively, the “Existing Premises”)

WHEREAS, Landlord and Tenant desire to modify and amend the Lease to provide for the inclusion in the premises demised thereunder (the “demised premises”) of certain additional space in the Building and to modify and amend the Lease in certain other respects, all as more particularly set forth herein;

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

TERMS

Section 1.1. Except as otherwise defined herein, all terms used in this Agreement shall have the meanings provided in the Lease. The term “this Lease” or “the Lease” as used in the Lease shall mean the Original Lease as extended and modified pursuant to the First Supplement and this Agreement.

ARTICLE 2

EFFECTIVE DATE OF AGREEMENT

Section 2.1. This Agreement and all of the terms, provisions and conditions hereof shall be effective as of the date hereof (the “Effective Date”).

ARTICLE 3

ADDITIONAL PREMISES

Section 3.1. Commencing on December 1, 2005 (the “Additional Premises Adjustment Date”), and for the entire term of the Lease, there shall be added to and included in the demised premises the entire rentable portion of the twenty-eighth (28th) floor of

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the Building (the “Additional Premises”), as more particularly shown as hatched on Exhibit Aannexed hereto. As of the Additional Premises Adjustment Date, Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord the Additional Premises, and all references in the Lease to the “demised premises” shall be deemed to include the 28th Floor, subject and subordinate to all superior leases and superior mortgages as provided in the Lease and upon and subject to all the covenants, agreements, terms and conditions of the Lease, except as modified by this Agreement.

Section 3.2. The Additional Premises shall be used solely for the purposes permitted under the Lease.

Section 3.3. Except as provided herein, Tenant waives any right to rescind this Agreement under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord’s failure for any reason to deliver possession of the Additional Premises pursuant to the terms and conditions contained herein on the date set forth herein as the Additional Premises Adjustment Date. If Landlord shall be unable to give possession to Tenant of the Additional Premises on the Additional Premises Adjustment Date pursuant to the terms and conditions contained herein, and provided that Tenant is not responsible for such inability to give possession, the Additional Premises Adjustment Date shall be postponed to the date upon which Landlord shall have delivered possession of the Additional Premises to Tenant pursuant to the terms and conditions contained herein. No such failure to give possession on the Additional Premises Adjustment Date shall in any way affect the validity of this Agreement or the Lease or the obligations of Tenant hereunder or under the Lease or give rise to any claim for damages by Tenant or claim for rescission of this Agreement

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or the Lease, nor shall the same be construed in any way to extend the term of the Lease as it relates to the Additional Premises. In the event that Landlord is unable to deliver possession of the Additional Premises to Tenant pursuant to the terms and conditions contained herein on the date set forth herein as the Additional Premises Adjustment Date due to the holding over by the current tenants or other occupants in the Additional Premises beyond the term of such tenants’ leases, Landlord agrees to use best efforts to obtain possession of the Additional Premises as soon as possible, including the commencement by Landlord of summary dispossess, holdover or other applicable proceedings against such tenants or other occupants. In the event that Landlord is unable to deliver possession of the Additional Premises to Tenant within nine (9) months after the Effective Date due to such holding over, Tenant, as its sole remedy, may elect to terminate this Agreement by notice to Landlord within 15 days thereafter, and Landlord shall in no event be liable to Tenant for damages for its failure to obtain such possession.

ARTICLE 4

TENANT’S ADDITIONAL PREMISES WORK

Section 4.1. (a)   Any alterations to be performed by Tenant in the Additional Premises to prepare same for Tenant’s initial occupancy thereof (“Tenant’s Additional Premises Work”) shall be performed in accordance with Article 8 of the Lease (other than Section 8.8 thereof) and the applicable provisions of Article 19 hereof. To the extent that any such costs and expenses are not covered by the Additional Premises Work Credit provided by Landlord to Tenant, as subsequently described herein, Tenant shall reimburse Landlord within thirty (30) days after Landlord’s demand for any actual out-of-pocket costs and reasonable expenses incurred by Landlord in connection with Landlord’s review of Tenant’s plans and specifications for Tenant’s Additional Premises Work (collectively, “Landlord’s

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Review Costs”); provided, however, that Tenant shall not be required to pay to Landlord any supervisory fees or surcharges in connection with obtaining Landlord’s approval of Tenant’s Additional Premises Work (nor shall Tenant be obligated to pay any such supervisory fees or surcharges in connection with obtaining Landlord’s approval of any subsequent alterations to be performed by Tenant in the demised premises).

(b)       The Approved List set forth on Exhibit B of the Lease is hereby replaced with the list attached hereto as Exhibit B. Subject to the foregoing, the provisions of Section 3.2(b) of the Lease (including the requirement that Tenant engage Plaza Construction Corp. as its general contractor) will apply in connection with the performance of Tenant’s Additional Premises Work.

(c)       Landlord shall allow Tenant a credit in the amount of up to THREE HUNDRED EIGHTY-THREE THOUSAND SEVEN HUNDRED SIXTY AND 00/100 ($383,760.00) DOLLARS (the “Additional Premises Work Credit”;which amount includes $21,300.00 calculated as $20.00 per usable square foot for 1,065 square feet of common corridor), which credit shall be applied solely against the cost and expense incurred by Tenant for (i) the actual construction performed in connection with Tenant’s Additional Premises Work, (ii) moving, architectural, consulting, engineering, legal fees and other similar fees in connection with Tenant’s Additional Premises Work performed after the date hereof in accordance with the terms and provisions of the Lease, including Article 8 of the Lease (other than Section 8.8 thereof) and (iii) Landlord’s Review Costs, and for no other purposes. In the event that the cost and expense of Tenant’s Additional Premises Work shall exceed the amount of the Additional Premises Work Credit, Tenant shall be entirely responsible for such excess. Any portion of the Additional Premises Work Credit not applied by Tenant to the costs set forth in the first sentence

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of this Section 4.1(c) shall be applied as a credit against the next installments of fixed annual rent coming due under the Lease following Tenant’s written notice therefor, which notice shall specify the installments of fixed annual rent to which such credit will be applied.

(d)       Landlord shall allow Tenant a credit in the amount of up to FORTY THOUSAND AND 00/100 ($40,000.00) DOLLARS (the “Bathroom Work Credits”), which credit shall be applied solely against the cost and expense incurred by Tenant for the actual construction performed to refurbish the bathrooms on the 28th Floor and to make them compliant with the Americans with Disabilities Act (the “Bathroom Work”) and for no other purposes. In the event that the cost and expense of the Bathroom Work shall exceed the amount of the Bathroom Work Credit, Tenant shall be entirely responsible for such excess. Any portion of the Bathroom Work Credit not applied by Tenant to the costs of the Bathroom Work shall be applied as a credit against the next installments of fixed annual rent coming due under the Lease following Tenant’s written notice therefore, which notice shall specify the installments of fixed annual rent to which such credit will be applied.

(e)       Landlord shall pay to Tenant installments of the Additional Premises Work Credit and Bathroom Work Credit within thirty (30) days after Landlord’s receipt of a written request for disbursement. The Additional Premises Work Credit and the Bathroom Work Credit shall be payable to Tenant, or, at Tenant’s request, to its contractors, vendors, architect, engineer, movers, or other consultants, in installments as Tenant’s Additional Premises Work and the Bathroom Work progresses, but in no event more frequently than monthly.

(f)        At any and all times during the progress of Tenant’s Additional Premises Work and the Bathroom Work, representatives of Landlord shall have the right of access to the

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demised premises and inspection thereof; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection (except, subject to the provisions of Section 12.6 of the Lease and the waiver of claims and waiver of subrogation set forth therein, to the extent of any damage caused by Landlord’s negligence or willful misconduct).

(g)       The Additional Premises Work Credit and the Bathroom Work Credit are being given for the benefit of Tenant or Guarantor, and/or their affiliates Consoer Townsend Envirodyne Engineers of New York, Inc., and Metcalf & Eddy of New York, Inc. (which the parties acknowledge will be occupying portions of the demised premises) and their respective parent companies, only. No third party shall be permitted to make any claims against Landlord or Tenant with respect to any portion of the Additional Premises Work Credit or the Bathroom Work Credit.

(h)       In the event that Landlord fails to pay any portion of the Additional Premises Work Credit or the Bathroom Work Credit within thirty (30) days after the submission of Tenant’s request therefor in accordance with the foregoing provisions of this Section 4.1 (hereinafter called the “Unpaid Amount”), and such failure shall continue for ten (10) business days after Landlord’s receipt of written notice thereof from Tenant specifically referring to Tenant’s set-off right contained in this Section 4.1(g) (such tenth (10th) business day being herein called the “Dispute Deadline Date”), then, unless under the terms of this Section 4.1, such Unpaid Amount (or portion thereof) was not required to be paid by Landlord for the reasons specifically set forth in this Agreement, Tenant shall be entitled to set off the Unpaid Amount (or portion thereof), plus interest at the Prime Rate (which shall accrue from the date such amount was due and payable until the date of such set-off) against the fixed annual rent thereafter

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coming due under the Lease; provided, however, that, if on or before the Dispute Deadline Date with respect to such Unpaid Amount (or portion thereof) Landlord, acting in good faith, shall have given Tenant a “Dispute Notice” (as such term is hereinafter defined) with respect to such Unpaid Amount (or portion thereof), then Tenant shall not have the right to make such set-off except to the extent that the dispute shall have been resolved in Tenant’s favor by arbitration pursuant to Section 4.1(i) hereof. For purposes hereof, the term “Dispute Notice” shall mean a written notice from Landlord to Tenant setting forth that Landlord disputes Tenant’s right to receive all or a portion of any installment of the Additional Premises Work Credit or the Bathroom Work Credit and specifying in reasonable detail Landlord’s reasons therefor.

(i)        If either Landlord or Tenant shall dispute Tenant’s right to receive all or any portion of the Additional Premises Work Credit or the Bathroom Work Credit, such dispute may be submitted by either party to arbitration for expedited proceedings under the Expedited Procedures provisions (currently, Rules 56 through 60) of the Arbitration Rules of the Real Estate Industry of the American Arbitration Association (the “AAA”). In any case where the parties utilize such expedited arbitration: (a) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 54 (except that any objection shall be made within four (4) days from the date of mailing), (b) the Notice of Hearing shall be given four (4) days in advance of the hearing, (c) the first hearing shall be held within five (5) business days after the appointment of the arbitrator, and (d) the losing party in such arbitration shall pay the costs of such arbitration costs charged by the AAA and/or the arbitrator, together with the reasonable legal fees and disbursements incurred by the prevailing party in connection with such arbitration. Judgment upon any award rendered in any arbitration held pursuant to this Section 4.1 (i) may be entered in

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any court having jurisdiction, and in connection therewith, the arbitrators shall be bound by the provisions of the Lease, and shall not add to, subtract from or otherwise modify such provisions, and the sole remedy which may be awarded by the arbitrators in any proceeding pursuant to this Section 4.1 (i) is an order compelling Landlord to pay any portion of the Additional Premises Work Credit or the Bathroom Work Credit, plus interest at the Prime Rate, which Landlord was withholding pursuant to the foregoing provisions of this Section, and, except for the costs and fees described in this clause, the arbitrators may not award damages or grant any monetary award or other form of relief.

ARTICLE 5

FIXED ANNUAL RENT FOR THE ADDITIONAL PREMISES

Section 5.1. Effective as of the Additional Premises Adjustment Date, the fixed annual rent payable by Tenant pursuant to Section 1.1 of the Lease shall be increased on account of the Additional Premises as follows:

(i)        by the sum of FOUR HUNDRED SEVENTY-SIX THOUSAND THREE HUNDRED SEVENTY-SIX AND 00/100 ($476,376.00) DOLLARS per annum for the period commencing on the Additional Premises Adjustment Date and ending on May 31, 2011.

(ii)       by the sum of FIVE HUNDRED SEVENTEEN THOUSAND EIGHT HUNDRED AND 00/100 ($517,800.00) DOLLARS per annum for the period commencing on June 1, 2011 and ending on May 31, 2016, and

(iii)      by the sum of FIVE HUNDRED FIFTY-NINE THOUSAND TWO HUNDRED TWENTY-FOUR AND 00/100 ($559,224.00) DOLLARS per annum for the period commencing on June 1, 2016 and ending on the Expiration Date.

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Section 5.2. Notwithstanding anything to the contrary contained in Section 7.1 hereof, if the Additional Premises Adjustment Date is delayed beyond December 1, 2005 the provisions of Section 5.1 shall be deemed to be modified to replace the dates May 31, 2011 and May 31, 2016 set forth therein with the dates occurring on the last day of the month in which occurs the day preceding the fifth (5th) anniversary and the (10th) anniversary, respectively, of the Additional Premises Rent Commencement Date, and to replace the dates June 1, 2011 and June 1, 2016 set forth therein with the dates occurring on the first day of the month following the month in which occurs the day preceding the fifth (5th) anniversary and the (10th) anniversary, respectively, of the Additional Premises Rent Commencement Date.

Section 5.3. Notwithstanding anything to the contrary contained in this Article 7, the adjustment of fixed annual rent for the Additional Premises as set forth in Section 7.1 above and the “escalation rent” due under Articles 4 and 5 of the Lease for the Additional Premises shall be abated during the six (6) month period commencing on the Additional Premises Adjustment Date, and Tenant shall be entitled to an additional abatement of fixed annual rent for the Additional Premises equal to SEVENTY-FIVE THOUSAND and 00/100 DOLLARS ($75,000.00) credited against the first fixed annual rent coming due under this Agreement. The date immediately following the expiration of the aforesaid six (6) month period is referred to herein as the “Additional Premises Rent Commencement Date”.

ARTICLE 6

TAX ESCALATIONS

Section 6.1. Section 4.1(a)(i) of the Lease shall be modified and amended, (a) effective as of the Additional Premises Adjustment Date, as such Section relates to the Additional Premises, only, to read as follows:

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“The term “base tax year” as hereinafter set forth for the determination of real estate tax escalation shall mean the New York City real estate tax year commencing July 1, 2005 and ending June 30, 2006.”

Section 6.2. Effective as of the Additional Premises Adjustment Date, Section 4.1(a)(ii) of the Lease, as it relates to the Additional Premises only, shall be modified and amended to read as follows:

“The term “The Percentage”, for purposes of computing tax escalation, shall mean one and eight one-hundredths of a percent (1.08%).”

ARTICLE 7

EXPENSE ESCALATIONS

Section 7.1. Section 5.1(a)(i) of the Lease shall be modified and amended, effective as of the Additional Premises Adjustment Date, as such Section relates to the Additional Premises only, to read as follows:

“The term “Expense Base Factor” shall mean the amount of the Expenses for Landlord’s fiscal year commencing May 1, 2005 and ending April 30, 2006.”

Section 7.2. Effective as of the Additional Premises Adjustment Date, Section 5.1(a)(iv) of the Lease, as it relates to the Additional Premises only, shall be modified and amended to read as follows:

“The term “The Percentage”, for purposes of computing expense escalation, shall mean one and eight one-hundredths of a percent (1.08%).”

Section 7.3. Effective as of the Additional Premises Adjustment Date, Section 5.1(a)(v) and Section 5.1(b) of the Lease, as they relate to the Additional Premises only,

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shall be modified and amended such that the year “2000” set forth therein shall be deemed to read “2006.”

ARTICLE 8

ADDITIONAL PREMISES ELECTRICITY

Section 8.1. Landlord shall provide electric energy to the Additional Premises and Tenant shall pay for same in the same manner as set forth in Article 7 of the Lease with respect to the Existing Premises, including without limitation the provisions of Section 7.5(a) of the Lease relating to the electrical capacity of the demised premises (i.e., six (6) watts (volt-amperes) of demand electrical load per useable square foot, excluding the Building HVAC systems).

ARTICLE 9

PREPARATION OF THE ADDITIONAL PREMISES

Section 9.1. Subject to Section 9.2 below, Tenant agrees that it shall accept the Additional Premises in the condition in which they exist on the date hereof, ordinary wear and tear excepted, and that, except as specifically set forth in Section 9.2, no work is to be performed or materials supplied by Landlord to prepare the Additional Premises for Tenant’s occupancy or to prepare the Existing Premises for Tenant’s continued occupancy.

Section 9.2. Landlord agrees that Landlord, at its sole cost and expense, shall (i) on the Additional Premises Adjustment Date deliver the Additional Premises in vacant, demolished and broom clean condition, (ii) before or promptly following the Additional Premises Adjustment Date, supply Tenant with an ACP-5 certificate with respect to the Additional Premises, (iii) on or before the date that Tenant is prepared to connect the Additional

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Premises to the Building Class “E” system, provide a reasonable number of access points at a Class “E” (ALM) panel for such connection, (iv) on or before the Additional Premises Adjustment Date provide sprinkler capability to the Additional Premises (it being Tenant’s responsibility to perform sprinkler installation in the Additional Premises, and (v) on or before the Additional Premises Adjustment Date, install a sufficient number of Check Meters in the Additional Premises for the purposes described in Section 7.2(a) of the Lease. If Landlord fails to complete items (i) through (v) of the preceding sentence on or before the Additional Premises Adjustment Date, save for Force Majeure Causes, the six (6) month period in Section 5.3 above shall be increased by one day for each day until completion. If Landlord fails to complete items (i) through (v) above within four months after the later of the Additional Premises Adjustment Date or the date Landlord obtains actual, legal possession of the entire Additional Premises from any holdover tenants or occupants, Tenant, as its sole remedy, may elect to terminate this Agreement by notice to Landlord within 15 days thereafter, and, unless Landlord shall have completed such items within said period of time, this Agreement shall be cancelled, null and void, and Landlord shall in no event be liable to Tenant for damages for its failure to complete such items. Tenant agrees that Tenant, at its sole cost and expense, shall have the Building’s Class “E” system contractor connect Tenant’s life safety and Class “E” hook-ups to the base building system. Tenant shall be solely responsible for compliance with Class “E” requirements within the Additional Premises.

Section 9.3. Landlord represents that, as of the Effective Date, local subpanels exist for connection of and power to all fire detection and annunciation devices in the Additional Premises, including speaker/strobes, smoke detectors, pull stations and duct detectors, and that all of the above are in good working order as of the Effective Date.

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ARTICLE 10

BROKERAGE

Section 10.1. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the Additional Premises, the extension of the Lease or this Agreement other than Cushman & Wakefield, Inc. (“Broker”). Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions by any one other than Broker with whom Tenant has dealt in connection with the Additional Premises or this Agreement. Landlord represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the Additional Premises or this Agreement other than Broker. Landlord agrees to indemnify, defend and save Tenant harmless from and against any claims for fees or commissions by any one other than Broker with whom Landlord has dealt in connection with the Additional Premises, the extension of the Lease or this Agreement. Landlord shall pay Broker a commission pursuant to a separate agreement.

ARTICLE 11

NON-DISTURBANCE AGREEMENT

Section 11.1. Section 11.5 of the Lease is hereby deleted in its entirety. Landlord shall obtain for the benefit of Tenant an amendment, in form and substance reasonably satisfactory to Tenant, to the currently existing subordination, non-disturbance and attornment agreement between Tenant and UBS Warburg Real Estate Investments Inc. dated September 4, 2002, which amendment will incorporate this Agreement into said subordination, non-disturbance and attornment agreement. In addition, Landlord shall use commercially reasonable efforts to obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from any future mortgagee or holders of other superior

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interests affecting the Land and/or the Building, with such reasonable changes as Tenant may request.

ARTICLE 12

SERVICES

Section 12.1. Landlord shall furnish air conditioning, ventilation and heating to the Additional Premises in accordance with Section 32.2 and Exhibit I of the Lease.

Section 12.2. (a) Landlord shall provide Tenant with, and Tenant agrees to purchase from Landlord, up to ten (10) tons of condenser water for the supplemental air conditioning needs of Tenant in the Additional Premises, at the rate of $800 per ton per annum (which charge for condenser water shall be increased annually based upon the percentage increases in Expenses over and above the Expenses for the immediately preceding calendar year). No later than December 1, 2005 Tenant shall notify Landlord in writing of the amount of tons of condenser water, up to ten (10) tons, Tenant desires to reserve for the Additional Premises for the balance of the term of the Lease. Should Tenant fail to timely deliver the applicable notice set forth in the immediately preceding sentence, then Tenant shall be deemed to have reserved ten (10) tons of condenser water for the balance of the term of the Lease. Notwithstanding the foregoing, Tenant shall have the right at any time during the term of the Lease, upon written notice to Landlord, to reduce the amount of condenser water it has reserved hereunder for the Additional Premises; provided, that should Tenant require additional condenser water after any such reduction, Landlord shall only be required to fulfill such needs on an “as available” basis. Tenant shall commence payment for the condenser water for the Additional Premises from and after the Additional Premises Adjustment Date.

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(b)       Tenant shall not be responsible for the cost and expense of “tap-in” charges for the installation of a new or existing riser-connected water valve required in order to operate a supplemental air conditioning system in the Additional Premises, provided Tenant shall be responsible for the cost and expense of the connection to such valve, whether new or existing, of such supplemental air conditioning system.

Section 12.3. Landlord shall provide cleaning services to the Additional Premises in accordance with Section 32.8 and Exhibit J of the Lease.

Section 12.4. Landlord will, at the request of Tenant, maintain listings on the Building directory of the names of Tenant, its subsidiaries and officers occupying space in the Additional Premises in accordance with Section 32.11 of the Lease. The initial installation of additional directory listings for the Additional Premises shall be at Landlord’s sole cost and expense.

Section 12.5. Notwithstanding anything to the contrary contained in Article 32 of the Lease, provided that Tenant retains Plaza Construction Corporation to perform Tenant’s Additional Premises Work, Tenant shall have the use, after reasonable prior notice to Landlord, of the freight elevators, loading docks and required security at times other than during business hours, seven (7) days per week, at no cost to Tenant, in connection with the performance of Tenant’s Additional Premises Work and during Tenant’s initial move into the Additional Premises. Notwithstanding the foregoing, but subject to the other provisions of this Section 17.5, (a) in no event shall such free usage exceed twelve (12) consecutive hours of usage on business days (eight (8) of such twelve (12) hours occurring between the hours of 8:00 a.m. and 6:00 p.m.) or eight (8) consecutive hours on a Saturday, and (b) Tenant shall be entitled to

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such free usage in order to meet Tenant’s reasonable needs for usage of the freight elevators, loading docks and required security on Sundays in connection with Tenant’s Additional Premises Work, and Tenant shall be entitled to unlimited free usage of the freight elevators, loading docks and required security on Sundays in connection with Tenant’s initial move into the Additional Premises. Such elevators, loading docks and security shall be available for Tenant’s use on a priority (but not exclusive) basis taking into account the reasonable needs of Landlord and other tenants and occupants of the Building on a day-to-day basis. Tenant or Tenant’s contractor shall coordinate Tenant’s use of such elevators, loading docks and security with Landlord and any other tenant or occupant or other tenant’s or occupant’s contractors then using, or intending to use, same.

ARTICLE 13

SPRINKLER WORK

Section 13.1. Landlord and Tenant hereby acknowledge that Local Law 26 of 2004 (“Local Law 26”), which is currently in effect, requires the installation of sprinklers throughout the Building by not later than July 1, 2019. Notwithstanding the foregoing, Landlord and Tenant hereby agree that Tenant shall cause the Additional Premises to comply with Local Law 26 by not later than June 30, 2015 (failing which Landlord will be entitled to perform the work necessary to cause such compliance and assess the cost thereof to Tenant as provided in the Lease, including without limitation in Section 21.1 thereof). The provisions of this Article 13 shall not be deemed to modify or limit any obligations of Tenant pursuant to Articles 8 and 10 of the Lease or any other applicable provisions of the Lease.

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ARTICLE 14

MISCELLANEOUS

Section 14.1. Article 20 of the First Supplement shall apply to the Additional Premises, and the Termination Payment with respect to the Additional Premises shall be THREE HUNDRED EIGHTEEN THOUSAND SEVEN HUNDRED FIFTY-THREE and 00/100 DOLLARS ($318,753.00).

Section 14.2. Notwithstanding anything in this Agreement to the contrary, during the period (the “Contract Period”) commencing on the Effective Date and ending upon the day preceding the earlier to occur of (x) the Additional Premises Rent Commencement Date and (y) the date Tenant takes occupancy of the Additional Premises for the conduct of Tenant’s business, this Agreement shall be deemed a contract between the parties hereto and not a lease. During the Contract Period the parties shall comply with the provisions of this Agreement and the Lease as it applies to the Additional Premises. Following the Contract Period, this Agreement shall be deemed a part of the Lease. Any breach of this Agreement by Tenant during the Contract Period shall be deemed a default under Section 19.1 of the Lease.

Section 14.3. Except as modified, amended and supplemented by this Agreement, the terms and provisions of the Lease (including without limitation Section 46.2 thereof) shall continue in full force and effect in accordance with their terms and are hereby ratified and confirmed.

Section 14.4. This Agreement shall not be binding upon Landlord and Tenant unless and until this Agreement is signed by both parties hereto and a signed copy thereof is delivered by Landlord to Tenant.

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Section 14.5. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.

Section 14.6. The terms, covenants and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 14.7. This Agreement shall be governed in all respects by the laws of the State of New York.

Section 14.8. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute one and the same instrument.

[The balance of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

605 THIRD AVENUE FEE LLC, Landlord

By:	/s/ Richard L. Fisher
Richard L. Fisher
Co-President

By:	/s/ David L. Fey
David L. Fey
Co-President

DMJM+HARRIS, INC., Tenant

By:	/s/ Frederick Werner
Name: Frederick Werner
Title: CEO

The undersigned hereby reaffirms that certain Guaranty of Lease, dated as of March 17, 1999, made by the undersigned in favor of Landlord, and acknowledges that the references therein to the Lease shall be deemed to be references to the Lease as amended by the First Supplement and as amended hereby.

AECOM TECHNOLOGY CORPORATION, Guarantor

By:	/s/ Paul Schwartz
Name: Paul Schwartz
Title: VP

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STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 4th day of November in the year 2005 before me, the undersigned, personally appeared Frederick Werner personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ [ILLEGIBLE]
Notary Public

My commission expires:
[Seal]	ROBERT K. ORLIN Notary Public, State of New York No. 020R5087994 Qualified in Suffolk County Commission Expires November 10, 2009

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 12th day of November in the year 2005 before me, the undersigned, personally appeared Paul E. Schwartz personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ [ILLEGIBLE]
Notary Public

My commission expires:
[Seal]	ROBERT K. ORLIN Notary Public, State of New York No. 020R5087994 Qualified in Suffolk County Commission Expires November 10, 2009

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STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 15th day of November in the year 2005 before me, the undersigned, personally appeared Richard L. Fisher personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Nancy J. deBrito
Notary Public

My commission expires: [Seal]	Nancy J. DeBrito Notary Public, State of New York No. [ILLEGIBLE] Qualified in New York County Commission Expires March 4, 2000

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 15th day of November in the year 2005 before me, the undersigned, personally appeared David L. Fey personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ JULIETTE S. ALLY
Notary Public

My commission expires: [Seal]	JULIETTE S. ALLY Notary Public, State of New York No. 01AL6059789 Qualified in New York County Commission Expires June 4, 2007

22

EXHIBIT A

Additional Premises

[annexed hereto]

[GRAPHIC]

EXHIBIT B

Approved List

[annexed hereto]

APPROVED BUILDING CONTRACTORS		Revised
FOR THE USE OF FISHER BROTHERS’ TENANTS		8/4/05

CONTRACTOR	CONTACT	TELEPHONE

GENERAL CONTRACTORS
American Construction, Inc.	Richard Cucci/Thomas Prince	212-274-0180
James E. Fitzgerald	Hugh O’Connell	212-921-8700
Plaza Construction Corporation	Richard Wood	212-849-4800
Quadrant Construction	Bob Jacobsen	212-697-4007

HVAC
B.P. Air Conditioning Corp.	Robert Barbera	718-383-2100
Arista Air Conditioning	Kenneth N. Mayo	718-729-7111
Donnelly Mechanical Corporation	Daniel T. Donnelly	718-886-1500
Harbour Mechanical	Joe Bryceland	212-924-1010
J.D.P. Mechanical Corp.	Peter Manos, Jr.	718-267-6767
P.J. Mechanical	Peter or Chris Pappas	212-243-2555
Penguin Air Conditioning Corp.	Dan Dubin	718-706-6500
Sound Refrigeration & Air Conditioning, Inc.	Robert Gulmi	516-747-5878

AIR & WATER BALANCING
Merendino Associates Inc.	Michael Merendino	718-599-1300

ELECTRICAL “A”
(All Base Building Switches & Risers)
ADCO - Electric	Edward Welsh	718-494-4400
Arc Electrical Construction Co., Inc.	Vincent Lolacono	212-573-9600
Consolidated Electric Company, Inc.	Ken Michael	212-661-9555
Forest Electric Corp.	Phil Altheim / Paul Rizzo	212-318-1500

ELECTRICAL “B”
(Tenant Work)
ADCO - Electric	Edward Welsh	718-494-4400
Arc Electrical Construction Co., Inc.	Vincent Lolacono	212-573-9600
Campbell & Dawes Ltd.	Gary Dawes	718-441-6300
E-J Electric Installation Co.	J. Robert Mann, Jr.	718-786-9400
Forest Electric Corp.	Phil Altheim / Paul Rizzo	212-318-1500
Kleinknecht Electric Co., Inc.	Mike Malherb	212-728-1800
Nead Electric	Robert Mishlen	201-460-5200
Petrocelli Electric Co., Inc.	Santo Petrocelli, Jr.	718-937-1200
Robert B. Samuels, Inc.	David l. Samuels	212-645-5150
* Star Delta	Bob Katz	212-203-8100
Zwicker Electric Co., Inc.	Robert Lepore / Neil DeVincenzo	212-477-8400

FIRE ALARM / CLASS “E” INSTALLATIONS
Fire Service Inc.	Jeff Coven	718-899-6100

PAINTING
Albert Pearlman Inc.	Joseph Vitiello	212-687-5055
Antovel Gelberg Painting Inc.	Suresh Babari / Grant Albert	718-937-3520
Bond Painting Co. Inc.	Kenny Sprecher / Stuart Feld	212-944-0070
Cosmopolitan Decorating	Dave Ansbacher	212-586-6438
L & L Painting	Brad Zorfas	516-349-1900
Morestar Painting	Roy Katzman	212-982-4255
Newport Painting & Decorating Co., Inc.	Ralph Lanza	212-465-9080
Prestige Painting Inc.	Mendel Klein	212-943-6777
Spectrum Painting Contractors	Rino Montefore	718-892-0700
Werner Krebs, Inc.	Joseph Tamweber	914-376-8900

PLUMBING
Ashland Plumbing and Heating Corp.	Herb Arnold	212-989-1320
George Breslaw & Sons, Inc.	Michael Breslaw	212-265-4023
Pace Plumbing Corporation	Andru Coren	718-389-6100
Par Plumbing Co. Inc.	Marty Levine / Larry Levine	516-887-4000

SECURITY INSTALLATIONS
Technical Edge Security Systems, Inc.	Joe Gee	718-224-9348

CONTRACTOR	CONTACT	TELEPHONE

SPRINKLER
Abco - Peerless Corp. Inc.	Peter Bowe	516-294-6850
Active Fire Sprinkler Corp.	Morty Hirach / Diana Blanda / Michael Nelson	718-834-8300
Belrose Fire Suppression Inc.	Mike Hartigan	516-378-9590
Rael Automatic Sprinkler Co. Inc.	David Israel / Norman Israel	516-593-2000
Slrina Fire Protection Corp.	Rocco Abbate	516-942-0400

STRUCTURAL STEEL & MISC. IRON
Burgess Steel Products Corp.	Matthew Guerin	201-871-3500
Hallen Steel Corp.	Stephen DeGregory	718-784-1730
Kraman Ironworks, Inc.	James Fassler	212-480-8400
Northeastern Fabricators Inc.	Anthony DiDonato	718-542-0450
Piermont Iron Works	David Finucane	973-837-1750

HARDWARE
AAA Hardware	William Brown	212-840-3939
Acme Architectural Products	Joseph Licari	718-384-7800
DCI Metro (formerly Vision Hardware)	William Mihatov	973-424-0186
Weinstein & Holtzman	Ira Hymowitz	212-233-4651

DEMOLITION
Castle Demolition Corp.	Carlo Casalino	718-424-0300
Liberty Contracting Corp.	Frank Call	201-868-7500
Patriot Contracting Corp.	Charles Becker	201-413-9800
Phoenix Interiors, Inc.	William Palmedessa	201-402-9200
Riteway Internal Removal	Leroy Barrocca	718-458-8900

INDUSTRIAL HYGIENISTS
Ambient Group Inc.	John Leitner	212-944-4615
G.C.I. Environmental	James Grand	212-986-9460

ABATEMENT CONTRACTORS
P.A.L. Environmental Safety Corp.	Salvatore DiLorenzo	718-349-0900
Safeway Environmental Corp.	Donald Adler	718-746-4300
Seasons Contracting Corp.	Dan Margiotta	201-804-8787

RECOMMENDED CONSULTING ENGINEERS

Electrical/Mechanical
Cosentini Associates	Mechanical: Ed Barbieri	212-615-3600
	Electrical: Charles Buscarino	212-615-3600
Structural
Office of James Ruderman	Howard Zwieg	212-643-1414

Fireproofing & Concrete Inspections
Teswell Laboratories Inc.	Paul Morettl	914-762-9000
John H. Brooks & Associates	John H. Brooks, Jr.	732-495-3142

Welding Inspection - Engineer
John H. Brooks & Associates	John H. Brooks, Jr.	732-495-3142

* Blue print denotes changes and/or additions to listing

Original
1 of 5

FIRST SUPPLEMENTAL AGREEMENT OF LEASE

between

605 THIRD AVENUE FEE LLC, Landlord

and

DMJM + HARRIS, INC., Tenant

Dated as of August 31, 2004

FIRST SUPPLEMENTAL AGREEMENT OF LEASE (this “Agreement”) made as of the     day of August, 2004, between 605 THIRD AVENUE FEE LLC, a Delaware limited liability company, having an office c/o Fisher Brothers, 299 Park Avenue, New York, New York 10171 (“Landlord”) and DMJM + HARRIS, INC., formerly known as Frederic R. Harris, Inc., a New York corporation, having an office at 605 Third Avenue, New York, New York 10158 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord’s predecessor-in-interest, 605 Third Avenue LLC, and Tenant entered into that certain Agreement of Lease dated as of March 17, 1999 (the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord the entire 30th Floor (the “30th Floor”) and 31st floor (the “31st Floor”; together with the 30th Floor, collectively, the “Existing Premises”) in the building located at 605 Third Avenue, New York, New York (the “Building”) for a term expiring on February 28, 2010, or on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law;

WHEREAS, AECOM Technology Corporation (“Guarantor”) executed a Guaranty of Lease in favor of Landlord, dated as of March 17, 1999 (the “Guaranty”). guarantying the performance of Tenant’s obligations under the Lease; and

WHEREAS, Landlord and Tenant desire to modify and amend the Lease to provide for the inclusion in the premises demised thereunder (the “demised premises”) of certain additional space in the Building, to extend the term of the Lease and to modify and amend the Lease in certain other respects, all as more particularly set forth herein;

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

TERMS

Section 1.1.              Except as otherwise defined herein, all terms used in this Agreement shall have the meanings provided in the Lease.  The term “this Lease” or “the Lease” as used in the Lease shall mean the Lease as extended and modified pursuant to this Agreement.  The phrases “the term of this Lease” or “the term hereof” as used in the Lease shall be construed to include the extension of the term of the Lease as provided in this Agreement.

ARTICLE 2

EFFECTIVE DATE OF AGREEMENT

Section 2.1.              This Agreement and all of the terms, provisions and conditions hereof shall be effective as of the date hereof (the “Effective Date”).

ARTICLE 3

ADDITIONAL PREMISES

Section 3.1.              Commencing on December 1, 2004 (the “Additional Premises Adjustment Date”), and for the entire term of the Lease (as extended in accordance with the terms hereof), there shall be added to and included in the demised premises the entire rentable portions of the twenty-ninth (29th) floor (the “29th Floor”) of the Building and the twenty-seventh (27th) floor (the “27th Floor”) of the Building (collectively, the “Additional

2

Premises”), each as more particularly shown as hatched on Exhibit A and Exhibit A-1annexed hereto.  As of the Additional Premises Adjustment Date, Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord the Additional Premises, and all references in the Lease to the “demised premises” shall be deemed to include the 27th Floor and the 29th Floor, respectively, subject and subordinate to all superior leases and superior mortgages as provided in the Lease and upon and subject to all the covenants, agreements, terms and conditions of the Lease, except as modified by this Agreement.

Section 3.2.              [Intentionally Omitted].

Section 3.3.              The Additional Premises shall be used solely for the purposes permitted under the Lease.

Section 3.4.              Except as provided herein, Tenant waives any right to rescind this Agreement under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord’s failure for any reason to deliver possession of the Additional Premises pursuant to the terms and conditions contained herein on the date set forth herein as the Additional Premises Adjustment Date.  If Landlord shall be unable to give possession to Tenant of either floor of the Additional Premises on the Additional Premises Adjustment Date pursuant to the terms and conditions contained herein, and provided that Tenant is not responsible for such inability to give possession, the Additional Premises Adjustment Date applicable to the floor in question shall be postponed to the date upon which Landlord shall have delivered possession of the 29th Floor or the 27th Floor, as applicable, to Tenant pursuant to the terms and conditions contained herein.  No such failure to give possession on the Additional Premises Adjustment

3

Date shall in any way affect the validity of this Agreement or the Lease or the obligations of Tenant hereunder or under the Lease or give rise to any claim for damages by Tenant or claim for rescission of this Agreement or the Lease, nor shall the same be construed in any way to extend the term of the Lease as it relates to the Additional Premises or to either the 29th Floor or the 27th Floor.  In the event that Landlord is unable to deliver possession of the 29th Floor to Tenant pursuant to the terms and conditions contained herein on the date set forth herein as the Additional Premises Adjustment Date due to the holding over by the current tenant or other occupant in the 29th Floor beyond the term of such tenant’s lease, Landlord agrees to use best efforts to obtain possession of the 29th Floor as soon as possible, including the commencement by Landlord of summary dispossess, holdover or other applicable proceedings against such tenant or other occupant.

ARTICLE 4

TENANT’S ADDITIONAL PREMISES WORK

Section 4.1.              (a)          Any alterations to be performed by Tenant in the Additional Premises to prepare same for Tenant’s initial occupancy thereof (“Tenant’s Additional Premises Work”) shall be performed in accordance with Article 8 of the Lease (other than Section 8.8 thereof) and the applicable provisions of Article 19 hereof.  To the extent that any such costs and expenses are not covered by the Additional Premises Work Credit provided by Landlord to Tenant, as subsequently described herein, Tenant shall reimburse Landlord within thirty (30) days after Landlord’s demand for any actual out-of-pocket costs and reasonable expenses incurred by Landlord in connection with Landlord’s review of Tenant’s plans and specifications for Tenant’s Additional Premises Work (collectively, “Landlord’s Review Costs”); provided, however, that Tenant shall not be required to pay to Landlord any

4

supervisory fees or surcharges in connection with obtaining Landlord’s approval of Tenant’s Additional Premises Work (nor shall Tenant be obligated to pay any such supervisory fees or surcharges in connection with obtaining Landlord’s approval of any subsequent alterations to be performed by Tenant in the demised premises).

(b).         The Approved List set forth on Exhibit B of the Lease is hereby replaced with the list attached hereto as Exhibit B.  Subject to the foregoing, the provisions of Section 3.2(b) of the Lease (including the requirement that Tenant engage Plaza Construction Corp. as its general contractor) will apply in connection with the performance of Tenant’s Additional Premises Work.

(c)             Landlord shall allow Tenant a credit in the amount of up to ONE MILLION SEVEN HUNDRED TWENTY-SEVEN THOUSAND SEVEN HUNDRED THIRTY AND 00/100 ($1,727,730.00) DOLLARS (the “Additional Premises Work Credit”), which credit shall be applied solely against the cost and expense incurred by Tenant for (i) the actual construction performed in connection with Tenant’s Additional Premises Work, (ii) moving, architectural, consulting, engineering, legal fees and other similar fees in connection with Tenant’s Additional Premises Work performed after the date hereof in accordance with the terms and provisions of the Lease, including Article 8 of the Lease (other than Section 8.8 thereof) and (iii) Landlord’s Review Costs, and for no other purposes.  In the event that the cost and expense of Tenant’s Additional Premises Work shall exceed the amount of the Additional Premises Work Credit, Tenant shall be entirely responsible for such excess.  Any portion of the Additional Premises Work Credit not applied by Tenant to the costs set forth in the first sentence of this Section 4.1(c) shall be applied as a credit against the next installments of fixed annual rent

5

coming due under the Lease following Tenant’s written notice therefor, which notice shall specify the installments of fixed annual rent to which such credit will be applied.

(d)            Landlord shall pay to Tenant installments of the Additional Premises Work Credit within thirty (30) days after Landlord’s receipt of a written request for disbursement.  The Additional Premises Work Credit shall be payable to Tenant, or, at Tenant’s request, to its contractors, vendors, architect, engineer, movers, or other consultants, in installments as Tenant’s Additional Premises Work progresses, but in no event more frequently than monthly.

(e)             At any and all times during the progress of Tenant’s Additional Premises Work, representatives of Landlord shall have the right of access to the demised premises and inspection thereof; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection (except, subject to the provisions of Section 12.6 of the Lease and the waiver of claims and waiver of subrogation set forth therein, to the extent of any damage caused by Landlord’s negligence or willful misconduct).

(f)               The Additional Premises Work Credit is being given for the benefit of Tenant or Guarantor, and/or their affiliates Consoer Townsend Envirodyne Engineers of New York, Inc., and Metealf & Eddy of New York, Inc. (which the parties acknowledge will be occupying portions of the demised premises) and their respective parent companies, only.  No third party shall be permitted to make any claims against Landlord or Tenant with respect to any portion of the Additional Premises Work Credit.

6

(g)            In the event that Landlord fails to pay any portion of the Additional Premises Work Credit within thirty (30) days after the submission of Tenant’s request therefor in accordance with the foregoing provisions of this Section 4.1 (hereinafter called the “Unpaid Amount”), and such failure shall continue for ten (10) business days after Landlord’s receipt of written notice thereof from Tenant specifically referring to Tenant’s set-off right contained in this Section 4.l(g) (such tenth (10th) business day being herein called the “Dispute Deadline Date”), then, unless under the terms of this Section 4.1, such Unpaid Amount (or portion thereof) was not required to be paid by Landlord for the reasons specifically set forth in this Agreement, Tenant shall be entitled to set off the Unpaid Amount (or portion thereof), plus interest at the Prime Rate (which shall accrue from the date such amount was due and payable until the date of such set-off) against the fixed annual rent thereafter coming due under the Lease; provided, however, that, if on or before the Dispute Deadline Date with respect to such Unpaid Amount (or portion thereof) Landlord, acting in good faith, shall have given Tenant a “Dispute Notice” (as such term is hereinafter defined) with respect to such Unpaid Amount (or portion thereof), then Tenant shall not have the right to make such set-off except to the extent that the dispute shall have been resolved in Tenant’s favor by arbitration pursuant to Section 4.1(h) hereof.  For purposes hereof, the term “Dispute Notice” shall mean a written notice from Landlord to Tenant setting forth that Landlord disputes Tenant’s right to receive all or a portion of any installment of the Additional Premises Work Credit and specifying in reasonable detail Landlord’s reasons therefor.

(h)            If either Landlord or Tenant shall dispute Tenant’s right to receive all or any portion of the Additional Premises Work Credit, such dispute may be submitted by either party to arbitration for expedited proceedings under the Expedited Procedures provisions

7

(currently, Rules 56 through 60) of the Arbitration Rules of the Real Estate Industry of the American Arbitration Association (the “AAA”).  In any case where the parties utilize such expedited arbitration: (a) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 54 (except that any objection shall be made within four (4) days from the date of mailing), (b) the Notice of Hearing shall be given four (4) days in advance of the hearing, (c) the first hearing shall be held within five (5) business days after the appointment of the arbitrator, and (d) the losing party in such arbitration shall pay the costs of such arbitration costs charged by the AAA and/or the arbitrator, together with the reasonable legal fees and disbursements incurred by the prevailing party in connection with such arbitration.  Judgment upon any award rendered in any arbitration held pursuant to this Section 4.1(h) may be entered in any court having jurisdiction, and in connection therewith, the arbitrators shall be bound by the provisions of the Lease, and shall not add to, subtract from or otherwise modify such provisions, and the sole remedy which may be awarded by the arbitrators in any proceeding pursuant to this Section 4.1(h) is an order compelling Landlord to pay any portion of the Additional Premises Work Credit, plus interest at the Prime Rate, which Landlord was withholding pursuant to the foregoing provisions of this Section, and, except for the costs and fees described in this clause, the arbitrators may not award damages or grant any monetary award or other form of relief.

ARTICLE 5

EXTENSION OF TERM

Section 5.1.              The parties hereto hereby acknowledge and agree that the “Expiration Date” for the Lease is hereby extended from February 28, 2010 to August 31, 2019, or such earlier date upon which said term may expire or be canceled or terminated pursuant to

8

any of the conditions or covenants of the Lease or pursuant to law.  The parties hereto hereby acknowledge and agree that it is the intention of the parties that the term of the Lease be coterminous for the entire demised premises such that the term of the Lease shall cease and expire for the entire Existing Premises and Additional Premises on the Expiration Date as extended hereby.

ARTICLE 6

FIXED ANNUAL RENT FOR THE EXISTING PREMISES

Section 6.1.              Tenant shall continue to pay fixed annual rent with respect to the Existing Premises through November 30, 2004 in accordance with the provisions of Section 1.1 of the Lease.  During the period commencing on December 1, 2004 and continuing for the remainder of the term of the Lease, the fixed annul rent payable by Tenant with respect to the Existing Premises shall be at the following rates: (i) ONE MILLION SIX HUNDRED EIGHT THOUSAND FOUR HUNDRED FIFTY-EIGHT AND 00/100 ($1,608,458.00) DOLLARS per annum for the period commencing on December 1, 2004 and ending on August 31, 2009, (ii) ONE MILLION SEVEN HUNDRED FIFTY-EIGHT THOUSAND EIGHTY-TWO AND 00/100 ($1,758,082.00) DOLLARS per annum for the period commencing on September 1, 2009 and ending on February 28, 2010, (iii) ONE MILLION EIGHT HUNDRED FOUR THOUSAND NINE HUNDRED EIGHTY-EIGHT AND 00/100 ($1,804,988.00) DOLLARS per annum for the period commencing on March 1, 2010 and ending on August 31, 2014, and (iv) ONE MILLION NINE HUNDRED FIFTY-EIGHT THOUSAND SIX HUNDRED FOUR AND 00/100 ($1,958,604.00) DOLLARS per annum for the period commencing on September 1, 2014 and ending on the Expiration Date.

9

ARTICLE 7

FIXED ANNUAL RENT FOR THE ADDITIONAL PREMISES

Section 7.1.              Effective as of the Additional Premises Adjustment Date, the fixed annual rent payable by Tenant pursuant to Section 1.1 of the Lease shall be increased on account of the Additional Premises as follows:

(i)                by the sum of: (x) EIGHT HUNDRED TWENTY-FIVE THOUSAND SIX HUNDRED FORTY-THREE AND 00/100 ($825,643.00) DOLLARS per annum allocable to the 29th Floor and (y) EIGHT HUNDRED TWENTY-FIVE THOUSAND THREE HUNDRED EIGHTY-FIVE AND 00/100 ($825,385.00) DOLLARS per annum allocable to the 27th Floor, respectively, for the period commencing on the Additional Premises Adjustment Date and ending on August 31, 2009,

(ii)             by the sum of: (x) NINE HUNDRED TWO THOUSAND FOUR HUNDRED FORTY-SEVEN AND 00/100 ($902,447.00) DOLLARS per annum allocable to the 29th Floor and (y) NINE HUNDRED TWO THOUSAND ONE HUNDRED SIXTY-FIVE AND 00/100 ($902,165.00) DOLLARS per annum allocable to the 27th Floor, respectively, for the period commencing on September 1, 2009 and ending on August 31, 2014, and

(iii)          by the sum of: (x) NINE HUNDRED SEVENTY-NINE THOUSAND TWO HUNDRED FIFTY-ONE AND 00/100 ($979,251.00) DOLLARS per annum allocable to the 29th Floor and (y) NINE HUNDRED SEVENTY-EIGHT THOUSAND NINE HUNDRED FORTY-FIVE AND 00/100 ($978,945.00) DOLLARS per annum allocable to the 27th Floor, respectively, for the period commencing on September 1, 2014 and ending on the Expiration Date.

10

Section 7.2.              [Intentionally Omitted].

Section 7.3.              Notwithstanding anything to the contrary contained in Section 7.1 hereof, if the Additional Premises Adjustment Date for either floor of the Additional Premises is delayed beyond December 1, 2004, the provisions of Section 7.1 shall be deemed to be modified (with respect only to the floor in question) to replace the dates August 31, 2009 and August 31, 2014 set forth therein with the dates occurring on the last day of the month in which occurs the day preceding the fifth (5th) anniversary and the (10th) anniversary, respectively, of the Additional Premises Adjustment Date (with respect only to the floor in question), and to replace the dates September 1, 2009 and September 1, 2014 set forth therein with the dates occurring on the first day of the month following the month in which occurs the day preceding the fifth (5th) anniversary and the (10th) anniversary, respectively, of the Additional Premises Adjustment Date (with respect only to the floor in question).

Section 7.4.              Notwithstanding anything to the contrary contained in this Article 7, the adjustment of fixed annual rent for the Additional Premises as set forth in Section 7.1 above and the “escalation rent” due under Articles 4 and 5 of the Lease for the Additional Premises shall be abated during the fourteen (14) month period commencing on the Additional Premises Adjustment Date.  The date immediately following the expiration of such fourteen (14) month period is referred to herein as the “Additional Premises Rent Commencement Date” (which the parties acknowledge and agree shall be February 1, 2006, unless the Additional Premises Adjustment Date with respect to either the 27th Floor or the 29th Floor is delayed beyond the date set forth in Section 3.1 hereof, as the case the may be).

11

ARTICLE 8

ADDITIONAL RENT CREDIT

Section 8.1.              Landlord agrees to grant Tenant a credit (the “Rent Credit”) in the amount of $65,000 per month, to be applied against the monthly installments of fixed annual rent payable by Tenant with respect to the 27th Floor from February 1, 2006 through and including December 1, 2006 (or if the Additional Premises Adjustment Date with respect to the 27th Floor is delayed beyond December 1, 2004, against the monthly installments of fixed annual rent payable by Tenant with respect to the 27th Floor during the ten (10) month period starting on the first day of the month following the month in which occurs the Additional Premises Rent Commencement Date with respect to the 27th Floor (the “27th Floor Rent Commencement Date”); provided that in no event shall the aggregate amount of the Rent Credit exceed Six Hundred Fifty Thousand and 00/100 ($650,000.00) Dollars.  Tenant shall repay to Landlord the aggregate amount of the Rent Credit (together with interest thereon as hereinafter provided), in equal monthly installments, during the period (the “Repayment Period”) commencing on the 27th Floor Rent Commencement Date and continuing thereafter until such time as the aggregate amount of the Rent Credit granted to Tenant (together with any such interest), shall have been repaid in full.  For purposes of calculating the amount of such monthly payments, the amount of the Rent Credit shall be amortized over a period of seven (7) years with an interest factor of 6.5%.  Notwithstanding the foregoing, Tenant shall have the right to repay the principal balance of the Rent Credit, together with any accrued and unpaid interest, at any time during the Repayment Period with no prepayment penalties or additional interest charges attached.

Section 8.2.              Tenant may elect, at Tenant’s option, to reduce or eliminate the monthly amount of the Rent Credit by giving Landlord not less than thirty (30) days’ prior

12

written notice of such election, which notice shall specify whether Tenant elects to reduce or eliminate the monthly amount of the Rent Credit and, if Tenant elects to reduce same, the amount of the reduction requested by Tenant.  Commencing with the next monthly installment of fixed annual rent coming due under the Lease after Landlord’s receipt of such notice, the amount of the monthly Rent Credit shall be reduced or eliminated, as the case may be, in accordance with Tenant’s notice without penalty or the accrual of interest beyond the effective date of such reduction or elimination, and the amount to be repaid by Tenant pursuant to Section 8.1 hereof shall be reduced accordingly.

ARTICLE 9

TAX ESCALATIONS

Section 9.1.              Section 4.1(a)(i) of the Lease shall be modified and amended, (a) effective as of the Additional Premises Adjustment Date, as such Section relates to the 29th Floor and the 27th Floor, respectively, and (b) effective as of March 1, 2010, as such Section relates to the Existing Premises only, to read as follows:

“The term “base tax year” as hereinafter set forth for the determination of real estate tax escalation shall mean the New York City real estate tax year commencing July 1, 2004 and ending June 30, 2005.”

Section 9.2.              Effective as of the Additional Premises Adjustment Date, Section 4.1(a)(ii) of the Lease, as it relates to the Additional Premises only, shall be modified and amended to read as follows:

“The term “The Percentage”, for purposes of computing tax escalation, shall mean the sum of (x) two and fifty-five thousandths of a percent (2.055%) as it relates to the 29th Floor, and (y) two and fifty-five thousandths of a percent (2.055%) as it relates to the 27th Floor, respectively.”

13

ARTICLE 10

EXPENSE ESCALATIONS

Section 10.1.        Section 5.1(a)(i) of the Lease shall be modified and amended, (a) effective as of the Additional Premises Adjustment Date, as such Section relates to the 29th Floor and the 27th Floor, respectively, and (b) effective as of March 1, 2010, as such Section relates to the Existing Premises only, to read as follows:

“The term “Expense Base Factor” shall mean the amount of the Expenses for Landlord’s fiscal year commencing May 1, 2004 and ending April 30, 2005.”

Section 10.2.        Effective as of the Additional Premises Adjustment Date, Section 5.1(a)(iv) of the Lease, as it relates to the Additional Premises only, shall be modified and amended to read as follows:

“The term “The Percentage”, for purposes of computing expense escalation, shall mean the sum of (x) two and fifty-five thousandths of a percent (2.055%) as it relates to the 29th Floor, and (y) two and fifty-five thousandths of a percent (2.055%) as it relates to the 27th Floor, respectively.”

Section 10.3.        Effective as of the Additional Premises Adjustment Date, Section 5.1(a)(v) and Section 5.1(b) of the Lease, as they relate to the Additional Premises only, shall be modified and amended such that the year “2000” set forth therein shall be deemed to read “2005.”

ARTICLE 11

ADDITIONAL PREMISES ELECTRICITY

Section 11.1.        Landlord shall provide electric energy to the Additional Premises and Tenant shall pay for same in the same manner as set forth in Article 7 of the Lease with

14

respect to the Existing Premises, including without limitation the provisions of Section 7.5(a) of the Lease relating to the electrical capacity of the demised premises (i.e., six (6) watts (volt-amperes) of demand electrical load per useable square foot, excluding the Building HVAC systems).

Section 11.2.        Landlord shall, at Landlord’s expense, at or about the date that Tenant occupies each such floor for the conduct of its business, install a sufficient number of Check Meter(s) in the 29th Floor or 27th Floor, as applicable, for the purposes described in Section 7.2(a) of the Lease.

ARTICLE 12

PREPARATION OF THE ADDITIONAL PREMISES

Section 12.1.        Subject to Section 11.2 above and Section 12.2 below, Tenant agrees that it shall accept the Additional Premises in the condition in which they exist on the date hereof, ordinary wear and tear excepted, and that, except as specifically set forth in Sections 11.2 and 12.2, no work is to be performed or materials supplied by Landlord to prepare the Additional Premises for Tenant’s occupancy or to prepare the Existing Premises for Tenant’s continued occupancy.

Section 12.2.        Landlord agrees that Landlord, at its sole cost and expense, shall (i) before or promptly following the Additional Premises Adjustment Date, supply Tenant with ACP-5 certificates with respect to the 29th Floor and the 27th Floor, and (ii) on or before the dates that Tenant is prepared to connect the 29th Floor and the 27th Floor to the Building Class “E” system, provide a reasonable number of access points at a Class “E” (ALM) panel for such connections.  Tenant agrees that Tenant, at its sole cost and expense, shall have the Building’s

15

Class “E” system contractor connect Tenant’s life safety and Class “E” hook-ups to the base building system.  Tenant shall be solely responsible for compliance with Class “E” requirements within the Additional Premises.

Section 12.3. Landlord represents that, as of the Effective Date, local subpanels exist for connection of and power to all fire detection and annunciation devices in the Additional Premises, including speaker/strobes, smoke detectors, pull stations and duct detectors, and that all of the above are in good working order as of the Effective Date.

ARTICLE 13

EXTENSION OPTION

Section 13.1.        The extension option set forth in Article 44 of the Lease shall continue in full force and effect in accordance with its terms, except that:

(a)             The reference in Section 44.1(i) of the Lease to “fifteen (15) months” is hereby be replaced with a reference to “eighteen (18) months”;

(b)            Clause (ii) of Section 44.1(b) of the Lease, the phrase “the higher of immediately preceding clause (i) of said Section 44.1(b), and Section 44.2(b) of the Lease shall be deemed deleted; and

(c)             The term “Expiration Date,” as used in said Article 44, shall be deemed to mean the Expiration Date as extended by this Agreement.

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ARTICLE 14

BROKERAGE

Section 14.1.        Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the Additional Premises, the extension of the Lease or this Agreement other than Cushman & Wakefield, Inc. (“Broker”).  Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions by any one other than Broker with whom Tenant has dealt in connection with the Additional Premises, the extension of the Lease or this Agreement.  Landlord represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the Additional Premises, the extension of the Lease or this Agreement other than Broker.  Landlord agrees to indemnify, defend and save Tenant harmless from and against any claims for fees or commissions by any one other than Broker with whom Landlord has dealt in connection with the Additional Premises, the extension of the Lease or this Agreement.  Landlord shall pay Broker a commission pursuant to a separate agreement.

ARTICLE 15

SIGNAGE

Section 15.1.        Tenant shall have the right to install identifying signage in the elevator lobbies on the 29th Floor and the 27th Floor, provided that such signage complies with any applicable Rules and Regulations.  Furthermore, Landlord shall provide signage identifying Tenant as an occupant of the 27th Floor and the 29th Floor inside the four elevators servicing the Additional Premises (which signage will be similar to the existing signage identifying Tenant as an occupant of the 30th Floor and the 31st Floor) at no additional cost to Tenant.

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Section 15.2.        (a)          Subject to the approval of Neuberger Berman, LLC (“Neuberger”) (an existing tenant of the Building), the tenant named herein (the “Named Tenant”) shall have the right, at its sole cost and expense, to install one sign identifying either the Named Tenant or Guarantor, at Tenant’s option, in the lobby of the elevator bank serving the demised premises on the first floor of the Building in the location shown on Exhibit C annexed hereto, provided that such sign shall be substantially similar in size, shape, material and appearance to the existing sign of Neuberger currently located in such elevator lobby, and provided further that such sign shall comply with any applicable Legal Requirements and Rules and Regulations.

(b)            The signage rights granted to Tenant under this Section 15.2: (i) shall apply only to the Named Tenant and shall not inure to the benefit of any assignee or sublessee of the Named Tenant and (ii) shall apply only for so long as Tenant and its affiliates are physically occupying not less than three (3) full floors of the Building.  If at any time during the term of the Lease, Tenant and its affiliates shall fail to physically occupy at least three (3) full floors of the Building, Landlord shall have the right to remove such signage at Tenant’s sole cost and expense.

ARTICLE 16

NON-DISTURBANCE AGREEMENT

Section 16.1.        Section 11.5 of the Lease is hereby deleted in its entirety.  Landlord shall obtain for the benefit of Tenant an amendment, in form and substance reasonably satisfactory to Tenant, to the currently existing subordination, non-disturbance and attornment agreement between Tenant and UBS Warburg Real Estate Investments Inc. dated September 4, 2002, which amendment will incorporate this Agreement into said subordination,

18

non-disturbance and attornment agreement.  In addition, Landlord shall use commercially reasonable efforts to obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from any future mortgagee or holders of other superior interests affecting the Land and/or the Building, with such reasonable changes as Tenant may request.  If Landlord fails to satisfy its obligations under the preceding sentence within sixty (60) days after Landlord’s execution and delivery of the applicable mortgage or superior lease (or within sixty (60) days after the creation of the applicable superior interest), the Lease shall not be subordinate to any such future mortgage or other future superior interest.

ARTICLE 17

SERVICES

Section 17.1.        Landlord shall furnish air conditioning, ventilation and heating to the Additional Premises in accordance with Section 32.2 and Exhibit I of the Lease.

Section 17.2.        (a)          Landlord shall provide Tenant with, and Tenant agrees to purchase from Landlord, up to 46 tons (23 tons per floor) of condenser water for the supplemental air conditioning needs of Tenant in the Additional Premises, at the rate of $800 per ton per annum (which charge for condenser water shall be increased annually based upon the percentage increases in Expenses over and above the Expenses for the immediately preceding calendar year).  No later than March 1, 2005 with respect to both floors of the Additional Premises, Tenant shall notify Landlord in writing of the amount of tons of condenser water, up to 23 tons per floor, Tenant desires to reserve for such floor for the balance of the term of the Lease.  Should Tenant fail to timely deliver the applicable notice set forth in the immediately preceding sentence, then Tenant shall be deemed to have reserved 23 tons of condenser water for the floor in question for the balance of the term of the Lease.  Notwithstanding the foregoing,

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Tenant shall have the right at any time during the term of the Lease, upon written notice to Landlord, to reduce the amount of condenser water it has reserved hereunder for the Additional Premises; provided, that should Tenant require additional condenser water after any such reduction, Landlord shall only be required to fulfill such needs on an “as available” basis.  Tenant shall commence payment for the condenser water for the 29th Floor and the 27th Floor, respectively, from and after the Additional Premises Adjustment Date.

(b)            Tenant shall not be responsible for the cost and expense of “tap-in” charges for the installation of a new or existing riser-connected water valve required in order to operate a supplemental air conditioning system in the Additional Premises, provided Tenant shall be responsible for the cost and expense of the connection to such valve, whether new or existing, of such supplemental air conditioning system.

(c)             Notwithstanding anything to the contrary contained herein, effective as of March 1, 2010 (the “Condenser Water Change Date”), the charges payable by Tenant for condenser water provided to the Existing Premises pursuant to Section 32.2(d) of the Lease shall be reduced to the same rate which is payable by Tenant as of the Condenser Water Change Date for condenser water provided to the Additional Premises (on a per ton per annum basis), as such charges shall have been increased in accordance with Section 17.2[a] above (i.e., $800 per ton per annum, subject to annual increases as set forth in Section 17.2(a) hereof).

Section 17.3.        Landlord shall provide cleaning services to the Additional Premises in accordance with Section 32.8 and Exhibit J of the Lease.

Section 17.4.        Landlord will, at the request of Tenant, maintain listings on the Building directory of the names of Tenant, its subsidiaries and officers occupying space in the

20

Additional Premises in accordance with Section 32.11 of the Lease.  The initial installation of additional directory listings for the Additional Premises shall be at Landlord’s sole cost and expense.  In addition, Tenant shall have a one-time right to make changes or additions to its existing directory listings before June 1, 2006, and such changes or additions will be at Landlord’s sole cost and expense.

Section 17.5.        Notwithstanding anything to the contrary contained in Article 32 of the Lease, Tenant shall have the use, after reasonable prior notice to Landlord, of the freight elevators, loading docks and required security at times other than during business hours, seven (7) days per week, at no cost to Tenant, in connection with the performance of Tenant’s Additional Premises Work and during Tenant’s initial move into the Additional Premises.  Notwithstanding the foregoing, but subject to the other provisions of this Section 17.5, (a) in no event shall such free usage exceed twelve (12) consecutive hours of usage on business days (eight (8) of such twelve (12) hours occurring between the hours of 8:00 a.m. and 6:00 p.m.) or eight (8) consecutive hours on a Saturday, and (b) Tenant shall be entitled to such free usage in order to meet Tenant’s reasonable needs for usage of the freight elevators, loading docks and required security on Sundays in connection with Tenant’s Additional Premises Work, and Tenant shall be entitled to unlimited free usage of the freight elevators, loading docks and required security on Sundays in connection with Tenant’s initial move into the Additional Premises.  Such elevators, loading docks and security shall be available for Tenant’s use on a priority (but not exclusive) basis taking into account the reasonable needs of Landlord and other tenants and occupants of the Building on a day-to-day basis.  Tenant or Tenant’s contractor shall coordinate Tenant’s use of such elevators, loading docks and security with Landlord and any other tenant or occupant or other tenant’s or occupant’s contractors then using, or intending to use, same.

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ARTICLE 18

BUILDING STAIRS

Section 18.1.        Tenant and it employees and invitees shall have the non-exclusive right to use the core staircase of the Building (the “Building Stairs”) to travel between the floors of the demised premises at all times during the term of the Lease, subject to any applicable Legal Requirements and requirements of insurance bodies, any applicable provisions of the Lease, and any reasonable rules and restrictions that Landlord may impose during the term of the Lease with respect to such usage, provided that (a) such usage shall not (i) impose any additional liability on Landlord, (ii) impose any additional burden on Landlord in connection with the maintenance and operation of the Building, (iii) cause any increase in Landlord’s insurance costs or Landlord’s other costs in connection with the maintenance and operation of the Building, (iv) cause any insurance policies maintained with respect to the Building to be voided, or (v) cause a violation of any Legal Requirements or requirements of insurance bodies; (b) Tenant and its employees and invitees shall use the Building Stairs in such a manner that the entry doors to same remain securely closed at all times when they are not in use (i.e., such doors shall not be propped open); and (c) Tenant shall not make any alterations or modifications to the Building Stairs or to the Building Class “E” system.  Notwithstanding the foregoing, Tenant shall have the right, at Tenant’s sole cost and expense, and subject to the applicable provisions of the Lease, to perform such work as may be necessary to tie the entry doors to the Building Stairs into Tenant’s security system for the demised premises, provided that such work conforms to the Building Class “E” System and does not affect or interfere with the operation of such system or prevent same from complying with applicable Legal Requirements.  Notwithstanding anything to the contrary contained herein, Landlord shall have the right, upon written notice to Tenant, to revoke

22

Tenant’s right to use the Building Stairs pursuant to this Article 18 at any time during the term of the Lease if deemed appropriate, in Landlord’s reasonable discretion, for the reputation, safety, care and appearance of the Building or the operation or maintenance thereof, or if deemed necessary, in Landlord’s reasonable discretion, in light of any applicable Legal Requirements or requirements of insurance bodies.

ARTICLE 19

SPRINKLER WORK

Section 19.1.        Landlord and Tenant hereby acknowledge that Local Law 26 of 2004 (“Local Law 26”), which is currently in effect, requires the installation of sprinklers throughout the Building by not later than July 1, 2019.  Notwithstanding the foregoing, Landlord and Tenant hereby agree as follows: (a) Tenant shall not be required to cause the Existing Premises to comply with Local Law 26 unless Tenant performs any alterations therein that require a permit from the Department of Buildings of the City of New York or any other applicable public authority (a “Permit”); (b) if any alterations performed by Tenant in the Existing Premises require a Permit, Tenant shall cause the portions of the Existing Premises affected by such alterations to comply with Local Law 26; (c) Tenant shall cause the 27th Floor to comply with Local Law 26 in the course of performing Tenant’s Additional Premises Work therein; and (d) Tenant shall cause the 29th Floor to comply with Local Law 26 by not later than June 30, 2015 (failing which Landlord will be entitled to perform the work necessary to cause such compliance and assess the cost thereof to Tenant as provided in the Lease, including without limitation in Section 21.1 thereof).  The provisions of this Article 19 shall not be deemed to modify or limit any obligations of Tenant pursuant to Articles 8 and 10 of the Lease or any other applicable provisions of the Lease.

23

ARTICLE 20

TERMINATION RIGHT

Section 20.1.        Tenant may elect, at Tenant’s option, to terminate the Lease, and the term and estate thereby granted, with respect to the entire demised premises or a portion thereof consisting of one or more full floors of the demised premises as of February 1, 2016 (such date, in either case, being hereinafter called the “Termination Date”), provided that (i) Tenant shall give Landlord written notice (hereinafter called the “Termination Notice”) of its election to so terminate the Lease with respect to the entire demised premises or such portion thereof (the entire demised premises or such portion thereof with respect to which Tenant so elects to terminate the Lease being hereinafter called the “Terminated Space”) not less than twenty-four (24) months prior to the Termination Date (time being of the essence with respect to the giving of the Termination Notice), and which notice shall set forth the Terminated Space in question, and (ii) contemporaneously with giving the Termination Notice, Tenant shall pay to Landlord a termination payment (the “Termination Payment”) equal to $869,440 with respect to the 27th Floor, $668,416 with respect to the 29th Floor, $192,637 with respect to the 30th Floor and/or $192,637 with respect to the 31st Floor (or the sum of such amounts which are applicable to the floors included in the Terminated Space).

Section 20.2.        In the event of the giving of such Termination Notice and the making of the Termination Payment, the Lease and the term and estate thereby granted (unless the same shall have expired sooner pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law) shall terminate with respect to the Terminated Space on the Termination Date with the same effect as if such date were the date therein specified for the expiration of the term of the Lease with respect thereto, and the fixed annual rent and other

24

charges payable under the Lease (other than the Termination Payment) shall be apportioned as of the Termination Date.

Section 20.3.        In the event that Tenant does not send the Termination Notice to Landlord on or before the date set forth in Section 20.1 hereof, this Article 20 shall be deemed null and void and deleted from this Agreement.

ARTICLE 21

ASSIGNMENT AND SUBLETTING

Section 21.1.        Section 15.2 of the Lease is hereby modified by adding the phrase “provided that in any of such events such transaction shall be for a good business purpose and not principally for the purpose of transferring this Lease” at the end thereof.

ARTICLE 22

MISCELLANEOUS

Section 22.1.        Except as modified, amended and supplemented by this Agreement, the terms and provisions of the Lease (including without limitation Section 46.2 thereof) shall continue in full force and effect in accordance with their terms and are hereby ratified and confirmed.

Section 22.2.        This Agreement shall not be binding upon Landlord and Tenant unless and until this Agreement is signed by both parties hereto and a signed copy thereof is delivered by Landlord to Tenant.

Section 22.3.        This Agreement constitutes the entire agreement among the parties hereto with respect to the matters stated herein and may not be amended or modified unless such

25

amendment or modification shall be in writing and signed by the party against whom enforcement is sought.

Section 22.4.        The terms, covenants and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 22.5.        This Agreement shall be governed in all respects by the laws of the State of New York.

Section 22.6.        This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

605 THIRD AVENUE FEE LLC, Landlord

By:	/s/ Richard L. Fisher
Richard L. Fisher
Co-President

By:	/s/ David L. Fey
David L. Fey
Co-President

[SIGNATURE PAGE CONTINUES ON NEXT PAGE]

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DMJM + HARRIS, INC., Tenant

By:	/s/ Frederick W. Werner
Name:	Frederick W. Werner
Title:	President and COO

[Guarantor’s signature page is next page]

27

The undersigned hereby reaffirms that certain Guaranty of Lease, dated as of March 17, 1999, made by the undersigned in favor of Landlord, and acknowledges that the references therein to the Lease shall be deemed to be references to the Lease as amended hereby.

AECOM TECHNOLOGY CORPORATION, Guarantor

By:	/s/ Paul E. Schwartz
	Name:	PAUL E. SCHWARTZ
	Title:	Vice President

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 20th day of  September the year 2004 before me, the undersigned, personally appeared Paul E. Schwartz personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Robert K. Orlin
Notary Public

My commission expires:

ROBERT K. ORLIN Notary Public, State of New York No. 020R5087994 Qualified in Suffolk County Commission Expires November 10, 2005

27A

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 31st day of August inthe year 2004 before me, the undersigned, personally appeared Frederick W. Werner personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Denise Jenkins
Notary Public

DENISE JENKINS
My commission expires: June 18, 2007	Notary Public, State of New York
[Seal]	No. 01JE8060154
Qualified in New York County
Commission Expires June 18, 2007

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 28th day of September in the year 2004 before me, the undersigned, personally appeared [ILLEGIBLE] personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s Dana L Green
Notary Public

My commission expires:	DANA L GREEN
[Seal]	Notary Public, State of New York
No. 01GR6089940
Qualified in Kings County
Commission Expires March 31, 2007

28

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 28th day of September inthe year 2004 before me, the undersigned, personally appeared David L. Fey personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Juliette S. Ally
Notary Public

JULIETTE S. ALLY
Notary Public, State of New York
No. 01AL6059789
My commission expires:	Qualified in New York County
[Seal]	Commission Expires June 4, 2007

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the        day of                  inthe year 2004 before me, the undersigned, personally appeared                             personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires:
[Seal]

29

EXHIBIT A

[GRAPHIC]

EXHIBIT A-1

[GRAPHIC]

APPROVED BUILDING CONTRACTORS	Revised
FOR THE USE OF FISHER BROTHERS’ TENANTS	8/26/04

CONTRACTOR	CONTACT	TELEPHONE

GENERAL CONTRACTORS
Americon Construction, Inc.	Richard Cucci/Thomas Prince	(212) 274-0190
James E. Fitzgerald	Hugh O’Connell	(212) 921-8700
Plaza Construction Corporation	Richard Wood	(212) 849-4800
Quadrant Construction	Bob Jacobsen	(212) 697-4007

HVAC
B.P. Air Conditioning Corp.	Robert Barbera	(718) 383-2100
Arista Air Conditioning	Kenneth N. Mayo	(718) 729-7111
* Donnelly Mechanical Corporation	Daniel T. Donnelly	(718) 886-1500
Harbour Mechanical	Joe Bryceland	(212) 924-1010
J.D.P. Mechanical Corp.	Peter Manos, Jr.	(718) 267-6767
P.J. Mechanical	Peter or Chris Pappas	(212) 243-2555
Penguin Air Conditioning Corp.	Dan Dubin	(718) 706-6500
Sound Refrigeration & Air Conditioning, Inc.	Robert Gulmi	(516) 747-5678

AIR & WATER BALANCING
Merendino Associates Inc.	Michael Merendino	(718) 599-1300

ELECTRICAL “A”
(All Base Building Switches & Risers)
ADCO - Electric	Edward Welsh	(718) 494-4400
Arc Electrical Construction Co., Inc.	Vincent Lolacono	(212) 573-9600
* Consolidated Electric Company, Inc.	Ken Michael	(212) 661-9555
Forest Electric Corp.	Phil Althelm / Paul Rlzzo	(212) 318-1500

ELECTRICAL “B”
(Tenant Work)
ADCO - Electric	Edward Welsh	(718) 494-4400
Arc Electrical Construction Co., Inc.	Vincent Loiacono	(212) 573-9600
Campbell & Dawes Ltd.	Gary Dawes	(718) 441-6300
E-J Electric Installation Co.	J. Robert Mann, Jr.	(718) 786-9400
Forest Electric Corp.	Phil Althelm / Paul Rizzo	(212) 318-1500
Kleinknecht Electric Co., Inc.	Mike Malherb	(212) 728-1800
Nead Electric	Robert Mishlen	(201) 460-5200
Petrocelli Electric Co., Inc.	Santo Petrocelli, Jr.	(718) 937-1200
* Robert B. Samuels, Inc.	David 1. Samuels	(212) 645-5150
Zwicker Electric Co., Inc.	Robert Leporo / Noil DeVincenzo	(212) 477-8400

PAINTING
Albert Pearlman Inc.	Joseph Vltlello	(212) 687-5055
Antovol Gelberg Painting Inc.	Suresh Babarl / Grant Albert	(718) 937-3520
Bond Painting Co, Inc.	Kenny Sprecher /Stuart Fold	(212) 944-0070
Cosmopolitan Decorating	Dave Ansbacher	(212) 586-6438
L & L Painting	Brad Zorfas	(516) 349-1900
Morestar Painting	Roy Katzman	(212) 982-4255
Newport Painting & Decorating Co., Inc.	Ralph Lanza	(212) 465-9080
Prestige Painting Inc.	Mendel Klein	(212) 943-6777
Spectrum Painting Contractors	Rino Montefore	(718) 892-0700
Werner Krebs, Inc.	Joseph Tamweber	(914) 376-8900

PLUMBING
Ashland Plumbing and Heating Corp.	Herb Arnold	(212) 989-1320
George Breslaw & Sons, Inc.	Michael Breslaw	(212) 265-4023
Pace Plumbing Corporation	Andru Coren	(718) 389-6100
Par Plumbing Co. Inc.	Marty Levine / Larry Levine	(516) 887-4000

* Blue print denotes changes and/or additions to list

EXHIBIT B

CONTRACTOR	CONTACT	TELEPHONE

SECURITY INSTALLATIONS
Technical Edge Security Systems, Inc.	Joe Gee	(718) 224-9348

SPRINKLER
Abco - Peerless Corp. Inc.	Peter Bowe	(516) 294-6850
Active Fire Sprinkler Corp.	Morty Hirsch / Diana Blanda / Michael Nelson	(718) 834-8300
Bolrose Fire Suppression Inc.	Mike Hartigan	(516) 378-9590
Rael Automatic Sprinkler Co. Inc.	David Israel / Norman Israel	(516) 593-2000
Sirina Fire Protection Corp.	Rocco Abbate	(516) 942-0400

STRUCTURAL STEEL & MISC. IRON
Burgess Steel Products Corp.	Matthew Guerin	(201) 871-3500
Hallen Steel Corp.	Stephen DeGregory	(718) 784-1730
Kraman Ironworks, Inc.	James Fassler	(212) 460-8400
Northeastern Fabricators Inc.	Anthony DiDonato	(718) 542-0450
Piermont Iron Works	David Finucane	(973) 837-1750

HARDWARE
AAA Hardware	William Brown	(212) 840-3939
Acme Architectural Products	Joseph Licari	(718) 384-7800
DCI Metro (formerly Vision Hardware)	William Mihatov	(973) 424-0186
Welnstein & Hottzman	Ira Hymowitz	(212) 233-4651

DEMOLITION
Castle Demolition Corp.	Carlo Casalino	(718) 424-0300
Liberty Contracting Corp.	Frank Cali	(201) 868-7500
Patriot Contracting Corp.	Charles Becker	(201) 413-9800
Phoenix Interiors, Inc.	William Palmadessa	(201) 402-9200
Riteway Internal Removal	Leroy Barrocca	(718) 458-8900

INDUSTRIAL HYGIENISTS
Ambient Group Inc.	John Leltner	(212) 944-4615
G.C.I. Environmental	James Grond	(212) 986-9460

ABATEMENT CONTRACTORS
P.A.L. Environmental Safety Corp.	Salvatore DiLorenzo	(718) 349-0900
Safeway Environmental Corp.	Donald Adler	(718) 746-4300
Seasons Contracting Corp.	Dan Margiotta	(201) 804-8787

RECOMMENDED CONSULTING ENGINEERS

Electrical/Mechanical
Cosentini Associates	Mechanical: Ed Barbleri	(212) 615-3600
	Electrical: Charles Buscarino	(212) 615-3600
Structural
Office of James Ruderman	Howard Zwieg	(212) 643-1414

Fireproofing & Concrete Inspections
Teswell Laboratories Inc.	Paul Moretti	(914) 762-9000
John H. Brooks & Associates	John H. Brooks, Jr.	(732) 495-3142

Welding Inspection • Engineer
John H. Brooks & Associates	John H. Brooks, Jr.	(732) 495-3142

* Blue print denotes changes and/or additions to list   * Ritoway Internal Removal formerly Ritoway Interior Demolition, Inc.

EXHIBIT B-1

2

[GRAPHIC]

EXHIBIT C

TENANT ESTOPPEL CERTIFICATE

To:	UBS Warburg Real Estate Investments Inc., its successors and/or assigns (“Lender”)

Re:

Property Address: 605 Third Avenue, New York, New York (“Property”)
Lease Date: March 17, 1999
Between: 605 Third Avenue LLC (“Landlord”) and Frederic R. Harris, Inc. (“Tenant”)
Square Footage Leased: 37,406
Suite No./Floor: 30 & 31 (“Premises”)

Tenant understands that Lender is contemplating making a loan (the “Loan”) to Landlord. The undersigned, as the tenant under the above-referenced lease (“Lease”), hereby certifies to Lender the following:

1. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as may be set forth on Schedule 1 attached hereto, and the Lease represents the entire agreement between the parties as to the Premises or any portion thereof.

2. The amount of fixed monthly rent is $134,038.17. The base year (as defined in the Lease) for operating expenses is the fiscal year ending April 30, 2000 and the base year (as defined in the Lease) for real estate taxes is the fiscal year ending June 30, 2000. No such rent has been or will be paid more than one (1) month in advance of its due date.

3. The undersigned’s security deposit is $0. The undersigned has paid rent for the Premises up to and including August 31, 2002. The undersigned hereby waives collection of the deposit against Lender or any purchaser at a foreclosure sale, unless Lender or such purchaser actually received the deposit from Landlord.

4. The undersigned is currently in occupancy.

5. The Lease will not be altered or amended, without Lender’s prior written consent, except as may be permitted in the Loan documents.

6. The Lease has commenced and the Lease terminates on February 28, 2010 and we have the following renewal/extension option(s); Pursuant to terms of Article 44 of the Lease, Tenant shall have the right to extend the term of the Lease for an additional term of five (5) years.

7. All work to be performed for us under the Lease has been performed as required and has been accepted by us; and any payments, free rent, or other payments, credits, allowances or abatements required to be given by Landlord to us have already been received by us.

8. The Lease is free from default by Landlord; we have no offset, defense, deduction or claim against Landlord.

9. The undersigned has received no notice of any prior sale, assignment, pledge or other transfer of the said Lease or of the rents received therein, except:                                                     .

10. The undersigned has not assigned said Lease or sublet all or any portion of the Premises, the undersigned does not hold the Premises under assignment or sublease, nor does anyone except us and our employees occupy the Premises except:                                                     .

11. The undersigned has no right or option to purchase all or any part of the Premises or the building of which the Premises is a part. The undersigned has no right or option to occupy any additional space at the Property, except as may be specifically set forth in the Lease.

12. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state and there are no claims or actions pending against the undersigned which if decided against us would materially and adversely affect our financial condition or our ability to perform the tenant’s obligations under the Lease; and

13. Tenant agrees to pay all rents and other amounts due under the Lease directly to Lender upon receipt of written demand by Lender, and Landlord hereby consents thereto. The assignment of the Lease to Lender, or collection of rents by Lender pursuant to such assignment, shall not obligate Lender to perform Landlord’s obligations under the Lease.

14. If the undersigned is not the party named in the Lease, describe below the chain of assignments into the undersigned: Not applicable.

15. The statements contained herein may be relied upon by the Lender its successors and assigns and by third (3rd) parties who are interested in the matters covered by this Tenant Estoppel Certificate.

16. In the event that Lender succeeds to the interest of Landlord or any successor to Landlord, then Tenant hereby agrees to attorn to and accept Lender and to recognize Lender as its landlord under the Lease for the then remaining balance of the term thereof and the Lease shall be unconditionally subject and subordinate to the mortgage held by Lender and the lien thereof, and to all the terms, conditions and provisions set forth in such mortgage and to all renewals, modifications, consolidations, replacements, substitutions and extensions thereof.

2

The undersigned is duly authorized to execute this certificate.

Dated this 22nd day of August, 2002.

DMJM + HARRIS, INC.
(FKA FREDERIC R. HARRIS, INC.)

By:	/s/ Paul E. Schwartz
Name: Paul E. Schwartz
Its: SENIOR VP & CFO

AGREEMENT OF LEASE

between

605 THIRD AVENUE LLC

Landlord,

and

FREDERIC R. HARRIS, INC.

Tenant,

Premises:
605 Third Avenue
New York, New York
Entire 30th and 31st Floors

i

ii

Page

EXHIBIT A	Floor Plan	A-l
EXHIBIT B	Approved List	B-1
EXHIBIT C	Intentionally Deleted	C-l
EXHIBIT D	Form of Operating Expense Escalation Statement	D-l
EXHIBIT E	Example of Cleaning Cost Escalation	E-1
EXHIBIT F	Form of Subordination, Non-Disturbance and Attornment Agreement	F-l
EXHIBIT G	Certificate of Occupancy	G-1
EXHIBIT H	Rules and Regulations	H-1
EXHIBIT I	HVAC Specifications	I-1
EXHIBIT J	Cleaning Specifications	J-1
EXHIBIT K	Guaranty of Lease	K-l
EXHIBIT L	Form of Letter of Credit	L-l

AGREEMENT OF LEASE made as of this 17th day of March, 1999 between 605 THIRD AVENUE LLC, a New York limited liability company with its office at c/o FISHER BROTHERS, 299 Park Avenue, New York, New York 10171 (hereinafter referred to as “Landlord”) and FREDERIC R. HARRIS, INC., a New York corporation with its office at 300 E. 42nd Street, New York, New York 10017 (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building known as 605 Third Avenue, New York, New York 10158 (hereinafter called the “Building”), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereto hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

The premises hereby leased to Tenant are the entire 30th and 31st floors of the Building, as shown hatched on the floor plans annexed hereto as Exhibit A. Said premises are hereinafter called the “demisedpremises”.

The term of this Lease, for which the demised premises are hereby leased, shall commence on the date set forth in Section 1.4 hereof, provided, however, Tenant shall have the right to occupy the demised premises on the date (hereinafter called the “Occupancy Date”) which shall be (i) the date on which Landlord’s Work (as defined in Article 3) shall have been completed by Landlord, provided Landlord gives Tenant no less than three (3) days’ prior notice of the anticipated completion date of Landlord’s Work, and, provided further, on such date of completion of Landlord’s Work, Landlord delivers the demised premises to Tenant vacant, free of all occupancies and otherwise in the condition required by this Lease, or (ii) the day Tenant, or anyone claiming by or through Tenant, first occupies the demised premises for the normal conduct of its business, whichever occurs earlier (the Occupancy Date being expected to occur on or about September 1, 1999; provided, in no event shall the Occupancy Date occur prior to September 1, 1999), and shall end on February 28, 2010 (which ending date is hereinafter called the “Expiration Date”) or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions and covenants of this Lease or pursuant to law; provided, however, if the Occupancy Date shall not occur by September 1, 1999, then the Expiration Date shall be extended one (1) day for each day after September 1, 1999 that occurs prior to the Occupancy Date. If the Occupancy Date shall be other than the specific date set forth herein, then promptly following the Occupancy Date the parties hereto (hereinafter sometimes referred to as “the parties”) shall enter into a supplementary agreement in recordable form fixing the date of the Occupancy Date, but the failure of Landlord and Tenant to execute such supplementary agreement shall have no effect on Landlord’s and Tenant’s obligations hereunder. Tenant’s occupancy of the demised premises from the Occupancy Date through the Commencement Date shall be on all of the terms and conditions of this Lease, except that Tenant shall have no obligation to pay Landlord fixed annual rent or additional rent during such period of time.

If the Occupancy Date does not occur by March 1, 2000, then Tenant shall have the right to terminate this Lease upon ten (10) days’ prior written notice to Landlord; provided, however, should Landlord deliver possession of the demised premises to Tenant in the condition required by this Lease during such ten (10) day period, then Tenant’s termination notice shall be of no force and effect and such date of delivery shall be the Occupancy Date. If Tenant should terminate this Lease as provided for in this paragraph, then Tenant shall promptly pay to Landlord any amounts Landlord has paid to Tenant pursuant to the immediately following paragraph; provided, however, Tenant shall be entitled to retain any such amounts paid by Landlord to Tenant to the extent Tenant can demonstrate to Landlord’s reasonable satisfaction that Tenant incurred out-of-pocket costs related to this Lease or the entering into of a lease by Tenant for substitute space due to Tenant’s termination of this Lease (such costs to include, but not be limited to, legal, architectural and engineering fees, the higher rent (if any) Tenant is required to pay for any replacement space (determined on a per square foot basis) and the amount of any hold-over rent Tenant was required to pay (on a per square foot basis) which is greater than the amount of rent Tenant would have been required to pay (on a per square foot basis) under this Lease after the Rent Commencement Date).

If the tenant currently occupying the demised premises holds-over beyond the term of its lease (Landlord hereby represents to Tenant that such lease has an expiration date of August 31, 1999), Landlord shall promptly commence summary dispossess proceedings and diligently pursue the eviction of such present tenant. Landlord agrees that if the rent being paid by such holdover tenant during any such holdover period exceeds the rent to be paid by Tenant hereunder (on a per square foot basis), then Landlord shall pay to Tenant, with respect to each such day of delay, fifty percent (50%) of such excess after deducting from such excess any reasonable attorneys’ fees (including disbursements) and court costs Landlord incurs in its attempt to evict such tenant from the demised premises and if such holdover shall continue for more than four (4) months beyond such expiration date, then from and after such four (4) month date, Landlord shall pay to Tenant for each day the greater of such fifty percent (50%) or an amount equal to 1.5 multiplied by the amount of daily rent which would be payable hereunder immediately following the Rent Commencement Date, until Landlord delivers the demised premises to Tenant in the condition required herein.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

ARTICLE 1

RENT

1.1. Tenant shall pay to Landlord a fixed annual rent (hereinafter referred to as “fixed annual rent”) as follows:

(a)                     ONE MILLION SIX HUNDRED EIGHT THOUSAND FOUR HUNDRED FIFTY EIGHT and 00/100 ($1,608,458) DOLLARS per annum for the period commencing on the Rent Commencement Date and ending on the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date; and

(b)                    ONE MILLION SEVEN HUNDRED FIFTY EIGHT THOUSAND EIGHTY TWO and 00/100 ($1,758,082) DOLLARS per annum for the period commencing on the fifth (5th) anniversary of the Rent Commencement Date and ending on the Expiration Date.

Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent, as specifically set forth herein. Should the obligation to pay fixed annual rent commence on any day other than on the first day of a month, then the fixed annual rent for the unexpired portion of such month shall be adjusted and prorated on a per diem basis based on a 360-day year.

The first month’s installment of fixed annual rent due under this Lease shall be paid by Tenant on August 1, 1999.

1.2. Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, either by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto, or by wire transfer of immediately available funds from any bank. All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent and payable on demand, unless other payment dates are hereinafter provided.

1.3. If Tenant shall not pay fixed annual rent or additional rent within five (5) days after the same shall be due hereunder. Tenant shall pay to Landlord a late charge at the Prime Rate (as hereinafter defined), for the period from the date on which the fixed annual rent or additional rent payment was due until the date of payment thereof. Notwithstanding anything to the contrary contained in the immediately preceding sentence, on the first occasion in any calendar year on which a late charge would be due and payable hereunder, Tenant shall not be obligated to pay a late charge unless Landlord shall have first given Tenant notice that the fixed annual rent or additional rent in question is past due and Tenant shall have failed to pay such sums due within five (5) days after receipt of such notice.

1.4. Notwithstanding the provisions of Section 1.1 of this Lease, no fixed annual rent or additional rent shall be payable by Tenant for the period (the “Abatement Period”) commencing on the Occupancy Date and ending on February 29, 2000 (which ending date shall be extended one (1) day for each day after September 1, 1999 that the Occupancy Date does not occur). March 1, 2000 (or such other date immediately following the date on which the Abatement Period ends in accordance with the immediately preceding sentence) is herein sometimes called the “Rent Commencement Date” and sometimes called the “Commencement Date”.

ARTICLE 2

OCCUPANCY

2.1. The demised premises shall be used solely as and for executive and general offices, and ancillary uses incidental thereto, and for no other purpose.

ARTICLE 3

PREPARATION OF THE DEMISED PREMISES

3.1. (a) Tenant has examined the demised premises and agrees to accept the same in their condition and state of repair existing as of the date hereof (except for latent defects), and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant’s occupancy, except as set forth in this Article 3 and as otherwise may be specifically set forth in this Lease.

(b) Landlord agrees that (i) Landlord will demolish the existing tenant improvements in the demised premises in accordance with Tenant’s plans and specifications and deliver the demised premises to Tenant broom clean, vacant and free of all occupancies; (ii) Landlord will supply Tenant with an ACP-5 form and remove asbestos-containing materials (“ACM”) therein, if any, at Landlord’s cost, as required in order for Tenant to perform work therein in accordance with Tenant’s approved final plans and specifications, in compliance with Local Laws #76/1985 and any other applicable laws and legal requirements relating to asbestos; and (iii) Landlord will “flash patch” all concrete floors to industry standards (such demolition, “patching” and asbestos removal is hereinafter called “Landlord’s Work”).

3.2. (a) Landlord shall allow Tenant a credit in the amount of NINE HUNDRED THIRTY-FIVE THOUSAND ONE HUNDRED-FIFTY AND 00/100 ($935,150) DOLLARS (hereinafter called the “Work Credit”). which credit shall be applied against the cost and expense incurred by Tenant for the actual construction performed in connection with Tenant’s initial alterations in the demised premises (“Tenant’s Work”) and the cost and expense of moving, architectural, consulting, engineering, legal fees and other similar fees in connection with Tenant’s Work and the negotiation and preparation of this Lease performed after the date hereof in accordance with the terms and provisions of this Lease, including Article 8 hereof. In the event that such costs and expenses shall exceed the amount of the Work Credit, Tenant shall be entirely responsible for such excess. Tenant agrees that the Work Credit shall be used only for the cost of alterations to the demised premises, the payment of moving expenses, architectural, consultant, engineering, legal fees, fees associated with the negotiation and preparation of this Lease and other similar fees, and for no other purposes. Any portion of the Work Credit not used for such purposes shall be applied as a credit against installments of fixed annual rent payable hereunder, which installments shall be determined by Tenant. The Work Credit shall be payable to Tenant in installments as Tenant’s Work progresses. At Tenant’s request, Landlord shall disburse the Work Credit directly to Tenant’s contractors, vendors, architect.

engineer, movers, attorneys or other consultants. Landlord shall pay to Tenant installments of the Work Credit within thirty (30) days after Landlord’s receipt of a written request for disbursement. If Tenant’s Work is performed prior to or after the Commencement Date, then the Work Credit shall be payable to Tenant pursuant to the provisions of this Section 3.2(a) prior to or after the Commencement Date, respectively. If Tenant terminates this Lease prior to the Commencement Date, Tenant shall promptly refund to Landlord any portion of the Work Credit distributed by Landlord. If Landlord does not fund the Work Credit as required herein, Tenant shall have the right to offset the amount of the Work Credit not so funded by Landlord (plus interest thereon at the Prime Rate) against payments of fixed annual rent due under this Lease.

(b) Tenant shall engage Plaza Construction Corp. (“Landlord’s Affiliated Contractor”) to be the general contractor for Tenant’s Work; the fees of Landlord’s Affiliated Contractor shall be commercially competitive. Such affiliated contractor shall use a competitive bidding process, among those unaffiliated subcontractors approved to perform work in the Building (except with regard to HVAC balancing work for which there is only one (1) approved subcontractor, the fees of which shall be commercially competitive) in selecting all subcontractors. Attached hereto as Exhibit B is a list of approved unaffiliated subcontractors as of the date hereof (the “Approved List”); Landlord acknowledges that each of the subcontractors and mechanics set forth on such Approved List are acceptable to Landlord in connection with performing Tenant’s Work. Landlord hereby agrees that Landlord shall not unreasonably withhold, condition or delay its consent to additional subcontractors and mechanics proposed by Tenant which are not on the Approved List for the performance of Tenant’s Work. At all times there shall be at least three (3) unaffiliated subcontractors or mechanics listed under each category on the Approved List, except with respect to HVAC balancing work for which there is only one (1). Other than with respect to HVAC balancing work. Tenant shall be entitled to select at least three (3) subcontractors or mechanics from the Approved List and from Exhibit C (or such other subcontractors or mechanics who may be approved by Landlord as set forth herein) from each category for the competitive bidding process and Tenant shall be entitled to select the winning bid whether or not it is the lowest bid. All bids submitted by subcontractors to Landlord’s Affiliated Contractor shall be available for review, inspection, negotiation and approval by Tenant and its representatives at any time including at the opening of all bids. Landlord shall use its reasonable efforts to ensure that the fees and general conditions costs of Landlord’s Affiliated Contractor shall be reasonably comparable with the fees and general conditions costs charged by comparable general contractors in Manhattan performing work in similar buildings. The parties hereby agree that Tenant, in its sole discretion, may hereafter elect to have Landlord’s Affiliated Contractor also perform alterations other than Tenant’s Work, in which event Tenant and Landlord’s Affiliated Contractor shall enter into a construction contract regarding Landlord’s Affiliated Contractor’s fees and general conditions costs, as Landlord’s Affiliated Contractor and Tenant shall agree in each instance. Tenant shall have the right to perform all engineering work in connection with Tenant’s Work; provided, Tenant shall reimburse Landlord, within thirty (30) days after Landlord’s demand, for any reasonable out-of-pocket costs and expenses incurred by Landlord in connection with Landlord’s review of such engineering work. Tenant shall have the right to control and manage independently of Landlord’s Affiliated Contractor (but with coordination by Landlord’s Affiliated Contractor) certain proprietary vendors and subcontractors, such as technology/telecommunications equipment and cabling (within the demised premises only), carpeting, window treatment and internal security systems.

Tenant shall obtain Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover promptly after Tenant’s Work has been completed and shall promptly deliver copies thereof to Landlord. Landlord agrees to cooperate with Tenant, without charge to Tenant, in connection with Tenant’s efforts to obtain such sign-off inspection certificates and permits.

3.3. Landlord represents that the central air handling units with perimeter induction units are in good working order. Landlord agrees that on the Commencement Date, there will be a main vertical HVAC duct to the demised premises, and Tenant shall be responsible for the distribution within the demised premises. Landlord shall clean and bring to normal working order all perimeter induction units as part of Landlord’s Work.

3.4. In accordance with Tenant’s timing needs for connection to such access points. Landlord shall provide a reasonable number of access points at a Class “E” (DGP) panel for Tenant’s hook-up located on the 30th floor of the Building. Landlord and Tenant shall cooperate with each other so that Landlord meets such obligation to make available such access points. Tenant, at its own cost and expense, shall have the Building’s Class “E” system contractor connect Tenant’s life safety and Class “E” hook-ups to the base building system, the fee for which shall be commercially competitive. Tenant shall be solely responsible for compliance with Class “E” requirements within the demised premises.

3.5. Landlord shall, at its cost and expense, be responsible for complying with the existing rules under the

Americans with Disabilities Act (“ADA”) in the common areas of the Building.

3.6. Landlord shall be responsible for future asbestos remediations, at Landlord’s expense, as such remediation is required by Legal Requirements; provided, however, if such asbestos was introduced into the demised premises by Tenant than such removal shall be at Tenant’s expense.

3.7. Landlord shall close off the stairways between the 3lst and 32nd floors and between the 29th and 30th floors and slab over the opening in each of the 30th and 31st floors to the same condition and strength as the balance of such floors, at Landlord’s sole cost and expense, prior to the date Tenant occupies the demised premises for the purposes of conducting its business therein and Landlord shall perform such work in such a manner as will not interfere with Tenant’s Work.

ARTICLE 4

TAX ESCALATION

4.1. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Article 4:

(a) Definitions: For the purpose of this Article 4, the following definitions shall apply:

(i) The term “base tax year” as hereinafter set forth for the determination of real estate tax escalation shall mean the New York City real estate tax year commencing July 1, 1999 and ending June 30, 2000.

(ii) The term “The Percentage,” for purposes of computing tax escalation, shall mean 4.11 percent (4.11%). Landlord represents to Tenant that The Percentage is the same percentage used in the “Tax Escalation” article of the lease between Landlord and the current occupant of the demised premises.

(iii) The term “the building project” shall mean the aggregate parcels of land forming a single tax lot, on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon.

(iv) The term “comparative year” shall mean the twelve (12) months following the base tax year, and each subsequent period of twelve (12) months.

(v) The term “real estate taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project (but not any additions thereto), and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against the building project, provided, however, the term “real estate taxes” shall not include any penalties or other charges imposed on Landlord due to the late payment by Landlord of real estate taxes (unless such late payment of real estate taxes is industry-wide and due to an act of the taxing authority and not the result of Landlord’s willful acts or omissions) other than interest or other charges payable with respect to installments, assessments or penalties or other charges payable as a result of Tenant’s failure to fully comply with Section 4.1(b)(i) below.

The term “real estate taxes” shall not include income taxes, inheritance taxes, gift taxes, real property transfer taxes, profit taxes, excise taxes, franchise taxes, capital levies taxes or any special assessment levied against property of Landlord other than the building project (collectively, “Excluded Taxes”). If, due to a future change in the method of taxation or in the taxing authority, any Excluded Taxes (other than inheritance and gift taxes) or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution or in lieu of, in whole or in part, for the real estate taxes, or in lieu of additions to or increases of said real estate taxes, then such Excluded Taxes (other than inheritance or gift taxes) or other tax or governmental imposition shall be deemed to be included within the definition of “real estate taxes” for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in “real estate taxes”. If, by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year (and, if applicable, the base tax year) in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest, if any, payable during such comparative year.

(vi) The phrase “real estate taxes payable during the base tax year” shall mean that amount obtained by multiplying (i) the assessed values applicable to the building project which are in fact applied to the tax rate in determining the amounts payable to the City of New York for the base tax year by (ii) the tax rate applicable to the Borough of Manhattan for the base tax year.

(b) (i) In the event that the real estate taxes payable for any comparative year shal1 exceed the amount of the real estate taxes payable during the base tax year. Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to The Percentage of the excess. Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative year, and a statement of the real estate taxes payable during the base tax year. If the real estate taxes payable for such comparative year exceed the real estate taxes payable during the base tax year, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord as follows: after Landlord has furnished Tenant with the aforesaid statement, Tenant shall pay Landlord with the monthly installments of rent due on June 1 and December 1 of each such comparative year an amount equal to one-half (½) of the total sum of additional rent due from Tenant to Landlord pursuant to such statement for such comparative year, until such time as a new statement for a subsequent comparative year shall become effective; provided, however, in no event shall Tenant be required to make the scheduled real estate tax payments set forth herein on less than fifteen (15) days prior notice of the amount of the payment then due. If, during the term of this Lease, any such taxes are required to be paid, in full or in quarterly or other installments, on any other date or dates than as presently required, then Tenant’s tax escalation payment(s) shall be correspondingly accelerated so that said payments are due at least thirty (30) days prior to the date proportionate payments are due to the taxing authority. If a statement is furnished to Tenant after the commencement of the comparative year in respect of which such statement is rendered, Tenant shall, within fifteen  (15) days thereafter pay to Landlord an amount equal to those installments or the total tax escalation payable as provided in this paragraph.

(ii) Should the real estate taxes payable during the base tax year be reduced by final determination of legal proceedings, settlement or otherwise, then, the real estate taxes payable during the base tax year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as additional rent, within fifteen (15) days after being billed therefore, any deficiency between the amount of such additional  rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the real estate taxes payable during the base tax year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation, adjustment and refund (pursuant to Section 4.1(b) (iii) of this Lease) also shall be made.

(iii) If, after Tenant shall have made a payment of additional rent under this subdivision (b), Landlord shall receive a refund of any portion of the real estate taxes payable during any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within fifteen (15) days after receiving the refund pay to Tenant The Percentage of the refund.

(iv) The statements of the real estate taxes to be furnished by Landlord as provided above shall be certified by

Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the periods represented thereby, unless Tenant within sixty (60) days after they are furnished shall in writing challenge their accuracy or their appropriateness. If Tenant shall dispute said statements, then pending the resolution of such dispute Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord. Upon request by Tenant, Landlord shall provide Tenant a copy of Landlord’s tax bill as supplied to Landlord by any government authority.

(v) In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article 4.

(vi) If the Commencement Date is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of the said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the Lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default), whether the same be the date hereinbefore set forth for the expiration of the term or any prior or subsequent date, Tenant shall owe a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Landlord shall promptly cause statements of said additional rent for that comparative year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments (or an appropriate refund or payment if after the Expiration Date or earlier termination of this Lease) of amounts then owing, and any such amounts due (if to be paid and not credited) shall be paid by the party owing such amount within thirty (30) days of said adjustment (subject to subsections 4.1(b) (vii) and 4.1(b) (viii) below).

(vii) Tenant’s obligation to make the adjustments referred to in subdivisions 4.1(b) (ii) and 4.1(b) (vi) above shall survive any expiration or termination of this Lease for a period of two (2) years. Landlord’s obligation to make the adjustments referred to in subdivisions 4.1(b) (ii) and 4.l(b) (vi) above shall survive any expiration or termination of this Lease for the applicable statute of limitations.

(viii) Any delay or failure of Landlord in billing any tax escalation herein above provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder, provided, however, if Landlord should fail to render any statement for real estate tax escalation within three (3) years of the expiration of the comparative year relating thereto, then, provided Tenant shall notify Landlord in writing that Landlord has failed during such three (3) year period to render such statement to Tenant. Landlord shall be deemed to have waived its right to collect any real estate tax escalation for such comparative year unless Landlord shall render such statement within sixty (60) days of receipt by Landlord of Tenant’s written notification or unless Landlord can reasonably demonstrate to Tenant that any such failure to render such statement within such sixty (60) day period is attributable to the failure of the taxing authority to supply information necessary for Landlord to prepare any such statement. From and after the Expiration Date or earlier termination of this Lease, (x) the number “three (3)” appearing in this subsection 4.l(b) (viii) shall be deemed to read “two (2)”, and (y) Tenant shall not be obligated to provide any notice to Landlord of Landlord’s failure to bill Tenant for real estate tax escalation as set forth herein.

(ix) Tenant acknowledges that the building project includes a garage building, an office building and the land on which such buildings are situated and Landlord and Tenant agree that if Landlord shall acquire any adjoining parcel(s) of land and/or if a change shall occur in the assessed valuation of the building project as a result of a change in the size of the parcel of land owned by Landlord, and/or by virtue of the demolition and/or construction of substantial improvements on, or  additions to, that portion of the parcel of land which is now occupied by a garage building or on any such parcel(s) that are hereafter acquired by Landlord, there shall be equitable adjustments to The Percentage, to the real estate taxes payable during the base tax year, and to the real estate taxes payable for each comparative year subsequent to the relevant event referred to herein, in order that Tenant shall not bear the costs of any such improvements or additions, and so as to offset the impact of such acquisition, changes and/or improvements.

(xi) Any dispute with respect to this Article 4 shall be resolved by arbitration in accordance with the provisions of Article 33 hereof, which arbitration shall be by three (3) arbitrators each of whom shall have at least ten (10) years’ experience in the management of major office buildings in Manhattan.

ARTICLE 5

EXPENSE ESCALATION

5.1.      Tenant shall pay to Landlord, as additional rent, expense escalation in accordance with this Article 5:

(a)       Definitions: For the purpose of this Article 5, the following definitions shall apply:

(i)            The term “Expense Base Factor” shall mean the amount of the Expenses for Landlord’s fiscal year commencing May 1, 1999 and ending April 30, 2000.

(ii)           The term “the building project” shall mean the aggregate parcels of land forming a single tax lot, on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon.

(iii)          The term “comparative year” shall mean the twelve consecutive months (commencing on May 1 of each year) which constitute the fiscal or calendar year (during which the term of this Lease commences) utilized by Landlord for computing expense escalation generally for other tenants of the Building and each subsequent period of twelve months during which occurs any portion of the term of this Lease. Notwithstanding anything to the contrary contained in the preceding sentence, Landlord shall have the right to change the commencement date of each comparative year, provided, in such event, there shall be an appropriate adjustment to the calculation of amounts due under this Article 5 from Tenant to Landlord, and, provided further, there shall be no increased economic impact to Tenant by reason of such adjustment.

(iv)          The term “The Percentage,” for purposes of computing expense escalation, shall mean 4.11 percent (4.11%). Landlord represents to Tenant that The Percentage is the same percentage used in the “Expense Escalation” article of the lease between Landlord and the current occupant of the demised premises.

(v)           The term “Expenses” shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the Building and the services provided tenants therein including, but not limited to, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; air-conditioning, ventilation and heating (subject to adjustment as hereinafter described); Building electric current”; metal, elevator cab, all interior and exterior cleaning and window washing lobby and plazas maintenance and cleaning; elevators; escalators; protection and security; lobby decoration and interior and exterior landscape maintenance; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first-class building; maintenance; painting of non-tenant areas; fire, extended coverage, boiler and machinery, sprinkler, apparatus, public liability and property damage, rental and plate glass insurance and any insurance required by a mortgagee; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of the Landlord up to and including the building manager; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; worker’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; the cost for a bookkeeper and for an accountant; professional and consulting fees, including legal and auditing fees; association fees or dues; the expenses, including payments to attorneys and appraisers, incurred by Landlord in connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the real estate taxes payable or paid upon or against the building project; an annual fee, for management of the Building, equal to the amount included in Expenses for the fiscal year ending April 30, 2000 (the “Base Management Fee”). The Base Management Fee shall be increased for each comparative year subsequent to the end of the first comparative year for which the Tenant pays additional rent hereunder, by an amount equal to the percentage of the Base Management Fee that (1) the Expenses (exclusive of such management fees) for the comparative year involved bear to (2) the Expense Base Factor reduced by the Base Management Fee. Landlord represents that the management fee and the manner in which it is calculated for the fiscal year which

*                                 i.e. The cost of Building electric current shall be deemed to mean the cost of all electricity purchased for use in the Building other than that which is redistributed to tenants in the Building; the parties agree that forty-five percent (45%) of the Building’s payment to the public utility for the purchase of electricity shall be deemed to be payment for Building electric current and that, in the event there should be a change in the amount of tenanted areas to which electricity is supplied, there will be adjustment to said forty-five percent (45%) to reflect the impact of that change.

commenced May 1, 1997 is as set forth on the form of operating expense escalation statement for such fiscal year which is annexed hereto as Exhibit D. The fees for cleaning included in Expenses for each year (each, a “Determination Year”)occurring after April 30, 2000 and including each comparative year during the term of this Lease, shall be determined by multiplying (x) the fees for cleaning (the “Existing Cleaning Cost Amount”) for the fiscal year immediately preceding the Determination Year (the “Prior Year”)by (y) the percentage increase in the Wage Rate (as hereinafter defined) from the Prior Year to such Determination Year, and adding such product to the Existing Cleaning Cost Amount. The fees for cleaning included in Expenses for any comparative year (the “Cleaning Fee Amount”) shall be increased from year to year in the same manner as set forth in the preceding sentence. The fees for cleaning included in the Expense Base Factor shall be determined using the same method as set forth herein to determine cleaning fees for each comparative year. Annexed hereto as Exhibit E is the method of calculation of the cleaning fee escalation for the calendar year 1998 over and above the calendar year 1997. The term “Wage Rate”shall mean the minimum regular hourly wage rate (including fringe benefits) for employment of porters in Class A office buildings from time to time established by Agreement between The Realty Advisory Board on Labor Relations, Inc. and Local 32B-32J of the Building Service Employees International Union AFL-CIO (the “Union”) or by the successors to either or both of them. If the Union or its successor shall cease to exist or function, increases in fees for cleaning for purposes of computing Expenses shall be based upon Landlord’s reasonable determination of the then-standard practice for escalating cleaning fee charges in first-class office buildings in the Borough of Manhattan that are comparable to the Building, provided that if there is more than one standard practice, Landlord shall select the standard practice that will put the parties, as closely as possible, in the same economic position with respect to fees for cleaning included in Expenses that the parties are in on the date of this Lease.

Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:

(a)       leasing commissions or brokerage commissions and the fees of any consultants in connection with the negotiation of any space lease in the Building;

(b)       salaries and benefits for executives above the grade of building manager;

(c)       all expenditures for capital improvements except (1) those which under generally applied real estate practice (consistently applied) are expensed (i,e., it being understood that Landlord may expense an item if Landlord can reasonably demonstrate that it would be less expensive to replace such item in a given year than repair it in the same year and therefore it would be less costly to Tenant in the applicable comparative year) and (2) capital expenditures required by laws enacted after the date of this Lease or a change enacted after the date of this Lease in a law in effect on the date of this Lease (but then limited to such change in law), in which case the annual amortization of the cost of the capital expenditures permitted to be included as Expenses in accordance with this item (2) shall be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, such annual amortization to be calculated on a straight line basis over fifteen (15) years, with an interest factor equal to the Prime Rate at the time of Landlord’s having incurred said expenditure;

(d)       any charge for depreciation of the Building or equipment (except to the extent depreciation is included under the second unnumbered paragraph following this list of exclusions);

(e)       debt service on mortgages (i.e., interest and principal payments and other debt costs) and financing and refinancing costs (and costs associated with such financing and refinancing) in respect of any mortgage placed on the building project or any portion thereof;

(f)        “real estate taxes”, excess profit taxes, franchise taxes or taxes payable by Landlord or assessed or imposed with respect to the building project other than sales taxes or use taxes or similar taxes imposed on items includible with Expenses (e.g., sales taxes on cleaning service) or taxes specifically included in the definition of Expenses;

(g)       costs and expenses of owning and operating the Building’s garage, other than real estate taxes (as defined in Article 4 of this Lease) and, provided, however, the costs shall not be deemed to exclude costs incurred in connection with equipment, facilities and systems serving the Building which are located in the garage (with appropriate allocation to the extent any of the same serve the Building and the garage);

(h)       costs incurred in performing work or furnishing services to or for individual tenants (including Tenant) at such tenant’s expense, to the extent that such work or service is in excess of any work or service Landlord at its expense is obligated to furnish to or for Tenant; costs of performing work or furnishing services for tenants other than Tenant at Landlord’s expense, to the extent that such work or service is in excess of any work or service Landlord is obligated to furnish to or for Tenant at Landlord’s expense; if any work or service is performed or furnished by Landlord to or for any tenant other than Tenant, at such tenant’s expense, then, but only to the extent that Landlord is obligated to perform such work or furnish such service to or for Tenant at Landlord’s expense, such work or service shall be deemed to have been performed or furnished to or for such other tenant at Landlord’s expense and shall therefore be included in Expenses; the purpose of this paragraph is to put the cost of providing services to or performing work for all other tenants in the building at the same level of services or work that Tenant is receiving at Landlord’s expense during the base year and each succeeding year;

(i)        cost of repairs or replacements incurred by reason of fire or other casualty to the extent to which Landlord is compensated therefor through proceeds of insurance, or caused by the exercise of the right of eminent domain;

(j)        any increase in insurance premiums for the Building due to the specific acts or use of space by a tenant of the Building;

(k)       other costs and expenses otherwise includible in Expenses, to the extent that Landlord is reimbursed from other sources for such costs and expenses (excluding, however, any reimbursement from Tenant pursuant to so-called escalation provisions in the nature of this Article 5), provided that Tenant will only be credited for actual reimbursement for actual costs incurred by Landlord, and Tenant will not be credited for any profit above Landlord’s cost;

(l)        the cost of any addition of rentable space to the Building after the date of this lease;

(m)      in the event any services or materials are provided by any party related to Landlord (excluding management fees pursuant to subsection 5.l (a) (v) and cleaning), the portion of the cost thereof which is in excess of what the commercially competitive cost would have been absent such relationship;

(n)       costs of designing and constructing tenant improvements;

(o)       costs incurred by Landlord for the benefit of any tenant or group of tenants in the Building and not provided to tenants;

(p)       expenditures for or in connection with ground rent or similar payments to a ground lessor;

(q)       the cost of removing, encapsulating or otherwise abating any asbestos or any other hazardous materials (provided such hazardous materials are required under current law to be removed, encapsulated, or otherwise abated) in the Building; and

(r)        the cost of the acquisition of any works of fine art, including the cost of installing same, other than decorative artwork customarily found in other similar first class office buildings located in midtown Manhattan.

(s)       the cost of the design, construction, renovation, redecorating or other preparation of tenant improvements for Tenant or other tenants or prospective tenants of the Building (including design fees for space planning and all third party fees and charges, permit, license and inspection fees related thereto) and allowances therefor;

(t)        advertising and promotional expenses incurred for the purpose of marketing space in the Building or otherwise related to the building project;

(u)       rent value or rental for any property manager’s offices in the Building;

(v)       legal, accounting or other professional fees incurred in connection with negotiating, preparing or enforcing leases or lease terms, amendments of leases, terminations of leases or extensions of leases, proceedings against any tenant (including Tenant) relating to the collection of rent or other sums due to Landlord from such tenant or any other disputes with any tenant (including Tenant);

(w)      legal, auditing, accounting or other professional fees not allocated to the operation or management of the building project;

(x)        amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Expenses;

(y)       costs in connection with a sale of the Building, including, without limitation, survey, legal fees and disbursements, transfer taxes or stamps and appraisals, engineering and inspection reports associated with the contemplated sale;

(z)        any costs and compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord for a profit;

(aa)     the cost of installing, operating and maintaining any specialty service such as an observatory, broadcasting facility, luncheon club, or athletic or recreational club to the extent any such costs of operating and maintaining such specialty facility are for services or items which are not supplied to tenants generally in the Building as part of Expenses and are unique to such specialty facility;

(bb)     payment of damages, attorneys’ fees and any other amounts to any person seeking recovery for negligence or other torts (including any tort claims relating to asbestos);

(cc)     the cost of any repairs, alterations, additions, improvements or replacements made to rectify, remedy or correct any structural or other defect in the original design, construction materials, installations or workmanship of the Building;

(dd)     damages and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord’s employees, contractors or agents;

(ee)     costs incurred due to violations of Legal Requirements by Landlord in excess of $10,000 per fiscal year on an aggregate basis for the Building.

(ff)       Landlord’s general corporate overhead, including without limitation, the cost of Landlord’s general corporate accounting and the cost of preparation of Landlord’s income tax or information returns;

(gg)     any tenant improvement allowance given to any tenant (including Tenant) whether given by contribution or credit against rent or otherwise, and any abatements or credits to rent;

(hh)     any rental concessions to, or lease buy-outs of, Tenant or any other tenant in the Building;

(ii)       the costs, expenses and fees of any asset manager or investment advisor representing Landlord or any partner or any other constituent member of Landlord;

(jj)       costs arising from Landlord’s charitable or political contributions and costs of real estate association dues and licensing fees (except those real estate association dues and licensing fees appropriately allocated to the building project);

(kk)     any amounts payable by Landlord by way of indemnity or for damages or which constitutes a fine, interest, or penalty, including interest or penalties for any late payments of operating costs (unless resulting directly from Tenant’s late payment of fixed annual rent or additional rent);

(ll)       the cost of overtime or other expense to Landlord in curing Landlord’s defaults;

(mm)   the cost of common area compliance with the ADA (as same exists onthe date hereof).

(nn)     costs incurred due to violations by any tenant (including Tenant) in the Building, of the terms and conditions of any lease, and penalties or interest for late payment of any obligation of Landlord (unless such penalties or interest result from Tenant’s late payment of fixed annual rent or additional rent).

Expenses shall be net only and for that purpose shall be deemed reduced by the amount of all reimbursements, recoupments, payments, discounts, credits, reductions, allowances or the like actually received by Landlord in connection with Expenses and Tenant will not be credited for any profit above Landlord’s cost; provided, however, that Landlord may include in Expenses the reasonable and actual costs and expenses, if any, incurred by Landlord in obtaining such reimbursements, recoupments, payments, discounts, credits, reductions, allowances or the like.

If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses. The costs of capital equipment or capital expenditures are so to be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord’s costs for such capital equipment or capital expenditure, with an interest factor equal to the Prime Rate at the time of Landlord’s having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the comparative year in which they were incurred. If requested by Tenant, Landlord shall furnish to Tenant copies of any reports prepared for Landlord supporting Landlord’s determination that a capital expenditure will result in a savings or reduction of Expenses.

If during all or part of any comparative year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an expense hereunder) to portions of the Building, due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of the expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building.

(b)  (i)  If the Expenses for any comparative year shall be greater than the Expense Base Factor, Tenant shall pay to Landlord, as additional rent for such comparative year, in the manner hereinafter provided, an amount equal to The Percentage of the excess of the Expenses for such comparative year over the Expense Base Factor (such amount being hereinafter called the “Expense Payment”). Within a reasonable time following the end of the year ending April 30, 2000, Landlord shall submit to Tenant a statement, certified by Landlord, setting forth the Expense Base Factor; Tenant hereby acknowledges that Tenant shall not have the right to dispute such statement.

Following the expiration of each comparative year and after receipt thereof from Landlord’s independent certified public accountant, Landlord shall submit to Tenant a statement, certified by Landlord, setting forth the Expenses for the preceding comparative year and the Expense Payment, if any, due to Landlord from Tenant for such comparative year. If such statement shows an Expense Payment due from Tenant to Landlord with respect to the preceding comparative year then (i) Tenant shall make payment of any unpaid portion thereof within thirty (30) days after receipt of such statement; and (ii) Tenant shall also pay to Landlord, as additional rent, within thirty (30) days after receipt of such statement, an amount equal to the product obtained by multiplying the total Expense Payment for the preceding comparative year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current comparative year which shall have elapsed prior to the first day of the month immediately following the rendition of such statement; and (iii) Tenant shall also pay to Landlord, as additional rent, commencing as of the first day of the month immediately following the rendition of such statement and on the first day of each month thereafter until a new statement is rendered, l/12th of the total Expense Payment for the preceding comparative year. The aforesaid monthly payments based on the total Expense Payment for the preceding comparative year may be adjusted to reflect, if Landlord can reasonably so estimate, known increases in rates, for the current comparative year, applicable to the categories involved in computing Expenses, whenever such increases become known prior to or during such current comparative year. The payments required to be made under (ii) and (iii) above shall be credited (or refunded if after the Expiration Date or earlier termination of this Lease) toward the Expense Payment due from Tenant for the then current comparative year, subject to adjustment as and when the statement for such current comparative year is rendered by Landlord.

(ii)       The statements of the Expenses to be furnished by Landlord as provided above shall be certified by Landlord, and shall be prepared in reasonable detail (with at least the categories set forth in Exhibit D annexed hereto) for the Landlord by an independent certified public accountant. Wherever the calculation of Expenses require any credit or adjustment with respect to any cost or expense, the independent certified public accountant who prepares the statement (who may be the independent certified public accountant now or then employed by Landlord for the audit of its accounts) shall determine the additional cost or expense incurred by Landlord, or the amount saved if such is the case, with respect to any item of work or service and, to the extent necessary, said accountant may rely on allocations and estimates made by Landlord’s management. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant within six (6) months after they are furnished shall give a notice to Landlord that it disputes their accuracy or their appropriateness. Pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord. After payment of said additional rent, Tenant shall have the right, during reasonable business hours and upon not less than five (5) business days’ prior written notice to Landlord, to examine Landlord’s books and records with respect to the foregoing, provided such examination is commenced within thirty (30) days after Tenant notifies Landlord of its dispute, and concluded within a reasonable time thereafter for the statement in question. Landlord shall pay the reasonable out-of-pocket cost of Tenant’s audit of Landlord’s books and records if Tenant’s inspection of Landlord’s books and records indicates that Tenant shall have made an over payment of Expenses of at least five (5%) percent. Landlord agrees to make its books and records available for review by Tenant in Manhattan during Landlord’s normal business hours, on a continuous basis, throughout the term of this Lease.

Notwithstanding anything contained herein to the contrary, Landlord and Tenant hereby agree that if a statement for any comparative year shows that a mathematical mistake was made in calculating the Expense Payment for such comparative year, then, irrespective of when the discovery of such mistake occurs, Landlord shall correct such statement(s) to reflect the proper amount of the Expense Payment and Landlord or Tenant (as the case may be) shall make payment to the other for any amounts owed within fifteen (15) days of the correction of such mathematical mistake.

Any such dispute as to said statement shall be resolved by arbitration in accordance with the provisions of Article 33 hereof, which arbitration shall be by three (3) arbitrators each of whom shall have at least ten (10) years’ experience in the matter in dispute.

(iii)      In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article 5.

(iv)      If the Commencement Date is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the Lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date hereinabove set forth for the expiration of the term, or any prior or subsequent date, Tenant shall owe a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Landlord shall, as soon as reasonably practicable, cause statements of the Expenses for that comparative year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments (or an appropriate refund or payment if after the Expiration Date or earlier termination of this Lease) of amounts then owing and any such amounts due (if to be paid and not credited) shall be paid by the party owing such amount within thirty (30) days after said adjustment (subject to subsections 5.1(b) (v) and 5.1(b) (vi) below).

(v)       Landlord’s and Tenant’s obligation to make the adjustments referred to in subdivisions 5.l(b)(i), (ii) and (iv) hereof shall survive any expiration or termination of this Lease for a period of two (2) years.

(vi)      Any delay or failure of Landlord in billing any operating expense escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such operating expense escalation hereunder, provided, however, if Landlord should fail to render any statement for operating expense escalation within three (3) years of the expiration of the comparative year relating thereto then, provided Tenant shall notify Landlord in writing that Landlord has failed during such three (3) year period to render such statement to Tenant, Landlord shall be deemed to have waived its right to collect any operating expense escalation for such comparative year unless Landlord shall render such statement within sixty (60) days of receipt by Landlord of Tenant’s written notification that Tenant has not received any statement for operating expense escalation within such three (3) year period. From and after the Expiration Date or earlier termination of this Lease, (x) the number “three (3)” appearing in this subsection 5.l(b) (vi) shall be deemed to read “two (2)”, and (y) Tenant shall not be obligated to provide any notice to Landlord of Landlord’s failure to bill Tenant for operating expense escalation as set forth herein.

ARTICLE 6

INTENTIONALLY DELETED

ARTICLE 7

ELECTRICITY

7.1.      Landlord shall furnish to Tenant the electric energy which Tenant requires in the demised premises through the presently installed electrical facilities for Tenant’s reasonable use in the demised premises, subject to the provisions of Section 7.5(a) hereof, for lighting, customary office equipment, computers, market data systems, supplemental HVAC and the usual small business machines, including Xerox or other copying machines. Subject to the provisions of Section 7.5(a) of this Lease, Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, unless such loss or damage is due to the negligence or willful misconduct of Landlord.

7.2.      (a) Landlord shall, at or about the date Tenant occupies the demised premises for the conduct of its business, at Landlord’s expense (which shall not be included as an Expense in any year), install a sufficient number of good-quality check meters and the equipment ancillary thereto for each floor of the demised premises (hereinafter called the “Cheek Meters”)to (i) measure and record and provide printouts of the measurement of the coincident demand and consumption of each Check Meter in the demised premises of electric current during each month of each calendar year occurring during the term of this Lease and (ii) operate such meters to ascertain Tenant’s consumption of kilowatt hours, by time of day, if applicable (“KWH”) and demand in kilowatts (“KW”) for each month. The Check Meters shall be connected so as to read the totalized demand of the demised premises. Landlord shall maintain and keep the Check Meters in good repair (including replacement, if necessary), working order and condition during the term of this Lease. All costs and expenses of reading, maintaining, calibrating and repairing the Check Meters shall be paid by Landlord (which costs and expenses of maintaining and repairing the Check Meters are includible by Landlord in Expenses, but which costs and expenses of reading the Check Meters shall not be includible by Landlord in Expenses). During any period that a Check Meter is non-operational or where such Check Meter(s) have not yet been installed after the Commencement Date, the Electricity Additional Rent (as hereinafter defined) attributable to such Check Meter(s) shall be an amount reasonably estimated by Landlord’s electrical consultant based upon the historical readings previously or thereafter received by Landlord from such non-operational Check Meter(s); such estimated amount shall be subject to Tenant’s right to dispute such amount pursuant to Section 7.3(b) below. During the period of construction of Tenant’s Work and prior to installation of the Check Meters, Tenant shall pay at the rate of

$0.50 per square foot per annum for electricity in lieu of paying any of the other charges set forth herein for electricity during such period.

(b)           Tenant shall pay Landlord, as additionalrent, for the furnishing of electricity to the demised premises as set forth herein an amount (“Electricity Additional Rent”)equal to Landlord1s cost, as if billed by the electric utility or other provider (as the case may be) supplying the Building, to furnish electricity to the demised premises (herein called “Landlord’s Cost”) for each calendar month. Landlord’s Cost shall be determined by applying the KWH and KW to the rates pursuant to which Landlord purchases electric current for the Building during the particular calendar month, including therein any taxes, fuel adjustment charges, surcharges, demand charges, energy charges, time- of -day charges, rate adjustment charges or other impositions of any nature payable by Landlord (other than interest or penalties on late payments) and adding thereto a five (5%) percent charge to compensate Landlord for any transmission loss in transmitting the electric energy from its source in the Building to the demised premises and other administrative expenses (including, but not limited to, costs incurred for reading the Check Meters, preparing the statement described in Section 7.3(a) below and billing Tenant) (“Administrative Fee”).If consumption or demand is billed at different rates depending on different subdivisions or categories of the rate schedule, then Tenant’s KWH consumption and KW demand shall be billed at Landlord’s Cost per KW or KWH (as the case may be) for such subdivision or category (e.g., KWH consumption is currently billed at different rates depending on the time of day of consumption and accordingly Tenant’s KWH’s shall be applied separately to the rates applicable to the period in which each KWH of Tenant’s consumption was consumed). If the rates pursuant to which Landlord purchases electricity for the Building should change so that the application of the monthly KWH and KW to such rates (together with any taxes, fuel adjustment charges, surcharges, demand charges, energy charges, time-of-day charges, rate adjustment charges, or other impositions) shall not reflect Landlord’s actual cost of furnishing such KW and KWH then the calculation of Landlord’s Cost shall be appropriately revised so that Landlord’s Cost shall reflect Landlord’s actual cost of furnishing electric current to the demised premises (e.g., if KWH consumption shall be billed at different rates depending on the volume of KWH consumed, then Tenant’s KWH consumption shall be billed at Landlord’s Cost per KWH in order that the benefit of any volume discount for KWH consumption shall be applied to Tenant’s KWH consumption).

7.3.      (a) Following the expiration of each calendar month, Landlord shall submit to Tenant a statement setting forth in reasonable detail the Electricity Additional Rent for such month together with copies of the Check Meter printouts showing the KW and KWH recorded during the applicable month and copies of the public utility rate schedule (or any other provider’s rate schedule, as the case may be) pursuant to which Landlord is then purchasing electricity for the Building. Tenant shall pay the amount of Electricity Additional Rent shown on the statement (which amount shall be equal to Landlord’s Cost for such month) within thirty (30) days after receipt of such statement.

(b)       The determination of the Electricity Additional Rent by Landlord shall be binding and conclusive on Landlord and on Tenant from and after the delivery of copies of such determination (and the back-up documentation required by Section 7.3(a) hereof) to Landlord and Tenant, unless within one hundred eighty (180) days after the delivery of such copies, Tenant disputes such determination. Upon Tenant’s request, Landlord shall furnish to Tenant copies of all bills for the relevant period from the public utility company furnishing electricity to the Building. If Tenant disputes the determination of Landlord, Tenant shall, at Tenant’s own expense, obtain from a reputable, independent electrical consultant its determination of the amount of the Electricity Additional Rent, in accordance with the provisions of this Article 7. Tenant and Landlord then shall seek to agree on the Electricity Additional Rent. If they cannot agree, they shall choose a reputable independent electrical consultant (who shall not be or have been employed by or retained on any basis, within the last two (2) years by either Landlord or Tenant, or any affiliate of Landlord or Tenant) whose cost shall be shared equally by Landlord and Tenant, to make a similar determination of the Electricity Additional Rent, which determination shall be limited to verification of the relevant Check Meter readings, the rates of the public utility (or other provider servicing the Building) for the applicable period and the accuracy of the computation of the Electricity Additional Rent being contested, and if so limited, the determination of the Electricity Additional Rent change by such third electrical consultant shall be controlling. If Landlord and Tenant cannot agree on such consultant, within ten (10) days, then either party may apply to the Supreme Court in the County of New York for the appointment of such consultant. However, pending such determination, Tenant, without prejudice to Tenant’s rights, shall pay to Landlord the amount of Electricity Additional Rent as determined by Landlord. If the resolution of any such dispute shall include a determination that Tenant shall have overpaid any Electricity Additional Rent, such overpayment (together with interest thereon at the Prime Rate calculated from the date of the overpayment to the date the overpayment is credited or refunded to Tenant) shall be credited against the next installment of fixed annual rent due under Article 1 hereof and if the amount of the credit exceeds the amount of the next installment of fixed annual rent due under Article 1, Landlord shall refund the amount of any such overpayment (together with such interest) in excess of the next installment of fixed annual rent to Tenant. If the resolution of any such dispute shall include a determination that Tenant has underpaid Electricity Additional Rent, then Tenant shall pay to Landlord the amount of any such underpayment together with interest thereon at the Prime Rate calculated from the date such underpayment should have been paid by Tenant to the date such amount is actually paid by Tenant to Landlord.

7.4.      Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days’ written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company or other provider servicing the Building. Landlord shall not discontinue services on a voluntary basis, unless Landlord discontinues services to substantially all of the other tenants in the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant’s then authorized connected load. If Landlord shall discontinue service on a voluntary basis, then Landlord shall reimburse Tenant for all reasonable out-of-pocket costs incurred by Tenant in connection with Tenant’s arrangements to obtain electric service directly from the public utility company (or other provider) servicing the Building. If Landlord shall discontinue such service on an involuntary basis (e.g., discontinuance required by law), then Landlord and Tenant shall equally share such reasonable out-of-pocket costs incurred by Tenant in connection with Tenant’s arrangements to obtain electric service directly from the public utility company (or other provider) servicing the Building, with Tenant being responsible for its share on a straight line basis (amortized over a period of twenty (20) years) payable over the remaining term of the Lease. Other than as set forth herein, Landlord shall be obligated to pay no part of any cost required for Tenant’s direct electric service.

7.5.      (a) Landlord agrees that, at all times during the term of this Lease, the risers, feeders, transformers, panels and wiring installed in the Building by Landlord will be sufficient to permit a demand electrical load in the demised premises of six (6) watts (volt-amperes) per useable square foot of the demised premises excluding the Building HVAC systems; it being agreed that Landlord shall provide such six (6) watts (volt-amperes) to the demised premises and that Tenant may distribute such six (6) watts (volt-amperes) among the demised premises as Tenant may reasonably require, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant covenants and agrees that in no event shall its use of electric current in the demised premises exceed six (6) watts (volts-amperes) of demand electric load per useable square foot of the demised premises or any increased demand load as may be available after the installation of additional risers, feeders and other equipment, if permitted, pursuant to the provisions of this Section 7.5, and any breach by Tenant of this covenant shall be deemed a material breach of this Lease. Any additional risers, feeders or other proper or necessary equipment to supply Tenant’s electrical requirements in excess of six (6) watts (volt-amperes) of demand electric load per useable square foot, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants of the Building. Landlord shall install at Tenant’s expense any additional Check Meters which may be necessary to measure Tenant’s demand and consumption of electric current by reason of the installation of any such additional risers, feeders or other electrical equipment required as a result of Tenant’s electrical usage exceeding the level of electricity Landlord is obligated to provide hereunder.

(b)       At Landlord’s option, Tenant shall purchase from Landlord or Landlord’s agent all lighting tubes, lamps, bulbs and ballasts used in the demised premises and Tenant shall pay Landlord’s reasonable charges for providing and installing same, on demand, as additional rent; provided that the foregoing shall not apply to any of such items used or installed in connection with Tenant’s Work.

7.6.      In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article 7, except by reason of any credit granted pursuant to the provisions of Section 7.3(b) hereof for an overpayment of any Electricity Additional Rent or as provided in Section 7.4 or 7.8 hereof.

7.7.      It is the intention of Landlord that Tenant shall be required pursuant to this Article 7 to pay only the actual cost and expense incurred by Landlord in connection with furnishing electrical power to the demised premises plus the Administrative Fee, it being understood and agreed that the charges to Tenant under this Article 7 are in no instance intended to include any profit or premium payable to Landlord for providing such electrical service other than the Administrative Fee.

7.8.      In the event that the installation of Check Meters and the utilization of the same to determine the Electricity Additional Rent shall be determined by the public utility company serving the Building, the Public Service Commission (or any successor thereto) or in a non-appealable judicial determination obtained by John Wiley & Sons., Inc. (or any successor thereto or assignee of its lease) to be submetering of electricity (and Landlord agrees that it shall not voluntarily seek such a determination) or if such number of the Check Meters shall become non-operational such that the intended purpose of this Article 7 in respect of the computation of the Electrical Additional Rent cannot be fulfilled by reason of the time period required to effectuate such repair or replacement of such Check Meter, the parties agree that for the purposes of computing the Electricity Additional Rent, Landlord will from time to time make surveys in the demised premises (or on such floors on which the Check Meters are not functioning) covering the equipment and fixtures therein and the use of current thereof, and the Tenant’s KW demand and KWH consumption of electricity in the demised premises (or on such floors on which the Check Meters are not functioning, as the case may be) shall be determined in accordance with such surveys in lieu of Check Meters. Tenant shall also have the right to initiate surveys by a reputable, electrical consultant in the demised premises covering the equipment and fixtures therein in the use of current thereof and the Tenant’s KW demand and KWH of consumption of electricity in the demised premises (or on such floors on which the Check Meters are not functioning, as the case may be) shall be determined in accordance with such survey. Landlord and Tenant agree that any survey performed pursuant to this Section 7.8 shall be performed in a manner designed to measure Tenant’s KW demand and KWH consumption of electricity as accurately as could be measured by Check Meters, it being intended that any such survey shall be a reflection of actual facts and shall not include any assumptions. Further, the computation of the Electricity Additional Rent shall be based on Landlord’s Cost, as computed pursuant to Section 7.2(b) hereof, as applied to Tenant’s KWH consumption and KW demand. Landlord and Tenant further agree that if the same is not prohibited by Legal Requirements (as hereinafter defined) or any non-appealable judicial determination obtained by John Wiley & Sons, Inc. (or any successor thereto or assignee of its lease) the surveys performed pursuant to this Section 7.8 may be verified by readings of the Check Meters. The determination of the Electricity Additional Rent in accordance with any survey shall be binding and conclusive on Landlord and Tenant, from and after the delivery of copies of such determination to Landlord and Tenant, unless within one hundred eighty (180) days after the delivery of such copies, the party not causing the survey to be performed notifies the other that it disputes such determination. If such other party disputes the determination, it shall, at its own expense, obtain from a reputable electrical consultant its own survey in Che demised premises (or on such floors on which the Check Meters are not functioning) covering the equipment and fixtures therein and the use thereof, and the Tenant’s KW demand and KWH consumption of electricity in the demised premises (or on such floors on which the Check Meters are not functioning, as the case may be), and a determination of the Electricity Additional Rent in accordance with the provisions of this Article 7. Landlord and Tenant’s consultant then shall seek to agree on finding of such determination of the Electricity Additional Rent. If they cannot agree, they shall choose a third reputable, independent electrical consultant who shall not be employed by or have been retained on an independent consulting basis within the last two years by, either Landlord or Tenant, or any affiliate of Landlord or Tenant, whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such Electricity Additional Rent by such third electrical consultant shall if performed in accordance with the provisions of this Section 7.8, be binding on Landlord and Tenant. If they cannot agree on the selection of such third consultant, within ten (10) days from the date either electrical consultant shall first give notice to the other of its choice of such third consultant, then either party may apply to the Supreme Court in New York County for the appointment of such third electrical consultant. However, pending the determination of such third electrical consultant or the agreement of Landlord and Tenant’s electrical consultant, Tenant shall, without prejudice to Tenant’s rights, pay to Landlord the amount of the Electricity Additional Rent as determined by Landlord. If the resolution of any such dispute by the third electrical consultant or by agreement of Landlord and Tenant’s electrical consultants shall include a determination that Tenant shall have overpaid any Electricity Additional Rent, such overpayment {together with interest thereon at the Prime Rate calculated from the date of the overpayment to the date the overpayment is credited or refunded to Tenant) shall be credited against the next installment of fixed annual rent due under Article 1 hereof and if the amount of the credit exceeds the amount of the next installment of fixed annual rent due under Article 1, Landlord shall refund the amount of any such overpayment (together with such interest) to Tenant. If the resolution of any such dispute shall include a determination that Tenant has underpaid Electricity Additional Rent, then Tenant shall pay to Landlord the amount of any such underpayment, together with interest thereon at the Prime Rate calculated from the date such underpayment should have been paid by Tenant to the date such amount is actually paid by Tenant to Landlord.

ARTICLE 8

ALTERATIONS AND INSTALLATIONS

8.1.           Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord’s prior written consent. All such work shall be done only by contractors or mechanics on the Approved List or as otherwise first approved by Landlord in accordance with Section 3.2(b) hereof. All such work, alterations, installations, additions and improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time designate.

Landlord will not unreasonably withhold or delay its consent to requests for nonstructural alterations, additions and improvements (provided they will not affect the outside of the Building or adversely affect its structure, or the proper functioning of its electrical, HVAC, plumbing or mechanical systems).

Landlord’s consent shall not be required for decorations within, or decorative alterations to, the demised premises (including carpeting or painting of the demised premises) which do not require Building Department sign offs, inspection certificates or permits required to be issued by any governmental entity having jurisdiction thereover and which are not visible from outside of the demised premises (otherwise Landlord’s consent shall be required as set forth in this Article 8), provided that Tenant shall give Landlord written notice thereof prior to the installation of such decorations within, or the making of such decorative alterations to, the demised premises.

Tenant shall submit to Landlord, plans andspecifications for all alterations, installations, additions or improvements requiring Landlord’s prior approval. Landlord agrees to respond to Tenant’s initial request for approval of Tenant’s plans and specifications within fifteen (15) days of receipt and of any revisions to Tenant’s plans and specifications within ten (10) days of receipt, provided that if the initial submission of such plans and specifications are of such a scope or complexity that it would be unreasonable to expect Landlord to respond within the aforementioned time period, Landlord shall respond to such request for approval within twenty (20) days of receipt, and if any revisions thereto are similarly complex, Landlord’s response to such revisions of the plans and specifications shall be made within fifteen (15) days of receipt. Any denial of approval shall specify, in reasonable detail in writing, the reasons for such denial. Landlord’s failure to respond within the aforementioned time periods shall be deemed approval of any such submission by Tenant.

Tenant shall reimburse Landlord within thirty (30) days after Landlord’s demand for any reasonable, out of pocket costs and expenses incurred by Landlord in connection with Landlord’s review of Tenant’s plans and specifications for any such alterations, installations, additions or improvements.

Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 8:

1.         All work shall be done in a good and workmanlike manner.

2.         (a) In the event Tenant shall employ any contractor to do in the demised premises any work permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes. Landlord agrees that such contractor or subcontractor shall have reasonable use of the Building facilities. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractor.

(b)       Tenant covenants and agrees to pay to contractor the entire cost of supplying the materials and performing the work shown on Tenant’s approved plans and specifications.

3.         All such alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises.

4.         Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant’s behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

5.         During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord which shall be permitted access and the opportunity to inspect, at all reasonable times during business days and upon reasonable prior notice from Landlord to Tenant (except no such notice shall be required in the event of an emergency).

6.         Intentionally Deleted.

7.         Prior to commencement of any work. Tenant shall furnish to Landlord certificates evidencing the existence of:

(i)        worker’s compensation insurance covering all persons employed for such work; and

(ii)       reasonable comprehensive general liability and property damage insurance naming Landlord, its designees and Tenant as insureds, with coverage of at least $1,000,000 single limit.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

8.2.           Any mechanic’s lien filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after Tenant shall have received notice of such filing, by payment, filing of the bond required by law or otherwise.

8.3.           All alterations, installations, additions and improvements made and installed by Landlord, or those made and installed by Tenant using the Work Credit, shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

8.4.           All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant’s expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease, except that, Landlord shall have the right and privilege at any time up to six (6) months prior to the termination of this Lease to serve notice upon Tenant that any of such alterations, installations, additions and improvements which are Uncommon Alterations (as hereinafter defined) shall be removed and, in the event of service of such notice, Tenant will, at Tenant’s own cost and expense, remove the same in accordance with such request and repair any damage caused by such removal, ordinary wear and tear and casualty excluded. At the same time Tenant submits to Landlord its request for approval of any alterations, installations, additions and improvements and/or the plans and specifications, Tenant may request, in writing, that Landlord specify any Uncommon Alterations which Tenant may be required to remove on or before the expiration of the term of this Lease. Landlord shall notify Tenant at the time of the approval of the alterations, installations, additions and improvements or the plans and specifications in question of those Uncommon Alterations which Tenant is required to remove before the expiration of the term of this Lease in accordance with the terms of this Section 8.4, and, if Landlord so notifies Tenant, Tenant shall, upon the expiration or earlier termination of the term of this Lease, remove, at Tenant’s sole cost and expense, such Uncommon Alterations specified in Landlord’s notice, repair any damage to the demised premises in connection therewith, ordinary wear and tear, casualty and condemnation excepted. Failure by Landlord to designate Uncommon Alterations at the time Landlord approves such alterations, installations, additions and improvements shall be deemed designation of such alterations, installations, additions and improvements as other than Uncommon Alterations, provided that Tenant has requested that Landlord so designate at the time such plans are submitted to Landlord for Landlord’s approval. The following are the “Uncommon Alterations”which Landlord shall have the right to require Tenant to remove in accordance with this Section 8.4: massive structural changes, such as the creation of a double height ceiling or removal of a portion of the existing slab or such other structural changes of a similar nature and magnitude, structural reinforcement, raised floors, stairways (provided, however, Tenant shall not be required to remove the stairway which is located in the demised premises as of the date of this Lease) or any similar structural alterations, installations, additions and improvements not typically found in a build-out of class A space in midtown Manhattan. Any dispute as to whether an item is an Uncommon Alteration shall not otherwise affect the approval of Tenant’s proposed alterations, installations, additions and improvements. Notwithstanding anything to the contrary contained in this Section 8.4, Tenant shall have the right to construct a raised floor with an area of up to 150 square feet in the demised premises, without being required to remove such raised floor upon expiration or earlier termination of this Lease.

8.5.           Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special paneled doors, cages, partitions, metal railings, closets, paneling, lighting fixtures and equipment, drinking fountains, refrigeration and air handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same in accordance with such request. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

8.6.           If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 8.4 and 8.5 hereof (herein in this Section 8.6 called the “property”) are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant, provided, however, there shall be no charge to Tenant hereunder due to the removal of any property which Tenant is not required to remove under Section 8.4 or Section 8.5. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord’s cost in repairing such damage. This obligation shall survive any termination of this Lease.

8.7.           Tenant shall keep records of Tenant’s alterations, installations, additions and improvements costing in excess of $25,000, and of the cost thereof. Tenant shall, within 45 days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 14 hereof.

8.8.           Tenant shall have the right to install two (2) executive bathrooms (including a shower in each bathroom) in the demised premises and two (2) pantries or other similar structures on each floor of the demised premises (Landlord hereby acknowledges that neither the executive bathrooms nor the pantries shall be deemed Uncommon Alterations for purposes of Section 8.4 above), provided Tenant (a) complies with all Legal Requirements (as hereinafter defined) related thereto and (b) has received written approval of the plans and specifications therefor from Landlord in accordance with the provisions of this Article 8 (provided that such approval shall only be required if the installation of same are not a part of Tenant’s Work, in which event the provisions of Article 3 hereof would apply).

ARTICLE 9

REPAIRS

9.1.           Tenant shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the act, omission, occupancy or negligence of Tenant (except for fire or other casualty caused by Tenant’s negligence, if the fire or other casualty insurance policies insuring Landlord are not invalidated by this provision) or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. All non-casualty damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, and for which Landlord has not been or will not be reimbursed by insurance, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 15 days after rendition of a bill therefor.

The exterior walls of the Building, the portions of any window sills outside the windows, and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

9.2.           Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord certifies that the floor of the demised premises will carry 50 pounds live load per square foot of floor space and 20 pounds for partitions per square foot of floor space. If Tenant shall desire a floor load in excess of that set forth above, Landlord agrees (provided Landlord’s architects, in their sole discretion, find that the work necessary to increase such floor load does not adversely affect the structure of the Building, and further provided that such work will not interfere with the amount or availability of any space adjoining alongside, above or below the demised premises, or interfere with the occupancy of other tenants in the Building), to strengthen and reinforce the same so as to give the live load desired, provided Tenant shall submit to Landlord the plans showing the locations of and the desired floor live load for the areas in question and provided further that Tenant shall agree to pay for or reimburse Landlord on demand for the cost of such strengthening and reinforcement as well as any other costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement.

9.3.           Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same type as the Building.

9.4.           Except as otherwise provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant’s business operations.

9.5.           Supplementing the provisions of this Article 9 and notwithstanding anything contained herein to the contrary, but subject to the recoupment provisions of Article 5 of this Lease, Landlord, at Landlord’s sole cost and expense, shall make (except that Landlord shall undertake the following at Tenant’s sole cost and expense when such repairs are necessitated by Tenant’s installations, alterations or improvements or by the improper or negligent acts of any person using or occupying the demised premises through or under Tenant or any of the servants, employees, contractors, agents or licensees of Tenant) (i) all structural repairs to the demised premises as and when required, (ii) all repairs (and replacements if required in the reasonable judgment of Landlord) necessary to the base Building systems in order to furnish to the demised premises the services required to be furnished by Landlord to Tenant pursuant to Article 32 hereof and (iii) all necessary repairs (and replacements if required in the reasonable judgment of Landlord) to the public portions and Common Areas of the Building which affect Tenant’s use and enjoyment of the demised premises including, but not limited to, the ground floor lobby. Landlord shall maintain the Building as a first class office building located in midtown Manhattan.

ARTICLE 10

REQUIREMENTS OF LAW; FIRE INSURANCE

10.1.         Tenant shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law (collectively, “Legal Requirements”),which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises or the Building occasioned by Tenant’s specific manner of use of the demised premises in contradistinction to mere use as set forth in Section 2.1, including, without limitation, all Legal Requirements (a) made necessary as a result of any of Tenant’s Alterations, and(b) relating to the ability of disabled persons to have access to or use of all or any portion of the demised premises, or any facilities therein, (including, without limitation, Local Law 58 and Title III of the ADA, as same may be amended from time to time); provided, same shall exclude path of travel to the demised premises and anything outside the demised premises, which shall be Landlord’s responsibility. Tenant shall not be obligated to comply with any Legal Requirements which (i) relate to asbestos or any other hazardous material, unless such asbestos or hazardous material has been installed or placed in the demised premises or the Building by Tenant, (ii) are of building-wide application to general office space occupancy (provided, however, Tenant shall be responsible for complying within the demised premises with Legal Requirements which are of building-wide application in office buildings in Manhattan but only to the extent such compliance applies to the demised premises and not to the base Building systems, Building structure or common areas of the Building, such as compliance within the demised premises with New York City Local Law 16, Local Law 5 and similar laws, or(iii) relate to conditions existing prior to the Commencement Date). Landlord shall comply with all Legal Requirements with which Tenant is not required to comply hereunder, as well as timely comply with any Legal Requirements requiring alteration to public portions and common areas of the Building and Building systems, except to the extent that (and excluding only such portion of) an area of any of the foregoing that has been altered by or on behalf of Tenant (collectively, the “core areas”), if the failure to comply would interfere with Tenant’s right to occupy or adversely affect Tenant’s use of the demised premises. Landlord’s obligation to so comply as set forth in the immediately preceding sentence is subject to the recoupment provisions of Article 5 of this Lease. Without limiting Landlord’s obligations in the penultimate sentence of this Section 10.1, Landlord shall, at its expense, install in the Building core doors any hardware required by Legal Requirements and move any elevator call buttons required to be moved by Legal Requirements.

10.2.         Tenant shall not do or permit to be done any act or thing upon the demised premises which will invalidate or be in conflict with New York Standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises; but nothing in this Section 10.2 shall prevent Tenant’s use of the demised premises for the purposes stated in Article 2 hereof.

10.3.         If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord’s fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up”of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the demised premises. Landlord hereby represents to Tenant that the use of the demised premises for general and executive offices will not increase the rate of fire insurance applicable to the Building.

10.4.         Landlord shall maintain at all times during the term of this Lease such casualty insurance covering the Building as Landlord may be required to maintain pursuant to any mortgage encumbering the building project and to the extent there is, at any time, no mortgage encumbering the building project during the term of this Lease, Landlord shall maintain casualty insurance covering the Building similar to the insurance covering other office buildings of a quality and character similar to the Building, located in the vicinity of the Building. Further, Landlord’s deductible with regard to such insurance shall be commercially reasonable considering the quality, character and location of the Building, but, in no event, shall such deductible exceed $150,000.

ARTICLE 11

SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

11.1.         Subject to delivery of subordination, non-disturbance and attornment agreements set forth in Section 11.5 below, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called “superior leases”and the mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called “superior mortgages”and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a “lessor,” and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a “holder.”

11.2.         In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, (ii) as long as Lender, in good faith, shall have commenced to cure such default within the below-referenced time period and shall be prosecuting the same to completion with reasonable diligence and (iii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall be the period given to Landlord to remedy such default, plus an additional thirty (30) days). If possession of the demised premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings to so obtain possession, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence, Lender shall have a period of time not to exceed one hundred twenty (120) days from receipt of a default notice from Tenant to cure any default.

11.3.         Subject to the terms and provisions of any subordination, non-disturbance and attornment agreement, if the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (herein sometimes called “successor landlord”), Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any appropriate instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, covenants, conditions, agreements and provisions as are set forth in this Lease except that the successor landlord shall not.

(a)            be liable for any previous act or omission of Landlord under this Lease, except a successor landlord shall be liable for any such previous act or omission of Landlord to the extent there is an ongoing obligation on the part of Landlord to perform such act or omission and in such event the successor landlord shall only be liable from and after the date the successor landlord succeeds to the rights of Landlord,

(b)            be subject to any offset which shall have theretofore accrued to Tenant against Landlord, other than those offsets which are expressly provided for in this Lease (including, but not limited to, the Work Credit),

(c)            be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month’s fixed annual rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease.

11.4.         If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications, provided that they do not increase the obligations of Tenant hereunder, reduce the obligations of Landlord hereunder or adversely affect the leasehold interest created by this Lease or Tenant’s rights hereunder except to an immaterial and non-monetary degree. Landlord agrees to promptly pay any reasonable attorneys’ fees incurred by Tenant in connection with the entering into of any such amendment or modification of this Lease.

11.5.         Landlord shall (without charge to Tenant) (a) within sixty (60) days from the date hereof, obtain for the benefit of Tenant a subordination, non-disturbance and attornment agreement from the holder of the current underlying mortgage in the form of Exhibit F annexed hereto and (b) secure a commercially reasonable subordination, non-disturbance and attornment agreement from any future mortgagee or holders of other superior interests affecting the Land and/or Building. If Landlord fails to satisfy its obligations under this Section 11.5, Tenant shall have the right to terminate this Lease upon fifteen (15) days’ written notice to Landlord; provided, however, should Landlord deliver the required subordination, non-disturbance and attornment agreement to Tenant during such fifteen (15) day period, then Tenant’s termination notice shall be void ab initio and of no force and effect.

11.6.         Landlord represents to Tenant that, as of the date hereof, (a) the only superior mortgage is that certain Mortgage Assumption, Modification and Extension Agreement made by Landlord to Morgan Stanley Capital, Inc. as of September 10, 1997 which is currently serviced by GMAC Commercial Mortgage as Master Servicer on behalf of LaSalle National Bank as Trustee of the Morgan Stanley Capital I Inc. Commercial Mortgage Pass Through Certificates Series 1997-XL1, (b) there are no superior leases and (c) there are no other interests which if foreclosed would affect Tenant’s interest under this Lease.

ARTICLE 12

LOSS, DAMAGE, REIMBURSEMENT, LIABILITY, ETC.

12.1.         Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, contractors, servants or employees.

12.2.         Landlord or its agents shall not be liable for any damage which Tenant may sustain if at any time any window of the demised premises is broken, or temporarily closed, darkened or bricked up for any reason whatsoever, except only the Landlord’s arbitrary acts, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant’s obligations under this Lease, nor shall the same constitute an eviction.

12.3.         Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, and for which Landlord has not been or will not be reimbursed by insurance, by reason of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant except as provided in Section 8.5 of this Lease, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to the provisions of Section 19.4 hereof, where applicable, Tenant shall have the right, at Tenant’s own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 12.3, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

12.4.         Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

12.5.         Tenant agrees to look solely to Landlord’s estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the demised premises, or the proceeds from any sale thereof (“Proceeds”), for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord (or the partners or members thereof if Landlord is other than an individual or corporation) shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the demised premises, or any other liability of Landlord to Tenant. Notwithstanding anything contained herein to the contrary, Tenant’s right to look to the Proceeds shall be limited such that (a) Tenant shall have commenced an action against Landlord no later than six (6) months from the receipt of the Proceeds by Landlord, (b) Tenant may look to the Proceeds actually received by Landlord (i.e., net of secured indebtedness) from any such sale, transfer or conveyance for the collection of any such judgment, (c) under no circumstances shall a holder of a superior mortgage be bound by the foregoing, and (d) the foregoing may not be utilized by Tenant to enjoin any such sale, transfer or conveyance in any manner whatsoever.

12.6.         (a) Landlord agrees that, if obtainable at no additional cost, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. But should any additional premises be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

(b)            Tenant agrees to include, if obtainable at no additional cost, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease, appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord shall agree to pay such additional premium.

(c)            Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance; notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, agents and employees, for loss or damage to, Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d)            Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions 12.6 (a) and (b) hereof cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

ARTICLE 13

DESTRUCTION - FIRE OR OTHER CASUALTY

13.1.         If the Building shall be partially damaged or destroyed or if the demised premises shall be partially or totally damaged or destroyed by fire, casualty or other such cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its servants, employees, agents, visitors or licensees (and if this Lease shall not have been canceled as in this Article 13 hereinafter provided), Landlord will repair the damage, and restore, replace, and rebuild the Building and the demised premises (including such of Tenant’s leasehold improvements which are covered by Landlord’s insurance policy or policies covering betterments and improvements) at its expense, with reasonable dispatch and continuity after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any personal property installed by or on behalf of Tenant. Landlord and Tenant agree to cooperate with each other in repairing, restoring, replacing and rebuilding the Building and the demised premises in order to obtain the best possible claims under Landlord’s and Tenant’s respective insurance policies. If the demised premises shall be partially damaged or partially destroyed, the fixed annual rent and additional rent payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable, inaccessible or unfit for Tenant’s use and Tenant does not occupy such damaged or destroyed part of the demised premises on other than an emergency basis for the period from the date of such damage or destruction to the date that the damage shall be repaired or restored. If the demised premises or a major part thereof shall be totally, or substantially totally, damaged or destroyed or rendered completely, or substantially completely, untenantable or inaccessible on account of fire, casualty or other such cause, the fixed annual rent and additional rent shall completely abate as of the date of the damage or destruction and until Landlord shall repair, restore, replace and rebuild the demised premises; provided, however, that should Tenant reoccupy a portion of the demised premises for the purpose of conducting business during the period the restoration work is taking place and prior to the date that the same is made completely tenantable and/or accessible (as the case may be), fixed annual rent and additional rent shall be apportioned and payable by Tenant in proportion to the part of the demised premises occupied by it. Nevertheless, in case of any substantial damage or destruction to the demised premises, Tenant, in addition to and without waiver of any other rights or remedies available to it, may cancel this Lease by written notice to Landlord, if (i) within 120 days from the date of the damage or destruction, Landlord does not file a proof of loss with its insurer; (ii) within 180 days of the date of damage or destruction Landlord does not let a contract or contracts which shall provide for the complete restoration of the demised premises within a period of one (1) year from the date of the damage or destruction; (iii) work under such contract or contracts has not commenced within 180 days of the date of said damage or destruction; or (iv) said work is not prosecuted with reasonable diligence to its completion; provided that Tenant shall not be entitled to cancel this Lease pursuant to this sentence more than thirty (30) days after Landlord shall have given written notice to Tenant that the state of facts specified in clause (i), (ii) or (iii) of this sentence, as the case may be, has occurred. The period for the completion of the required repairs and restoration work shall be extended by the number of days lost (not to exceed, however, one year) in the event such loss results from strike, act of God, war, governmental action, national or state or municipal emergency, or any cause beyond the reasonable control of Landlord.

13.2.         In case the Building or the demised premises shall be substantially damaged or destroyed by fire or other cause at any time during the last two years of the term of this Lease, then either Landlord or Tenant may cancel this Lease upon written notice to the other party hereto given within sixty (60) days after such damage or destruction.

13.3.         If the Building shall be so damaged that Landlord shall decide to demolish or not to rebuild it, then in either of such events Landlord shall, within one-hundred twenty (120) days after such fire or other casualty, give Tenant a notice in writing of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the sixtieth (60th) day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord. Landlord shall not deliver a termination notice pursuant to this Section 13.3 and thus terminate this Lease unless Landlord shall also terminate the leases of all other tenants occupying office space in the Building.

13.4.         In the event of the termination of this Lease pursuant to the provisions of this Article 13, this Lease shall expire as fully and completely on the date fixed in such notice of termination as if that were the date definitely fixed for the expiration of this Lease, but the fixed annual rent and additional rent shall be apportioned and shall be paid up to and including the date of such damage or destruction, and any excess prepaid rent or excess prepaid additional rent shall be refunded to Tenant.

13.5.         No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant’s occupancy.

13.6.         The provisions of this Article 13 shall be considered an express agreement governing any case of damage or destruction of the Building or the demised premises by fire or other casualty and Section 227 of the Real Property Law of the State of New York, and any other law of like import now or hereafter in force providing for such contingency shall have no application.

ARTICLE 14

EMINENT DOMAIN

14.1.                 In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the “date of taking”) , and Tenant shall have no claim against Landlord for, or make any claim for the value of any unexpired term of this Lease, and the fixed annual rent and additional rent shall be apportioned as of such date.

14.2.                 In the event that any part of the demised premises shall be so condemned or taken, then this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent and additional rent allocable to the part so taken shall be apportioned as of the date of taking, provided, however, that Tenant may elect to cancel this Lease in the event that more than twenty-five (25%) percent of the demised premises should be so condemned or taken, provided such notice of election is given by Tenant to Landlord not later than sixty (60) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the sixtieth (60th) day following the date of such notice and the fixed annual rent and additional rent shall be apportioned as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the demised premises, the fixed annual rent and additional rent shall be diminished by an amount representing the part of the fixed annual rent and additional rent properly applicable to the portion or portions of the demised premises which may be so condemned or taken. If as a result of the partial taking (and this Lease continuing in force as to the part of the demised premises not so taken), any part of the demised premises not taken is damaged, Landlord agrees with reasonable promptness to do the work necessary to restore the damaged portion to the condition existing immediately prior to the taking, and prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the fixed annual rent and additional rent shall be diminished, the matter shall be determined by arbitration in accordance with the provisions of Article 33 of this Lease. Pending such determination. Tenant shall pay to Landlord the fixed annual rent and additional rent as fixed by Landlord, subject to adjustment in accordance with the arbitration.

14.3.                 Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding Tenant’s moving expenses, and the value of Tenant’s fixtures, or Tenant’s alterations, installments and improvements which do not become part of the Building, or property of Landlord.

14.4.                 In the event that more than twenty-five (25%) percent of the demised premises shall be so taken and Tenant shall not have elected to cancel this Lease as above provided, the entire award for a partial taking shall be paid to Landlord, and Landlord, at Landlord’s own expense, shall to the extent of the net proceeds (after deducting reasonable expenses including attorney’s and appraisers’ fees) of the award restore the unaffected part of the demised premises to substantially the same condition and tenantability as existed prior to the taking.

Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of fixed annual rent and additional rent for that portion of the demised premises which is being restored and is not usable until the completion of the restoration or until the said portion of the demised premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time but not more than six (6) months after the taking, provided, however, if Landlord is delayed by strike, lockout, the elements, or other causes beyond Landlord’s control, the time for completion shall be extended for a period equivalent to the delay. Should Landlord fail to complete the restoration within the said six (6) months or the time as extended, Tenant may elect to cancel this Lease and the term hereby granted in the manner and with the same results as set forth in the next two sentences of this Section 14.4. If such partial taking of the demised premises shall occur in the last 2 years of the term hereof, either party, irrespective of the area of the space remaining, may elect to cancel this Lease and the term hereby granted, provided such party shall, within thirty (30) days after such taking, give notice to that effect, and upon the giving of such notice, the fixed annual rent and additional rent shall be apportioned and paid to the date of expiration of the term specified and this Lease and the term hereby granted shall cease, expire and come to an end upon the expiration of said sixty (60) days specified in said notice. If either party shall so elect to end this Lease and the term hereby granted. Landlord need not restore any part of the demised premises and the entire award for partial condemnation shall be paid to Landlord, and Tenant shall have no claim to any part thereof, except as to the items set forth in Section 14.3 hereof where same are applicable.

14.5.                 If the temporary use or occupancy of all or any part of the demised premises shall be so taken (a) the demised term shall not be reduced or affected in any way except as provided in (d) below, (b) Tenant shall continue to be responsible for all of its obligations hereunder and shall continue to pay all fixed annual rent and additional rent when due, (c) Tenant shall be entitled to receive that portion of the award which represents reimbursement for the cost of restoration of the demised premises, compensation for the use and occupancy of the demised premises and for any taking of Tenant’s property, except that, if the temporary period of taking shall extend beyond the expiration of the term of this Lease, the portion of the award representing compensation for the use and occupancy of the demised premises shall be apportioned between Landlord and Tenant as of said expiration date of said term and Landlord shall receive that portion of the award which represents reimbursement for the cost of restoration of the demised premises, provided, however, that Tenant shall receive an amount equal to at least the lower of the fixed annual rent and additional rent payable by Tenant to Landlord under this Lease for the portion of the demised premises so taken, with respect to the period of taking, or the entire award, and (d) if the date of taking shall occur during the last three (3) years of the term of this Lease, Tenant may elect to cancel this Lease by notice of election given by Tenant to Landlord not later than sixty (60) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the sixtieth (60th) day following the date of such notice and the fixed annual rent and additional rent shall be apportioned as of such termination date, with Landlord, and not Tenant, to receive the portion of the award which represents reimbursement for the cost of restoration of the demised premises and the portion of the award representing compensation for the use and occupancy of the demised premises for the time subsequent to the cancellation date. For purposes of this Lease, any taking having a duration of more than twelve (12) consecutive calendar months shall be deemed to be a permanent taking of the portion of the demised premises so taken and shall be governed by the provisions of this Article 14 applicable to a permanent taking.

ARTICLE 15

ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

15.1.                 Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 2, (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner or permit any lien to be filed against this Lease, the demised premises or the Building by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior consent of Landlord (which consent by Landlord, for purposes of this clause (d) only, will not be unreasonably withheld, conditioned or delayed by Landlord, and Landlord shall respond to any such request within five (5) days of receipt of such request by Tenant or if Landlord fails to so respond, then Landlord shall be deemed to have given its consent thereto), except as otherwise expressly provided in this Article 15. For purposes of this Article 15, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the “over-the-counter market” or through any recognized stock exchange, other than those deemed “insiders”within the meaning of the Securities Exchange Act of 1934, as amended or (ii) a takeover agreement, shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 15 and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease.

15.2.                 The provisions of Section 15.1 hereof shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant’s assets are transferred or, if Tenant is a partnership, with a successor partnership, nor shall the provisions of clauses (a) and (b) of Section 15.1 apply to transactions with an entity which controls or is controlled by Tenant or is under common control with Tenant or to an initial offering of the stock of Tenant to the public.

15.3.                 Any assignment or transfer, whether made with Landlord’s consent as required by Section 15.1 or without Landlord’s consent pursuant to Section 15.2, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, whereby the assignee shall unconditionally assume the obligations and performance of this Lease and, from and after the effective date of such assignment, agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 15.1 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully liable for the payment of the fixed annual rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed. Promptly after entering into any assignment or sublet, Tenant shall deliver to Landlord copies of all agreements executed in connection therewith.

15.4.                 The liability of Tenant, and the due performance of this Lease on Tenant’s part, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee, by way of mortgage, or otherwise, of Landlord, extending the time of, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease, which shall remain in full force and effect and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a Tenant under this Lease, the liability under this Section 15.4 of the Tenant named in this Lease or any of its successors-in-interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required, Tenant and each of its successors in interest hereby expressly waives any such demand or notice.

15.5.                 Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of all or a portion of the demised premises, provided:

(a)    If available, Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant’s or assignee’s business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord and a term sheet containing all of the material terms and provisions of a proposed assignment or sublease (provided, if the operative documents contain changes in the economic terms and provisions set forth in the term sheet delivered to Landlord that on the whole are more favorable to the proposed subtenant or assignee by more than twelve and one-half percent (12.5%) Landlord shall again have the recapture right afforded Landlord in Section 15.6(a) or (b) below, as the case may be, with respect to such proposed assignment or sublet;

(b)    The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, and taking into account that Tenant continues to be liable hereunder, reasonably satisfactory to Landlord;

(c)    The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises is, in Landlord’s reasonable judgment, in keeping with the standards of the Building;

(d)    The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the five (5) months immediately preceding Tenant’s request for Landlord’s consent, provided, however, if Landlord does not then have comparable space available in the Building and no such space will be available within the next succeeding six (6) months, then Tenant may sublease to an occupant in the Building or to a party who has dealt with Landlord in the immediately preceding five (5) months;

(e)    All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space shall, subject to the provisions of Article 8 with respect to alterations, installations, additions or improvements be borne by Tenant;

(f)     Each sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the demised premises to be used by others, without the consent of Landlord in each instance, which shall be given or withheld as provided for in this Lease, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant’s obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant’s obligations hereunder or the acceptance of that party as a direct tenant, and (vi) such sublease shall provide that if the subtenant shall be paying for electricity on a “rent inclusion basis” then such subtenant or Tenant (but in no event Landlord) shall pay any taxes, levies or assessments which any governmental authority shall assess by reason of the existence of such “rent inclusion basis” in the sublease;

(g)    Intentionally Deleted;

(h)    Tenant shall pay Landlord’s reasonable out-of-pocket costs to review the requested consent;

(i)     Tenant shall have complied with the provisions in Section 15.6 and Landlord shall not have made any of the elections provided for in Section 15.6; and

(j)     (l)    The proposed subtenant or assignee shall not propose to use the demised premises as (i) a bank trust company, safe deposit business, savings and loan association or loan company, unless for general and executive office use and not for retail off the street business; (ii) an employment or recruitment agency (other than an executive search company of the quality of Russell Reynolds or Spencer Stuart); or (iii) a school, college, university or educational institution whether or not for profit; and (2) Tenant shall not sublet or assign the demised premises to a government or any subdivision or agency thereof.

It is the intention of Landlord and Tenant that Tenant may, at its option, initiate its request to obtain Landlord’s consent and trigger Landlord’s recapture option by delivering to Landlord the terms of a proposed assignment or sublet, either by having an actual sublessee or assignee or without having an actual sublessee or assignee.

15.6.                 (a)   If Tenant shall desire to assign this Lease, other than by an assignment contemplated by Section 15.2, Tenant shall notify Landlord of Tenant’s desire and offer to terminate this Lease and Tenant shall specify in such notice the effective date of its desired termination, which shall be on the last day of a month no less than two (2) months from the date that Tenant so notifies Landlord, and Landlord shall have thirty (30) days from receipt of such notice to accept Tenant’s offer.

Landlord’s failure to notify Tenant within said thirty (30) days of Landlord’s acceptance or rejection of Tenant’s offer shall be deemed a rejection of such offer by Landlord.

If Landlord shall notify Tenant within said thirty (30) days that it elects to accept Tenant’s offer, then, this Lease shall terminate on the effective date specified by Tenant as if it were the expiration date set forth in this Lease and Tenant shall then promptly execute and deliver to Landlord, in form reasonably satisfactory to Landlord and Tenant, a termination agreement which shall be effective as of such effective date. If Landlord should not so accept such offer and Tenant does not consummate an assignment within nine (9) months after such offer has been rejected (or deemed rejected) by Landlord or if any offer accepted by Tenant is on economic terms and provisions that on the whole are more favorable to the proposed assignee than those previously offered to Landlord (if there was a prior offer) by more than 12.5%, then, in each such instance, the provisions of this Section 15.6 shall apply again as if there had been no prior offer to Landlord, except that Landlord’s time period to elect to accept Tenant’s offer to terminate this Lease shall be reduced to ten (10) business days for each subsequent offer to Landlord.

If Landlord should not elect to accept an offerpursuant to the foregoing paragraph, and should Tenant agree to assign this Lease, other than by an assignment contemplated by Section 15.2, Tenant shall, as soon as that agreement is consummated, but no less than ten (10) business days’ prior to the effective date of the contemplated assignment, deliver to Landlord an executed counterpart of such agreement, and all ancillary agreements with the proposed assignee.

(b)    If Tenant shall desire to sublet any full floor of the demised premises or the entire demised premises, other than by a sublease contemplated by Section 15.2, Tenant shall notify Landlord of Tenant’s desire and offer to terminate this Lease with respect to the space proposed to be sublet if such proposed sublease is for all or substantially all of the remaining term of this Lease. Tenant shall specify in such notice the effective date of its desired sublease, which shall be on the last day of a month no less than two (2) months from the date that Tenant so notifies Landlord, and Landlord shall have thirty (30) days from receipt of such notice to accept Tenant’s offer. Landlord’s failure to notify Tenant within said thirty (30) days of Landlord’s acceptance or rejection of Tenant’s offer shall be deemed a rejection of such offer by Landlord.

If Landlord shall notify Tenant within said thirty (30) days that it elects to accept Tenant’s offer, then this Lease shall terminate with respect to the space proposed to be sublet on the effective date specified by Tenant as if it were the expiration date set forth in this Lease and Tenant shall then promptly execute and deliver to Landlord, in form reasonably satisfactory to Landlord and Tenant, a termination agreement which shall be effective as of such effective date. If Landlord should not so accept such offer and Tenant does not consummate a sublease within nine (9) months after such offer has been rejected (or deemed rejected) by Landlord or if any offer accepted by Tenant is on economic terms and provisions that on the whole are more favorable to the proposed subtenant than those previously offered to Landlord (if there was a prior offer) by more than 12.5%, then, in each such instance, the provisions of this Section 15.6 shall apply again as if there had been no prior offer to Landlord, except that Landlord’s time period to elect to accept Tenant’s offer to terminate this Lease shall be reduced to ten (10) business days for each subsequent offer to Landlord.

If Landlord should not elect to accept an offerpursuant to the foregoing paragraph, and should Tenant agree to sublet the demised premises, other than by a sublease contemplated by Section 15.2, Tenant shall, as soon as that agreement is consummated, but no less than ten (10) business days’ prior to the effective date of the contemplated lease, deliver to Landlord an executed counterpart of such agreement, an executed counterpart of the proposed sublease and all ancillary agreements with the proposed sublessee.

15.7.                 If Tenant shall assign its interest in this Lease or sublet all or any portion of the demised premises, in accordance with this Lease, other than an assignment or sublease contemplated by Section 15.2 hereof, then (a) if an assignment is involved, Tenant shall pay Landlord, as and when received, fifty (50%) percent of any consideration received by Tenant in connection with such assignment, after deducting from such consideration the amount of Tenant’s Costs and (b) if a subletting is involved (which shall be deemed to include for purposes of this Section any and all renewals under then existing subleases by Tenant), and the rents received by Tenant under a sublease shall exceed the rents reserved hereunder (such excess is hereinafter referred to as “Excess Rent”) that are allocable to the premises sublet (calculated on the basis of the per rentable square foot rental rates set forth herein) fifty (50%) percent of such excess (after deducting from such excess the amount of Tenant’s Costs) shall be paid by Tenant to Landlord as and when received. For purposes of this Section 15.7, the term “Tenant’s Costs”shall mean the reasonable and customary actual costs of the following items incurred by Tenant in connection with an assignment or subletting: broker’s fees and commissions paid to unaffiliated brokers, and advertising and promotional expenses; legal fees, charges and disbursements; costs of improvements to prepare the space for occupancy by the subtenant or assignee; the value of rent concessions to a subtenant (at Tenant’s rental cost under this Lease); Tenant’s demising costs;

Tenant’s payments and expenses or assumption of obligations relating to the assignee’s or subtenant’s existing lease obligations; and any real property transfer and transfer gains tax or other similar taxes imposed on Tenant on account of such assignment or sublease by the City of New York or State of New York.

15.8.                 If Landlord shall enter into a lease for the portion of the demised premises recaptured by Landlord after the acceptance by Landlord of an offer under Section 15.6(a) or (b) hereof, then Landlord shall pay Tenant, as and when received, fifty (50%) percent of any consideration or rents in excess of the amount of fixed annual rent and additional rent due from Tenant hereunder (such excess is hereinafter referred to as “Landlord’s Excess Rent”)received by Landlord in connection with such lease, after deducting from such Landlord’s Excess Rent the amount of “Landlord’s Costs”.For purposes of this Section 15.8, the term “Landlord’s Costs”shall mean the reasonable and customary actual costs of the following items incurred by Landlord in connection with a lease: broker’s fees and commissions paid to unaffiliated brokers, and advertising and promotional expenses; legal fees, charges and disbursements; costs of improvements to prepare the space for occupancy by the tenant; the value of rent concessions to a tenant (at Tenant’s rental cost under this Lease); Landlord’s demising costs; Landlord’s payments and expenses or assumption of obligations relating to the tenant’s existing lease obligations; and any real property transfer and transfer gains tax or other similar taxes imposed on Landlord on account of such assignment or sublease by the City of New York or State of New York.

ARTICLE 16

ACCESS TO DEMISED PREMISES; CHANGES

16.1.                 Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises and are installed by such methods and at such locations as will not interfere with or impair Tenant’s layout or use of the demised premises except to a de minimis extent, and provided Landlord repairs any damage caused thereby and restores the demised premises to their immediately prior condition. To the extent any such pipes, ducts and conduits are not concealed behind walls or ceilings of the demised premises, Landlord shall decorate or “box-in” the portions thereof which are not so concealed so as to make same visually consistent with the remainder of the demised premises. Landlord or its agents or designees shall have the right, but only upon at least 24 hours prior notice (excluding emergencies) to Tenant or any authorized employee of Tenant at the demised premises, to enter the demised premises, other than vaults or other enclosures where money, securities or other valuables or confidential documents are kept, at reasonable times during business hours, for the making of such repairs as Landlord may deem reasonably necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building for the performance of the work set forth in the first and second sentences of this Section 16.1 and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the Landlord’s interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on Landlord’s interest in the property, its agents or designees. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or work above mentioned as the same is required for such purpose without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs are being made, or said work is being performed, by reason of loss or interruption of the business of Tenant because of the prosecution of any such work, provided Landlord diligently proceeds therewith and exercises reasonable diligence so as to minimize the disturbance. Except in the case of an emergency, Tenant shall have the right to require that a representative of Tenant accompany Landlord during Landlord’s entrance upon the demised premises.

16.2.                 Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building; provided, however, that access to the Building shall not be cut off and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

16.3.                 Landlord reserves the right to light from time to time all or any portion of the demised premises at night for display purposes without paying Tenant therefor.

16.4.                 Landlord may, during the twelve (12) months prior to expiration of the term of this Lease, exhibit the demised premises to prospective tenants.

16.5.                 If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord’s agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property) and without in any manner affecting the obligations and covenants of this Lease.

ARTICLE 17

CERTIFICATE OF OCCUPANCY

17.1.                 Tenant will not at any time use or occupy the demised premises in violation of the Certificate of Occupancy issued for the Building (the “Certificate of Occupancy”),a true and complete copy of which is attached hereto as Exhibit G.

17.2.                 Landlord agrees that during the term of this Lease, Landlord shall not change or seek to change the Certificate of Occupancy in a manner which would (a) adversely affect Tenant’s use of the demised premises for general and executive offices and ancillary uses incident thereto or (b) decrease the maximum number of persons which may occupy the demised premises.

ARTICLE 18

BANKRUPTCY

18.1.                 Subject to the provisions of Section 18.3 hereof, if at any time prior to the Commencement Date there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or a trustee of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, this Lease shall ipso facto be canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the demised premises and Landlord, in addition to the other rights and remedies given by Section 18.4 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit or monies received by it from Tenant or others in behalf of Tenant.

18.2.                 Subject to the provisions of Section 18.3 hereof, if at the Commencement Date or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, Landlord may, at Landlord’s option, serve upon Tenant or any such trustee, receiver, or assignee, a notice in writing stating that this Lease and the term hereby granted shall cease and expire on the date specified in said notice, which date shall be not less than ten days after the serving of said notice, and this Lease and the term hereof shall then expire on the date so specified as if that date had originally been fixed in this Lease as the expiration date of the term herein granted. Thereupon, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the demised premises but shall forthwith quit and surrender the demised premises, and Landlord, in addition to the other rights and remedies given by Section 18.4 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any fixed annual rent, additional rent, security deposit or monies received by it from Tenant or others in behalf of Tenant.

18.3.                 In the event that during the periods set forth in Sections 18.1 and 18.2 hereof there shall be instituted against Tenant an involuntary proceeding for bankruptcy, insolvency, reorganization or any other relief described in Section 18.1 and/or 18.2 hereof, Tenant shall have ninety (90) days in which to vacate or stay the same before this Lease shall terminate or before Landlord shall have any right to terminate this Lease, provided the fixed annual rent and additional rent then in arrears, if any, are paid within fifteen (15) days after the institution of such proceeding, and further provided that the fixed annual rent and additional rent which shall thereafter become due and payable are paid when due, and Tenant shall not otherwise be in default in the performance of the terms and covenants of this Lease.

18.4.                 In the event of the termination of this Lease pursuant to Sections 18.1, 18.2 or 18.3 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the demised premises for the same period, if lower than the rent reserved at the time of termination. If such demised premises or any part thereof be re-let by Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be prima facie the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

ARTICLE 19

DEFAULT

19.1.                 If

(i)               Tenant shall default in the payment when due of the fixed annual rent reserved herein or any item of additional rent herein provided or any other payment herein provided, then upon Landlord serving a written five (5) days’ notice upon Tenant specifying the nature of said default and upon expiration of said five (5) day period, if Tenant shall have failed to remedy such default within such five (5) day period, or

(ii)              Tenant defaults in fulfilling any of the covenants of this Lease, other than the payment of fixed annual rent or additional rent (for default of which clause (i) of this Section 19.1 is applicable), or if the demised premises become abandoned, then, in any one or more of such events, upon Landlord serving a written thirty (30) days’ notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said thirty (30) day period and if Tenant shall not have diligently commenced to take action towards curing such default within such thirty (30) day period and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default (the aforesaid thirty (30) days’ notice and time to cure shall be five (5) days rather than thirty (30), with respect to default by Tenant under Article 17 hereof, Certificate of Occupancy, or Article 36 hereof, Certificate of Tenant), or

(iii)             any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be occupied by someone other than Tenant and such occupancy shall continue for a period of sixty (60) days after written notice from Landlord, then Landlord may serve a written five (5) days’ notice of cancellation of this Lease upon Tenant, and, upon the expiration of said five (5) days, this Lease and the term hereunder shall end and expire as fully and completely as if the date of expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term hereof and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided. Landlord hereby agrees that simultaneously with the sending of any notice of default to Tenant, Landlord shall send a copy of such notice of default to Guarantor (as hereinafter defined), provided, however, failure of Landlord to so send any such notice to Guarantor shall in no way void, vitiate or otherwise impair any notice of default delivered to Tenant or extend or delay any grace or cure period set forth herein.

19.2.                 If the notices provided for in Section 19.1 hereof shall have been given, and the term shall expire as aforesaid, Landlord may, without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant, the legal representatives of Tenant or other occupant of the demised premises, by summary proceedings or otherwise, and remove their effects and hold the demised premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

19.3.                 Notwithstanding any expiration or termination prior to the Lease expiration date as set forth in this Article 19, Tenant’s obligation to pay any and all fixed annual rent and additional rent under this Lease shall continue to and cover all periods up to the date provided in this Lease for the expiration of the term hereof.

19.4.                 Notwithstanding the provisions of Section 19.1 hereof, Tenant, at its own cost and expense, in its name and/or (wherever necessary) Landlord’s name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

(a)    such non-compliance shall not subject Landlord to criminal prosecution or subject the land and/or Building of the building project to lien or sale;

(b)    such non-compliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

(c)    Tenant shall indemnify, protect and hold harmless Landlord against any loss or injury by reason of such non-compliance and if Tenant does not meet its requirements set forth in Article 46 hereof, then Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

(d)    Tenant shall promptly and diligently prosecute such contest.

Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

ARTICLE 20

REMEDIES OF LANDLORD; WAIVER OF REDEMPTION

20.1.                 In case of any such re-entry, expiration and/or dispossess by summary proceedings or otherwise as set forth in Article 19 hereof (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, reasonable attorneys’ fees, brokerage, and/or putting the demised premises in good order, or for preparing the same for rental; (b) Landlord may re-let the demised premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and (c) Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained the amounts provided for in either item (1) or, at the election of Landlord, item (2) and, in addition thereto, the amounts provided for in item (3). Said items are as follows:

(1)    A sum which, at the time of such expiration or re-entry, as the case may be, represents the then value (using a discount rate of five (5%) percent per annum) of the excess of the aggregate of the fixed annual rent and any regularly payable additional rent hereunder which would have been payable by Tenant for the period commencing with such expiration or re-entry, as the case may be, and ending on the originally fixed expiration date of the term of this Lease, over the aggregate rental value of the demised premises for the same period (which sum is sometimes hereinafter called “the lump sum payment”).

(2)    Sums equal to any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure or refusal of Landlord to re-let the demised premises or any parts thereof shall not release or affect Tenant’s liability for damages. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit or proceeding brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar suit or proceeding.

(3)    In computing such liquidated damages there shall be added to the said deficiency, or lump sum payment, as the case may be, such expenses as Landlord may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, and for keeping the demised premises in good order or for preparing the same for re-letting.

In no event shall Tenant be entitled to receive the excess, if any, of any rentals from re-letting over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Article 20 to a credit in respect of rentals from re-letting except to the extent that such rentals are actually received by Landlord. No such re-letting shall constitute or be deemed to constitute a surrender or the acceptance of a surrender.

Landlord, at Landlord’s option, may make such alterations, repairs, replacements and/or decorations in the demised premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of re-lettingthe demised premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure or refusal to re-let the demised premises or any parts thereof, or, in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy allowed at law or in equity.

20.2.                 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

ARTICLE 21

FEES AND EXPENSES; INTEREST; TENANT’S RIGHT TO CURE

21.1.                 If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Prime Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor.

21.2.                 If Landlord shall default in the observance or performance of any term or covenant on Landlord’s part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, Tenant shall notify Landlord of the specific items comprising such default (a “First Notice”). If such default (a “Material Default”) results in a material interference with Tenant’s use, access to or occupancy of all or any portion of the demised premises, Landlord shall commence cure of such Material Default within three (3) business days of the First Notice and Landlord shall diligently prosecute such cure to completion. With respect to all defaults of Landlord not constituting a Material Default, Landlord shall commence cure of such default within a reasonable period of time following receipt of a First Notice (but in no event shall such period of time afforded Landlord to so commence to cure be more than seven (7) days after receipt of a First Notice). If Landlord shall fail to commence cure of a default as aforesaid or diligently prosecute such cure to completion, Tenant shall (a) with respect to a Material Default, have the right to cure such default immediately and shall be reimbursed as set forth in the immediately following sentence, and (b) with respect to all other defaults, notify Landlord (a “Second Notice”) of Tenant’s intent to remedy the uncured Landlord default, and shall specifically identify the proposed course of action to be taken by Tenant in said Second Notice. If Landlord shall not commence the cure of the items set forth in a Second Notice within ten (10) days of receipt thereof, and thereafter diligently prosecute such cure to completion, Tenant shall have the right to remedy such uncured default for the account of Landlord, and if Tenant makes any reasonable expenditures in connection with such cure, Tenant shall submit invoices, showing payment thereof, to Landlord and Landlord shall reimburse Tenant therefor, with interest at the Prime Rate from the date of payment by Tenant, within thirty (30) days of receipt of such invoices. In the event of an emergency, Tenant shall not be obligated to deliver a First Notice and may, but shall not be obligated to, cure such emergency and be reimbursed for expenditures incurred in curing such emergency as set forth in the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Section 21.2, in no event whatsoever shall Tenant have the right, at any time, to exercise the rights granted Tenant in this Section 21.2 with respect to matters affecting the common or public portions of the Building, the structural elements of the Building, or the HVAC, mechanical, electrical, plumbing, safety, or other systems in the Building or any areas of the Building outside of the demised premises.

21.3.                 In the event of a breach or threatened breach by Landlord of any of the covenants or provisions hereof, Tenant shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if no remedies were provided for herein. Mention in this Lease of any particular remedy shall not preclude Tenant from any other remedy allowed at law or in equity.

ARTICLE 22

NO REPRESENTATIONS BY LANDLORD

22.1.                 Landlord or Landlord’s agents have made no representations or promises with respect to the said Building or demised premises except as herein expressly set forth.

ARTICLE 23

END OF TERM

23.1.                 Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

ARTICLE 24

QUIET ENJOYMENT

24.1.                 Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant’s rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease.

ARTICLE 25

DEFINITIONS

25.1.                 The term “Landlord”as used in this Lease means the only owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building), so that in the event of any transfer of title to said land and Building or said lease, or in the event of a lease of the Building, or of the land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all covenants, obligations and liabilities of Landlord hereunder which are thereafter to be performed, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said land and Building or said lease, or the said lessee of the Building, or of the land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

25.2.                 The words “re-enter”and “re-entry”as used in this Lease are not restricted to their technical legal meaning.

25.3.                 The term “business days”as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

25.4.                 Intentionally Deleted.

25.5.                 The term “Prime Rate”as used in this Lease shall be deemed to mean the prime rate as announced from time to time by The Chase Manhattan Bank.

ARTICLE 26

ADJACENT EXCAVATION — SHORING

26.1.                 If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

ARTICLE 27

RULES AND REGULATIONS

27.1.                 Tenant and Tenant’s servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit H attached hereto and made part hereof entitled “Rules and Regulations” and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt, provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

Landlord shall not enforce or fail to enforce any Rules and Regulations so as to apply the same to Tenant in a discriminatory manner. Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Landlord shall not unreasonably withhold from Tenant any approval provided for in the Rules and Regulations and shall exercise its judgment in good faith.

ARTICLE 28

NO WAIVER

28.1.                 No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the demised premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord or Tenant, as the case may be, to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No provision of this Lease shall be deemed to have been waived by Tenant, unless such waiver be in writing signed by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

28.2.                 This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

ARTICLE 29

WAIVER OF TRIAL BY JURY

29.1.                 Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the demised premises, and any emergency statutory or any other statutory remedy, provided, however, claims for personal injury or property damage shall not be covered by this Article 29. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding, except for any counterclaims which will be permanently barred or waived if not interposed in such proceeding. The provisions of this Article 29 shall survive any expiration or termination of this Lease.

ARTICLE 30

INABILITY TO PERFORM

30.1.                 If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or (6) any cause beyond Landlord’s reasonable control, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant’s obligation to pay rent hereunder shall in no wise be affected, impaired or excused.

30.2.                 If, by reason of: (a) strike, (b) labor troubles, (c) governmental preemption in connection with a national emergency, (d) any rule, order or regulation of any governmental agency, (e) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or (f) any cause beyond Tenant’s reasonable control, Tenant shall be unable to fulfill any non-monetary obligation (i.e., any obligation other than the obligation to pay a sum of money) under this Lease, this Lease and Landlord’s obligations hereunder shall in nowise be affected, impaired or excused, and Tenant’s obligation to perform any such non-monetary obligation shall be excused only for the period during which such event prevents such performance despite Tenant’s reasonably diligent efforts.

ARTICLE 31

NOTICES

31.1.                 Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given by Landlord and received by Tenant, upon receipt thereof by Tenant or upon the first refusal of delivery thereof by Tenant. Notice may be delivered by registered or certified mail enclosed in a securely closed post-paid wrapper, deposited in a United State Government general or branch post office, or official depository with the exclusive care and custody thereof, by a nationally recognized overnight courier with an invoice evidencing receipt, or by personal delivery (provided written acknowledgment of receipt is given), addressed to Tenant, at the address set forth after Tenant’s name on page 1 of this Lease, with a copy to Tenant at such address, Attention: General Counsel. After Tenant shall occupy the demised premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be the Building, with a copy to Tenant at the Building, Attention: General Counsel. Such notice, demand, consent, approval or disapproval shall be given, and shall be deemed to have been served and given by Tenant and received by Landlord, upon receipt thereof by Landlord or upon the first refusal of delivery thereof by Landlord. Notices may be delivered by registered or certified mail enclosed in a securely closed post-paid wrapper, deposited in a United States Government general or branch post office or official depository with the exclusive care and custody thereof, by a nationally recognized overnight courier with an invoice evidencing receipt, or by personal delivery (provided written acknowledgment of receipt is given), addressed to Landlord, c/o Fisher Brothers at 299 Park Avenue, New York, New York with a copy to Fisher Brothers, 299 Park Avenue, New York, New York, Attention: General Counsel. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals. If any notice is received by Landlord or Tenant after 5:00 P.M. on any day, then such notice shall be deemed delivered on the next following business day.

31.2.                 In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected, as provided in Section 31.1 hereof, by any of the methods provided therein.

ARTICLE 32

SERVICES

32.1.                 Landlord shall provide necessary elevator facilities including reasonable freight elevator service, on business days from 8:00 A.M. to 6:00 P.M. and shall have sufficient passenger elevators available at all other times; provided, in no event (subject to Section 32.3 below) shall Landlord have available less than four (4) passenger elevators from 8:00 A.M. to 6:00 P.M. on each business day, and less than two (2) passenger elevators at all other times. At Landlord’s option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Landlord will provide Tenant with after-hours freight elevator service at Landlord’s then established rates in the Building for same and pursuant to Landlord’s Rules and Regulations.

Notwithstanding anything to the contrary contained in this Article 32, Landlord shall provide freight elevator service to Tenant at no charge to Tenant during the performance of Tenant’s Work and during Tenant’s initial move-in even though same may be performed after business hours.

32.2.                 (a) Landlord shall, through the air conditioning system of the Building, furnish air conditioning, ventilation and heating to the demised premises meeting the specifications set forth on Exhibit I attached hereto, on an all-year-round basis, during such hours on business days as Landlord shall from time to time determine, by notice to Tenant, to be the regular hours of operation of such systems. Such regular hours of operation shall at least include the hours from 8:00 A.M. to 6:00 P.M. and shall exclude the hours between 9:00 P.M. and 8:00 A.M.

(b)    Landlord will maintain the air conditioning system in a manner befitting a first class building and will use all reasonable care to keep the same in proper and efficient operating condition.

(c)    Tenant agrees to keep and cause to be kept closed all the windows in and the doors to the demised premises at all times, and Tenant agrees to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of said air conditioning systems.

(d)    Tenant acknowledges it has been advised that the Building has sealed windows and that, therefore, the air in the demised premises can become stale and even unbreathable when the ventilating, air-conditioning, and heating system is not operating. Tenant agrees that Landlord shall not be obligated to operate such ventilating, air-conditioning, and heating system after or before its regular hours of operation as provided in subdivision (a), except after prior written notice from and payment by Tenant as hereinafter specified. Tenant agrees that Landlord’s failure to operate such system in the absence of such notice and payment shall not be deemed a partial or other eviction, or disturbance of Tenant’s use, enjoyment, or possession of the demised premises, and shall not render Landlord liable for damages, by abatement of rent or otherwise, and Tenant shall not be relieved from any obligation under this Lease.

Landlord will upon reasonable advance notice provide Tenant with ventilation, air conditioning, or heating at times other than its regular hours of operation of said systems as provided in subdivision (a) at the current rate (for calendar year 1998) of $772.94 per hour per air conditioning zone in the Building (which charges shall be increased annually based on the percentage increase in Expenses over and above the Expenses for the prior year) payable by Tenant as additional rent within thirty (30) days of being billed therefor. The Building is comprised of two (2) zones; one zone services floors 2 to 12, inclusive, and the other includes all of floors 14 through 44. If any other tenant or tenants of the Building located in the same Building air-conditioning zone request overtime ventilation, air conditioning or heating for any period for which Tenant has requested such service, then the foregoing charges (as the same may be increased hereunder) shall be pro rated among Tenant and such other tenants in the same air conditioning zone in the Building based upon the square footage in such zone of Tenant and such other tenants receiving such overtime ventilation, air conditioning or heating during the same period. Provided Tenant complies with Legal Requirements and any relevant provisions of this Lease, Tenant shall have the right (at its own cost and expense) to install a supplemental air conditioning system in the demised premises, which supplemental air conditioning system shall be permitted to operate twenty-four (24) hours per day, seven (7) days per week. Landlord shall provide Tenant with, and Tenant agrees to purchase from Landlord, up to thirty (30) tons of supplemental air conditioning for the supplemental air conditioning needs of Tenant, at the current rate (for calendar year 1998) of $1,008.00 per ton per annum connected based on 2.5 gallons of condenser water per minute per ton (which charges for the supplemental air conditioning needs of Tenant shall be increased annually based upon the percentage increases in Expenses over and above the Expenses for the prior year) payable by Tenant as additional rent within thirty (30) days of being billed therefor. Tenant agrees and acknowledges that Landlord’s obligation to furnish all or any portion of such thirty (30) tons of supplemental air conditioning shall be conditioned upon Tenant notifying Landlord in writing within thirty (30) days after the Occupancy Date of the amount of tons of supplemental air conditioning, up to thirty (30) tons, Tenant desires to reserve for Tenant’s supplemental air conditioning needs. Should Tenant fail to deliver the notice set forth in the immediately preceding sentence, then Tenant shall be deemed to have reserved no supplemental air conditioning, and should Tenant thereafter require supplemental air conditioning, Landlord shall only be required to fulfill such needs on an “as available” basis at Landlord’s then current rate (such rate subject to increase as set forth herein). In addition, Tenant agrees and acknowledges that if, and to the extent, Tenant elects to utilize less than such thirty (30) tons, then, in such event, Landlord shall not be obligated to provide to Tenant the remainder thereof, but Landlord shall only fulfill any additional needs on an “as available” basis at Landlord’s then current rate (such rate subject to increase as set forth herein). Tenant shall not be responsible for the cost and expense of “tap-in” charges for the installation of a supplemental air conditioning system, provided Tenant shall be responsible for the cost and expense of the connection to the existing risers of such supplemental air conditioning system. Landlord shall make available to Tenant a fresh-air source through louvres to be located in a location designated by Landlord in the curtain wall on the east wall of the Building.

32.3.                 Subject to its obligations under Section 32.1 hereof, Landlord reserves the right to stop services on the air conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant’s use and enjoyment of the demised premises.

32.4.                 Landlord will supply Tenant at Landlord’s expense with an adequate quantity of hot and cold water for ordinary lavatory, drinking, cleaning and pantry purposes (the parties hereto agree that Tenant is permitted to install (a) two (2) pantries on each floor of the demised premises (for purposes of this Section 32.4, each pantry may include an ice-maker, refrigerator, microwave oven, dishwasher, coffee maker and/or sink), and (b) two (2) executive bathrooms (including a shower in each bathroom) in the demised premises) and with respect to which Tenant shall have the right to tap into Landlord’s existing toilet exhaust riser; provided, that all costs and expenses associated with said “tapping in” (including, without limitation, the cost and expense related to balancing of the exhaust system), shall be borne solely by Tenant. Should Tenant require or consume water for any purpose in addition to those purposes enumerated in the preceding sentence, Tenant shall pay Landlord a reasonable charge therefor and for any required pumping or heating thereof, as well as any taxes, sewer rents or other charges which may be imposed by any governmental authority based on the quantity of water so used by Tenant. Should Tenant require or consume water for any additional purpose, Landlord may elect to install a water meter, at Tenant’s expense and thereby measure Tenant’s water consumption for all such additional purposes, said meter to be maintained at Tenant’s expense.

32.5.                 It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish: laundry, linen, towels, drinking water, ice and other similar supplies and services to tenants and licensees in the Building.

Landlord may fix, in its own reasonable discretion, at any time and from time to time, the hours during which and regulations under which such supplies and services are to be furnished. Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services not previously approved by Landlord (Landlord’s approval not to be unreasonably withheld, conditioned or delayed).

32.6.                 It is expressly agreed that any one or more persons, firms or corporations approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), will be permitted to sell, deliver or furnish any food or beverages whatsoever for consumption within the demised premises or elsewhere in the Building. Landlord expressly reserves the right to approve (which approval shall not be unreasonably withheld, conditioned or delayed) at any time, or from time to time, any supplier or suppliers of such food and beverages; and Landlord further expressly reserves the right to exclude from the Building any person, firm or corporation attempting to deliver or purvey any such food or beverages not so previously approved by Landlord. It is understood, however, that Tenant or employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the demised premises by Tenant or employees of Tenant, but not for resale to or for consumption by any other tenant, or the employees or guests of any other tenant. Landlord may fix in its reasonable discretion, at any time and from time to time, the hours during which, and the regulations under which food and beverages may be brought into the Building by Tenant or its regular employees.

32.7.                 Tenant acknowledges and understands that the cleaning contractor for the Building is an entity under common control with Landlord and Tenant agrees to employ said contractor or such other contractor as Landlord may from time to time designate for any waxing, polishing, lamp replacement (excluding the initial installation of lamps during the performance of Tenant’s Work), rug shampooing and other special cleaning or maintenance work that Tenant may desire in the demised premises. Landlord represents that the quality thereof shall be comparable to that of other contractors doing comparable work in comparable buildings in the area of the Building. Tenant shall not employ any other such contractor or individual without Landlord’s prior written consent.

32.8.                 Landlord will not be required to furnish any other services, except as provided in this Article 32, and except that Landlord agrees to provide on business days the cleaning set forth in Exhibit J hereof. Landlord shall have no obligation to perform cleaning services in those portions of the demised premises which are below grade, bank space, or which are used for the preparation, dispensing or consumption of food or beverages, for the operation of trading equipment or as private lavatories or toilets, all of which portions Tenant shall cause to be kept clean at Tenant’s cost and expense (other than the core bathrooms which are to be cleaned as set forth in Exhibit J).Tenant shall pay to Landlord, on demand, a reasonable charge for the removal from the demised premises of any refuse and rubbish of Tenant as shall not be contained in waste receptacles of customary office size and for the removal of refuse and rubbish of Tenant’s machines and of eating facilities requiring special handling (known as wet garbage). Landlord, its cleaning contractor and their employees shall have after-hours access to the demised premises and the use of Tenant’s light, power and water in the demised premises as may be reasonably required for the purpose of cleaning the demised premises.

If Tenant is permitted hereunder to and does have a separate area for the preparation or consumption of food (which does not include an area for the warming or heating of food) in the demised premises, Tenant shall pay to Landlord the cost of employing on a regular basis an exterminator to keep the demised premises free from vermin; and in the event that the amount of garbage in the pantries in the demised Premises rises to a level as would normally be found in a full-size kitchen, then Tenant shall provide a refrigerated garbage storage room (the plans and specifications thereof to be approved by Landlord) or other means of disposing of garbage reasonably satisfactory to Landlord.

32.9.                 Landlord shall manage and maintain the Building as a first class office building. Tenant and its employees shall occupy and use the demised premises in a manner befitting such building.

32.10.               Tenant’s employees shall have access into the Building twenty-four hours a day, seven (7) days a week, 365 days a year.

32.11.               Landlord will, at the request of Tenant, maintain listings on the Building directory in a segregated section thereof, of the names of Tenant, its subsidiaries and the officers of Tenant in occupancy of the demised premises or any part thereof as permitted hereunder, provided, however, that the number of names so listed shall not exceed the Percentage (as defined in Section 5.1(a)(iv) hereof) of the total capacity then included in the Building directory, except that the resident officers of Tenant shall be included in any instance so long as the number thereof does not unreasonably exceed the Percentage of the total capacity in the Building directory. The listing of any name other than that of Tenant, whether on the doors of the demised premises, or on the Building directory or otherwise, shall not operate to vest any right or interest in this Lease or in the demised premises or to be deemed to be the written consent of Landlord set forth in Article 15 hereof, it being understood that any such listing is a privilege extended by Landlord and not a license or other right of any kind or nature. The initial installation of directory listings, shall be at Landlord’s sole cost and expense; any additional installations and any changes in the directory listings shall be at Tenant’s sole cost and expense.

32.12.               In the event services in the Building are interrupted due to the act or negligence of Landlord and as a result thereof Tenant’s use and occupancy of the demised premises are interfered with, Landlord shall use overtime labor, if necessary, to restore such services, provided, such overtime costs may be subject to recoupment under Article 5 of this Lease.

32.13.               Notwithstanding anything to the contrary contained in this Lease, including Sections 30.1 and 32.3, should Landlord fail to supply the services or perform its obligations required under this Lease and such failure shall cause all or part of the demised premises to be untenantable for the normal operation of Tenant’s business for seven (7) consecutive days, then Tenant’s rent with respect to the portion(s) of the demised premises so rendered untenantable will be equitably abated for each day after the seven (7) day period during which the demised premises continue to be so untenantable such that Tenant cannot operate its business in a commercially reasonable manner so as to render the demised premises, or such portion thereof, as the case may be, untenantable.

ARTICLE 33

ARBITRATION

33.1.                 In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

33.2.                 Notwithstanding anything in this Lease to the contrary, all disputes arising between Landlord and Tenant as to whether Landlord unreasonably withheld, conditioned or delayed its consent with regard to the provisions of Article 8 or Article 15 of this Lease, may be determined, at Tenant’s option, under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association, as amended and effective January 1, 1999 (presently rules E-l through E-10); provided, however, that such election shall be deemed a waiver of any claim for damages which might otherwise be obtainable by Tenant under Section 33.1 with respect to such matter, and provided, further, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule E-5 shall be returned within five (5) business days from the date of mailing, (ii) the parties shall notify the American Arbitration Association, by telephone, within four (4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association and was not objected to in accordance with Rule E-5(c), (iii) the Notice of Hearing referred to in Rule E-8 shall be four (4) days in advance of the hearing date, (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator, and (v) the arbitrator shall have no right to award damages. The fees of the arbitrator shall be paid in equal shares by Landlord and Tenant.

33.3.                 The award of any arbitration shall be binding upon the parties and judgment may be entered thereon in any court of competent jurisdiction. In rendering his/her decision and award the arbitrator shall have no power to modify any of the provisions of this Lease, and the jurisdiction of the arbitrator is limited accordingly.

ARTICLE 34

CONSENTS AND APPROVALS

34.1.                 Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment or expedited arbitration in accordance with Section 33.2 hereof. Notwithstanding the foregoing, Tenant shall be entitled to money damages only with respect to a claim that Landlord has unreasonably withheld or delayed its consent if it is expressly determined in an action or proceeding (as opposed to an arbitration, which the parties agree cannot result in an award for damages) that Landlord has wilfully or arbitrarily withheld its consent in bad faith. The provisions of this Section 34.1 shall not apply to those instances in which Landlord’s consent or approval is requested by Tenant pursuant to Articles 8 and 15 of this Lease.

ARTICLE 35

INDEMNITY

35.1.                 Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use or occupation of the demised premises by Tenant or anyone in the demised premises with Tenant’s permission, or from any breach of this Lease by Tenant, unless and to the extent such liability or expenses are attributable to Landlord’s negligence.

35.2.                 Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each hereby expressly waive the right to any consequential or punitive damages awarded in or as the result of any proceeding alleging the failure of Landlord or Tenant, as the case may be, to observe and perform any of the covenants and conditions contained in this Lease or otherwise to be performed by Landlord or Tenant, respectively.

ARTICLE 36

CERTIFICATE OF TENANT

36.1.                 Either party shall, without charge, at any time and from time to time, within ten (10) days after request by the other party, deliver a written instrument to the requesting party or any other person, firm or corporation specified by such requesting party, duly executed and acknowledged, certifying:

(a)    that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification;

(b)    whether the term of this lease has commenced and rent become payable thereunder; and whether Tenant has accepted possession of the demised premises;

(c)    whether or not there are then existing any defenses or offsets which are not claims under paragraph (e) of this Section 36.1 against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same; except that with respect to the certification to be given to the mortgagee under the original first institutional permanent mortgage on the fee or leasehold of the Building, Tenant shall affirm that any dispute with the Landlord is a claim under this Lease and, if the Lease is subordinate to any superior lease or superior mortgage in accordance with Article 11 of this Lease, subordinate to the rights of the holder of the said mortgage and that any such claim is not an offset or defense to the enforcement of this Lease, and Tenant shall assert no offset to or defense against the enforcement of the Lease (unless such offset or defense is expressly provided for in this Lease) or its validity with respect to matters in existence at the time Tenant took possession of the demised premises and which were known to Tenant, any such matter to be the basis of a claim only, which claim shall be enforced solely by money judgment and/or specific performance against the Landlord named herein;

(d)    the dates to which the fixed annual rent, and additional rent, and other charges hereunder, have been paid; and

(e)    whether or not Tenant has made any claim against Landlord under this Lease and if so the nature thereof and the dollar amount, if any, of such claim.

36.2.                 Tenant agrees that, except for the first month’s rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder (other than any offset which Tenant may have with respect to the Work Credit) until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor’s or holder’s last address to Tenant, and until a reasonable time for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission (which reasonable period shall in no event be (x) less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy and (y) more than 120 days from the date such holder or lessor shall have received such notice from Tenant).

ARTICLE 37

NAME OF BUILDING

37.1.                 Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

37.2.                 If Landlord voluntarily changes the designated address of the Building at any time during the term of this Lease, then Landlord shall reimburse Tenant for Tenant’s reasonable costs and expenses associated with Tenant changing its stationery, brochures and other similar marketing materials, to reflect such new address. Landlord shall not be obligated to reimburse Tenant for any costs or expenses incurred by Tenant as set forth in the immediately preceding sentence if the address of the Building is changed in order to comply with any Legal Requirement which is not the result of any act or omission of Landlord.

ARTICLE 38

MEMORANDUM OF LEASE

38.1.                 Landlord and Tenant shall, at the option and request of either party, execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.

ARTICLE 39

BROKERAGE

39.1.                 Landlord and Tenant represent and warrant to each other that neither party consulted nor negotiated with any broker or finder with regard to the demised premises except Williams Real Estate Co. Inc. (“Broker”). Tenant agrees to indemnify, defend and save Landlord harmless, and Landlord agrees to indemnify, defend and save Tenant harmless, from and against any claims for fees or commissions from anyone other than Broker with whom Landlord or Tenant, as the case may be, has dealt in connection with the demised premises or this Lease. Landlord agrees to pay Broker the fee or brokerage commission with respect to this Lease pursuant to a separate agreement.

ARTICLE 40

INVALIDITY OF ANY PROVISION

40.1.                 If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstance or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

40.2.                 If any term, covenant, condition or provision of this Lease is found invalid or unenforceable to any extent, by a final judgment or award which shall not be subject to change by any appeal, then either party to this Lease may initiate an arbitration in accordance with the provisions of Article 33 hereof, which arbitration shall be by three (3) arbitrators each of whom shall have at least ten (10) years’ experience in the subject matter in dispute. Said arbitrators shall devise a valid and enforceable substitute term, covenant, condition or provision for this Lease which shall as nearly as possible carry out the intention of the parties with respect to the term, covenant, condition or provisions theretofore found invalid or unenforceable. Such substitute term, covenant, condition or provision, as determined by the arbitrators, shall thereupon be deemed a part of this Lease.

ARTICLE 41

MISCELLANEOUS

41.1.                 The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

41.2.                 It is understood and agreed that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way whatsoever until (i) Tenant has duly executed and delivered duplicate originals to Landlord, and (ii) Landlord has executed and delivered one of said fully executed originals to Tenant.

41.3.                 Except as otherwise specifically set forth herein, if the demised premises shall not be available and ready for occupancy by Tenant on the specific date hereinabove designated for the commencement of the term of this Lease for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises until the same are available and ready for occupancy by Tenant, provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises available and ready for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease and, furthermore, this Section 41.3 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

41.4.                 As long as Landlord (or an affiliate of Landlord) operates the garage in the building, Landlord shall make arrangements with the operator of the garage in the Building to make available to Tenant, at such garage operator’s regular posted rate, and pursuant to its standard terms, parking for three (3) automobiles by Tenant and Tenant’s employees. Tenant may, prior to each anniversary of the date hereof, notify Landlord in writing of Tenant’s desire to reduce the number of parking spaces set forth herein, in which case the number of parking spaces and the total parking charges (but not the per parking space charge) shall be appropriately reduced, and in the event Tenant thereafter again requires up to the three (3) parking spaces set forth herein. Tenant shall have the right to additional parking spaces, up to three (3) parking spaces, on an “as available” basis. Tenant and the persons using such parking spaces shall comply with all the rules and regulations, including days and hours of operation, speed limits, parking allocations and any other reasonable rules and regulations which are or may hereafter be promulgated by Landlord or its garage concessionaire with respect to parking of motor vehicles in said garage, provided Landlord and its garage concessionaire agree not to enforce any such rules and regulations against Tenant in a discriminatory manner.

41.5.                 Landlord and Tenant agree that the prevailing party in any action or proceeding (as opposed to an arbitration, for which the provisions of this Section 41.5 will not apply) arising under this Lease, shall be entitled to reimbursement from the other party for reasonable legal fees incurred in connection with such action or proceeding.

41.6.                 Landlord hereby agrees that it shall not remove the existing window blinds located in the demised premises.

ARTICLE 42

RESTRICTIONS UPON USE

42.1.                 It is expressly understood that no portion of the demised premises shall be used as, by or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing), unless for general and executive office use and not for retail off the street business, or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency (other than an executive search company of the quality of Russell Reynolds or Spencer Stuart), public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, an advertising agency, a firm whose principal business is real estate brokerage, or a company engaged in the business of renting office or desk space.

ARTICLE 43

SUCCESSORS AND ASSIGNS

43.1.                 The covenants, conditions and agreement contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

ARTICLE 44

EXTENSION TERM

44.1.                 Tenant shall have the right to extend the term of this Lease for an additional term of five (5) years commencing on the date immediately following the Expiration Date of the initial term of this Lease (hereinafter referred to as the “CommencementDate of the Extension Term”) and ending on the date immediately preceding the fifth (5th) anniversary of the Commencement Date of the Extension Term (such additional term is hereinafter called the “Extension Term”) provided that:

(i)          Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease at least fifteen (15) months prior to the Expiration Date (of the initial term of this Lease);

(ii)         Tenant is not in default (after the expiration of applicable grace periods, if any) under the Lease as of the time of the giving of the Extension Notice;

(b)        The fixed annual rent payable by Tenant to Landlord during the Extension Term shall be equal to the higher of

(i)          ninety-five (95%) percent of the fair market rent for the demised premises as of the date occurring six (6) months prior to the Commencement Date of the Extension Term (such date is hereinafter called the “Determination Date”) and which determination shall be made by Landlord and shall be set forth in a notice given by Landlord to Tenant on or shortly after the Determination Date, subject, however, to the provisions of Section 44.2 and Article 45 hereof; or

(ii)         the fixed annual rent payable by Tenant hereunder as of the Expiration Date of the initial term hereof, assuming the same base year factors are maintained under Articles 4 and 5 of this Lease.

In determining the fair market rent under clause (i) of this subsection 44.1(b), due consideration shall be given to all relevant factors, whether favorable to Landlord or to Tenant, including, but not limited to, the fact that the base years for real estate tax and operating expense escalations shall remain as set forth in Articles 4 and 5 of this Lease.

44.2.                 (a)  In the event Tenant gives the First Extension Notice in accordance with the provisions of Section 44.1 hereof and the parties are unable to agree as to the fair market rent within thirty (30) days after the Determination

Date, then Landlord or Tenant may initiate the appraisal process provided for in Article 45 of this Lease and the fair market rent shall be determined in accordance with the provisions of Article 45 hereof.

(b)    If Landlord notifies Tenant that the fixed annual rent shall be equal to the amount set forth in subsection 44.1(b)(ii) hereof, then the provisions of this Section 44.2 shall be inapplicable and have no force or effect.

(c)    In the event Landlord or Tenant initiates the appraisal process pursuant to this Section 44.2 hereof and as of the commencement of the Extension Term the amount of the fair market rent has not been determined, Tenant shall pay the amount of the fixed annual rent payable by Tenant hereunder as of the Expiration Date of the initial term hereof and when such determination has been made, it shall be retroactive as of the commencement of the Extension Term and any deficiency shall be paid by Tenant to Landlord or overpayment repaid by Landlord to Tenant within thirty (30) days after the date of such determination with interest thereon at the Prime Rate.

44.3.                 Except as provided in Section 44.1 hereof, Tenant’s occupancy of the demised premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial term of this Lease, provided, however, Tenant shall have no further right to extend the term of this Lease pursuant to this Article 44.

44.4.                 If Tenant does not send the Extension Notice pursuant to provisions of Section 44.1 hereof, this Article 44 and Article 45 shall have no force or effect and shall be deemed deleted from this Lease.

44.5.                 If this Lease is renewed for the Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant’s right to extend the term of this Lease and the last day of the Extension Term.

44.6.                 If Tenant exercises its right to extend the term of this Lease for the Extension Term pursuant to this Article 44, the phrases “the term of this Lease” or “the term hereof” as used in this Lease, shall be construed to include, when practicable, the Extension Term.

ARTICLE 45

FAIR MARKET RENT DETERMINATION

45.1.                 In the event that within sixty (60) days after notice from Landlord to Tenant of Landlord’s determination of fair market rent and the fixed annual rent payable as a result of such determination pursuant to Article 44, Tenant shall by notice to Landlord reject Landlord’s determination (time being of the essence with respect to such Tenant’s rejection notice), then either party (herein called the “Initiating Party”) may within fifteen (15) days of the giving by Tenant of Tenant’s notice, give the other party (herein called the “Responding Party”) a notice designating the name and address of the arbitrator designated by the Initiating Party to act on its behalf in the arbitration process hereinafter described (such notice is hereinafter called a “Review Notice” or a “Rent Review Notice”).

45.2.                 (a) If the Initiating Party gives a Review Notice, then within twenty (20) days after the giving of such Review Notice, the Responding Party shall give notice to the Initiating Party specifying in such notice the name and address of the arbitrator designated by the Responding Party to act on its behalf. In the event the Responding Party shall fail to give such notice within such twenty (20) day period, then the appointment of such arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators are appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within thirty (30) days after the second arbitrator is appointed and shall exchange sealed envelopes each containing such arbitrator’s written determination of the fair market rent of the space in question based on the criteria set forth in subsection 45.2(c) hereof. The fair market rent specified by Landlord’s arbitrator shall herein be called “Landlord’s Submitted Value” and the fair market rent specified by Tenant’s arbitrator shall herein be called “Tenant’s Submitted Value”. Copies of such written determinations shall promptly be sent to both Landlord and Tenant. Any failure of either such arbitrator to meet and exchange such determinations shall be acceptance of the other party’s arbitrator’s determination as to fair market rent, if, and only if, such failure persists for five (5) days after notice to the party for whom such arbitrator is acting, and, provided that such five (5) day period shall be extended by reason of any applicable condition of force majeure. If the higher determination of fair market rent for the space in question is not more than one hundred five (105%) percent of the lower determination of the fair market rent, then the fair market rent for such space shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred five (105%) percent of the lower determination, then within ten (10) days of the date the arbitrators submitted their respective fair market rent determinations, the two arbitrators shall appoint a third arbitrator, which arbitrator shall be impartial and shall have at least ten (10) years experience in the matter at hand. In the event of their being unable to agree upon such appointment within ten (10) days after the exchange of sealed envelopes, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such an appointment by the American Arbitration Association (or any successor organization) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply for such appointment, on notice to the other, to the President of the Bar Association of the City of New York (who may consult with the Chairman of the Real Property Law Committee of the Bar Association of the City of New York). Within ten (10) days after the appointment of such third arbitrator, the Landlord’s arbitrator shall submit Landlord’s Submitted Value to such third arbitrator and the Tenant’s arbitrator shall submit Tenant’s Submitted Value to such third arbitrator as described in this Section 45.2(a). Such third arbitrator shall, within thirty (30) days after the end of such fifteen (15) day period, make his own determination of the fair market rent of the space in question based on the criteria set forth in Section 45.2(c) hereof, and send copies of his determination promptly to both Landlord and Tenant specifying whether Landlord’s Submitted Value or Tenant’s Submitted Value was closer to the determination by such third arbitrator of the fair market rent of the space in question. Whichever of Landlord’s Submitted Value or Tenant’s Submitted Value shall be closer to the determination by such third arbitrator shall conclusively be deemed to be the fair market rent for the space in question.

(b)    Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, as well as the attorneys’ fees, witness fees and similar expenses incurred by such party, and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally.

(c)    The arbitrators shall determine the annual fair market rent with respect to the demised premises based on the rental market as of the applicable Determination Date in accordance with the provisions of this subsection 45.2(c). The annual fair market rent to be determined by the arbitrators with respect to the demised premises, shall be the fair market rent for the demised premises determined as of the applicable Determination Date but with due consideration to all relevant factors, whether favorable to Landlord or to Tenant. In rendering such decision and award, the arbitrators shall not add to or subtract from or otherwise modify the provisions of this Article 45 or this Lease. The decision and award of the arbitrators (or of the third arbitrator alone, as the case may be) shall be in writing and be final and conclusive on the parties and counterpart copies thereof shall be delivered to each of the parties. Judgment may be had on the decision and award of the arbitrators (or of the third arbitrator alone, as the case may be) so rendered, in any court of competent jurisdiction.

(d)    Intentionally Deleted.

(e)    Prior to the determination of the arbitrators, Tenant shall pay fixed annual rent with respect to any additional space to be included in the demised premises at the rate that was payable by Tenant hereunder as of the expiration of the prior term (the initial term), then in the event of an overpayment or underpayment of fixed annual rent by Tenant, Landlord shall permit Tenant to credit against the next installment (or installments, if the credit exceeds the amount of the next installment) of fixed annual rent due under this Lease, the amount of Tenant’s overpayment (together with interest thereon at the Prime Rate calculated from the date of the overpayment to the date such overpayment is credited to Tenant) or Tenant shall promptly pay to Landlord the deficiency together with interest thereon at the Prime Rate from the date payment was due.

(f)     Nothing contained in this Article 45 shall be deemed in any way to alter, modify or affect the provisions of Article 4 or 5 hereof.

45.3.                 Landlord and Tenant expressly agree that the provisions of this Article 45 shall apply with respect to any dispute regarding the determination of the fixed annual rent pursuant to the provisions of this Lease and that the provisions of Article 33 shall have no application with respect to such determination.

ARTICLE 46

SECURITY

46.1.                 As of the date hereof, Tenant has caused AECOM TECHNOLOGY CORPORATION (“Guarantor”) to deliver the guaranty (the “Guaranty”) annexed hereto as Exhibit K to Landlord to secure the full and faithful performance and observance by Tenant of the terms and conditions of this Lease. If Guarantor has a credit rating, then within thirty (30) days of the end of each calendar quarter, Tenant shall furnish to Landlord, or cause Guarantor to furnish to Landlord, a statement certified by an officer of Guarantor setting forth the credit rating of Guarantor. If Guarantor has a credit rating, then within ten (10) days of a change in Guarantor’s credit rating or Guarantor being put on “credit watch”, Tenant shall furnish to Landlord, or cause Guarantor to furnish to Landlord, a copy of the credit report setting forth such information. Throughout the term, Tenant shall cause Guarantor to deliver audited financial statements prepared in accordance with generally accepted accounting principles(“GAAP”) to Landlord by January 31 of each year or within 120 days of the end of Tenant’s fiscal year if the fiscal year of Tenant changes.

46.2.                 If at any time during the term of this Lease, (a)(i) Guarantor has a credit rating and its credit rating fallsbelow its current rating of BBB- (the “Threshold Rating”), or(ii) Guarantor is put on “credit watch”, then Tenant shall immediately and without the need for demand by Landlord, deposit with Landlord a clean, unconditional and irrevocable letter of credit in the amount of one (1) year’s fixed annual rent and one(1) year’s additional rent (in the amount of the additional rent Tenant is then paying in accordance with Articles 4 and 5 of this Lease) due from Tenant to Landlord, in the form annexed hereto as Exhibit L or (b) if there is no credit rating published for Guarantor, and Guarantor’s shareholder equity (as determined in accordance with GAAP) falls below Seventy Million and 00/100($70,000,000) Dollars (the “Equity Threshold”)but is greater than Sixty-Five Million and 00/100 ($65,000,000) (the “Second Equity Threshold”), then Tenant shall immediately and without the need for demand by Landlord, deposit with Landlord a clean, unconditional and irrevocable letter of credit in the amount of six (6) months’ fixed annual rent and six (6) months’ additional rent (in the amount of the additional rent Tenant is then paying in accordance with Articles 4 and 5 of this Lease) due from Tenant to Landlord, in the form annexed hereto as Exhibit L,provided, should Guarantor’s shareholder equity (as determined in accordance with GAAP) fall below the Second Equity Threshold then Tenant shall be required to deliver to Landlord a letter of credit in the amount of one (l) year’s fixed annual rent and one(1) year’s additional rent (in the amount of the additional rent that Tenant is paying in accordance with Articles 4 and 5 of the Lease) and Landlord shall upon receipt of such letter of credit return any previously delivered letter of credit to Tenant. The delivery of any letter of credit shall be as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease. Tenant shall maintain in effect at all times during the term of this Lease (and through the period which is thirty (30) days following the Expiration Date) following delivery thereof the letter of credit and such letter of credit shall be issued by a banking corporation (“Bank”) reasonably satisfactory to Landlord (Landlord hereby agreeing that, for the purposes hereof, any Bank with assets of at least Five Hundred Million and 00/100 ($500,000,000) Dollars shall be deemed reasonably satisfactory to Landlord) and which is a member of the New York Clearing House Association or successor thereto. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof. Without further act or instrument required by Landlord, the letter of credit shall be renewed by Tenant not less than thirty (30) days prior to the then current expiration date of the letter of credit for successive additional terms of at least one (1) years until the Expiration Date. It is agreed that in the event Tenant defaults in respect of any of the terms, covenants or provisions of this Lease, including, without limitation, the payment of any fixed annual rent and additional rent, and such default continues beyond the applicable grace or cure period, if any, or if any letter of credit is not replaced or renewed on or before the thirtieth (30th) day prior to its expiration that Landlord shall have the right to require the Bank to make payment to Landlord of so much of the entire proceeds of the letter of credit as shall be reasonably necessary to cure the default (or the entire proceeds if the letter of credit is not replaced or renewed as aforesaid), and Landlord may apply said sum so paid to it by the Bank to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default beyond applicable grace and cure periods or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default beyond applicable grace including, without limitation, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Landlord, without thereby waiving any other rights or remedies of Landlord with respect to such default. If Landlord applies any part of the proceeds of a letter of credit, Tenant, upon demand, shall deposit with Landlord promptly the amount so applied or retained (or increase the amount of the letter of credit) so that the Landlord shall have the full deposit on hand at all times during the term of this Lease. Tenant shall be required to promptly increase the amount of the letter of credit each time fixed annual rent or additional rent under Articles 4 and 5 of this Lease is increased in accordance with the terms of this Lease. If, subsequent to a letter of credit being drawn upon, a new letter of credit meeting all the requirements set forth in this Section 46.2 is delivered to Landlord, any remaining proceeds of the former letter of credit then held by Landlord shall be promptly returned to Tenant. If Tenant shall fully and faithfully comply with all of the terms, covenants and provisions of this Lease, any letter of credit, or any remaining portion of any sum collected by Landlord hereunder from the Bank, together with any other portion or sum held by Landlord as security shall be returned to Tenant after the Expiration Date and not later than forty-five (45) days after delivery of the entire possession of the demised premises to Landlord as provided hereunder. In the event of an assignment by Landlord of its interest under this Lease, Landlord shall have the right to transfer the security to the assignee, and, if Landlord assigns the security to the assignee, then Tenant agrees to look to the new Landlord solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant shall have the right to substitute one letter of credit for another provided that at all times the letter of credit shall meet the requirements of this Section 46.2. After Tenant has deposited a letter of credit with Landlord, (w) if the credit rating of Guarantor shall again, or if a new credit rating is given Guarantor which does, equal or exceed the Threshold Rating, and (x) if Guarantor shall be removed from “credit watch” (as verified to Landlord by means of a statement to such effect certified by an officer of Guarantor along with a copy of the credit report reflecting such change in status), or (y) if there is no rating published for Guarantor but Guarantor’s shareholder equity again equals or exceeds the Equity Threshold (whichever was the reason for Tenant being required to deposit the letter of credit with Landlord), Landlord shall promptly return the letter of credit to Tenant, or if there is no rating published for Guarantor but Guarantor’s shareholder equity again equals or exceeds the Second Equity Threshold (but remains below the Equity Threshold) then Tenant may replace the letter of credit previously delivered to Landlord with a letter of credit in the form and amount Tenant is required to deliver when there is no credit rating for Guarantor and its shareholder equity has fallen below the Equity Threshold but is above the Second Equity Threshold, provided, the provisions of this Section 46.2 shall again apply if at any time any of the criteria set forth in clauses (a) or (b) of this Section 46.2 shall occur.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

605 THIRD AVENUE LLC, Lessor

By:	FB 605 Corp. its member

	By:	/s/ Richard L. Fisher
Name: Richard L. Fisher
Title: President

By:	Hawaiian 605 Special Corp., its member

	By:	/s/ DAVID L. FEY
Name: DAVID L. FEY
Title: PRESIDENT

FREDERIC R. HARRIS, INC.

By:	/s/ FREDERICK WERNER
Name: FREDERICK WERNER
Title: EXECUTIVE VICE PRESIDENT

Tenant’ s Federal Identification Number is as follows: 13-5511947

STATE OF NEW YORK		)
	:	ss.:
COUNTY OF NEW YORK		)

On this 1st day of April, 1999, personally came Richard L. FISHER, known to me to be the person who executed the foregoing instrument and who, being duly sworn by me, did depose and say he is the President of FB 605 CORP., a New York corporation, a member of 605 THIRD AVENUE LLC, a New York limited liability company, the Landlord described in, and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation as a member of the aforesaid limited liability company.

/s/ Nancy J. deBrito
Notary Public

NANCY J. DEBRITO
Notary Public, State of New York
No. 01DE5056317
Qualified in New York County
Commission Expires Mar. 4, 2000

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On this 6th day of APRIL, 1999, before mepersonally came DAVID L. FEY, to me known, who, being duly sworn by me, did depose and say that he resides at 1 HITCHCOCK RD, CT,that he is the PRESIDENT of HAWAIIAN 605 SPECIAL CORP., a New York corporation, a member of 605 THIRD AVENUE LLC, a New York limited liability company, the Landlord described in, and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation as a general partner of the aforesaid limited liability company.

/s/ Jack Linder
Notary Public

JACK LINDER
NOTARY PUBLIC, State of New York
No. 01LI5085353
Qualified in New York County
Commission Expires Sept. 22,1999

STATE OF NEW YORK		)
	:	ss.:
COUNTY OF NEW YORK		)

On this 7th day of MARCH, 1999, before me personally came FREDERICK WERNER, to me known, who, being duly sworn by me, did depose and say that he resides at MENDHAM, NJ; that he is the EXECUTIVE VICE PRESIDENT of FREDERIC R. HARRIS, INC., a New York corporation, the corporation mentioned in, and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

/s/ Robert K. Orlin
Notary Public

Robert K. Orlin
Notary Public, State of New York
No. 02OR5087994
Qualified in Nassau County
Commission Expires November 10, 1999

EXHIBIT A

Floor Plan

A-1

THIRD AVENUE

[GRAPHIC]

THIRD AVENUE

[GRAPHIC]

EXHIBIT B

Approved List

B-1

APPROVED BUILDING CONTRACTORS	Revised
FOR THE USE OF FISHER BROTHERS’ TENANTS	4/23/98

GENERAL CONTRACTORS	CONTACT	TELEPHONE NO.
Americon Construction, Inc.	Richard Cucci / Thomas Prince	(212) 274-0190
E. S. McCann	Dominick LiCausi	(212) 586-8000
Plaza Construction Corporation	Richard Wood	(212) 849-4800
Quadrant Construction

HVAC
B. P. Air Conditioning	Robert Barbera	(718) 383-2100
[ILLEGIBLE] Air Conditioning Corp.	Kenneth N. Mayo	(718) 729-7111
Delphi Mechanical, Inc.	Peter Manos	(718) 204-5500
P. J. Mechanical	Peter or Chris Pappas	(212) 243-2555
Penguin Air Conditioning	Dan Dubin	(718) 706-6500

AIR & WATER BALANCING
Merendino Associates Inc.	Michael Merendino	(718) 599-1300

ELECTRICAL “A”
(All Base Building Switches & Risers)
ADCO - Electric	Edward Welsh	(718) 494-4400
Arc Electrical Const. Corp.	Caesar [ILLEGIBLE]	(212) 573-9600
Forest Electric Corp.	Phil Altheim / Bob Henry	(212) 318-1500

ELECTRICAL “B”
(Tenant Work)
ADCO - Electric	Edward Welsh	(718) 494-4400
Arc Electrical Const. Corp.	Caesar [ILLEGIBLE]	(212) 573-9600
Campbell & Dawes Ltd.	Gary [ILLEGIBLE]	(718) 651-4433
Forest Electric Corp.	Phil Altheim / Bob Henry	(212) 318-1500
Italco Electric Co.	Sam DeLuca	(212) 888-6789
Kleinknecht	Tom Camey	(212) 989-4500
Petrocelli Electric Co.	Santo Petrocelli, Jr.	(718) 937-1200
Phoenix	Eugene Orlowski/William McSpedon	(718) 361-2877
Zwicker Electric	Alan Norden	(212) 477-8400

PAINTING
Hudson Shatz Painting Co.	[ILLEGIBLE] Testori / Alan Henshaw	(212) 757-6363
Murray Hill Painting	David Barton / George Story	(718) 482-7575
Prestige Painting	[ILLEGIBLE]	(212) 943-6777

PLUMBING
Ashland	Les Korbl / John Ross	(212) 989-1320
George Breslaw & Sons	Milton Breslaw	(212) 265-4023
Kalisch-Jarcho	Mike Sarvas	(718) 507-6600
NCZ Plumbing & Heating Ltd.	Drake Zamin	(212) 987-4321
Pace Plumbing	Harold Block	(718) 389-6100
Par Plumbing	Marty Levine / Larry Levine	(516) 887-4000

SECURITY INSTALLATIONS
Citilights Electrical Contractors Ltd.	Mike Martin	(718) 492-9000

1

APPROVED CONTRACTORS	CONTACT	TELEPHONE NO.

SPRINKLER
Abco - Peerless	Jim Stanton	(516) 294-6850
Active Fire Sprinkler Corp.	Morty Hirsch / Joe Hirsch	(718) 834-8300
Belrose Fire Suppression	Mike Hartigan	(516) 378-9590
Rael Automatic Sprinkler Co.	David Israel / Norman Israel	(516) 593-2000
Sirina Fire Protection Corporation	Rocco Abbate	(516) 942-0400

STRUCTURAL STEEL & MISC. IRON
Atlantic Detail & Erection Corporation	John Riggs	(718) 945-4952
Burgess Steel	Matthew Guerin	(212) 563-6000
Hallen Steel	Stephen DeGregory	(718) 784-1730
Northeastern Iron Works	Anthony DiDonato	(718) 542-0450

HARDWARE
AAA Hardware	William Brown	(212) 840-3939
Atlantic Hardware & Supply	Paul Seldon	(212) 924-0700
Weinstein & Holtzman	Ira Hymowitz	(212) 233-4651

DEMOLITION
Casalino Interior Demolition	Carlo Casalino	(718) 478-2292
Fortune Demolition	William Palmadessa	[ILLEGIBLE]
Liberty Contracting Corp.	Frank Cali	(201) 488-9300
Patriot Contracting Corp.	Charles Becker	(201) 413-9800
Riteway Interior Demolition	Nick Trimarchi	(718) 458-8900

INDUSTRIAL HYGIENETICS
Ambient Labs, Inc.	John Laitner	(212) 463-7812
G.C.I. Environmental	James Grond	[ILLEGIBLE]

ABATEMENT CONTRACTORS
UNESCO INC.	Bob Katz / Frank Weidner	(201) 939-4000
Safeway Environmental Corp.	Donald Adler	(718) 746-4300

RECOMMENDED CONSULTING ENGINEERS

Electrical/Mechanical
Cosentini Associates	Mechanical: Robert Amato	(212) 615-3600
	Electrical: Charles Buscarlno	(212) 615-3600
Structural
Office of James Ruderman	Howard Zweig	(212) 643-1414

Fireproofing & Concrete Inspections
Testwell Craig Berger Inc.(Labs.)	Kandy Devitto	(914) 762-9000
John H. Brooks & Assoc.	John H. Brooks, Jr.	(908) 495-3142

Welding Inspection - Engineer
John H. Brooks & Assoc.	John H. Brooks, Jr.	(908) 495-3142

2

FISHER BROTHERS	MEMO

Date: 4/28/98

To:      All Building Managers

From: Frank DeNicola

Re:                 Approved Building Contractors
Fisher Brothers’ Tenants

Attached please find the updated list of approved building contractors for the Fisher Brothers’ New York tenants. Listed below are the latest additions and / or changes.

•                             X AIR - removed from the HVAC listing.

•                             Petrocelli Electric Co. - deleted from the “A” list of contractors.

•                             High Tech - removed from the electrical “B” list.

•                             Prestige Painting - added to painting contractors.

•                             NCZ Plumbing & Heating Ltd. - added under plumbing contractors.

•                             Sirina Fire Protection Corporation - added to sprinkler list.

•                             Patriot Contracting Corporation - added to the demolition contractors.

•                             Safeway Environmental Corporation - added under the abatement contractors.

Attachment

cc:	Steven Fisher

Sam Kleiner Eric Klemperer Mike McNamara John J. Whalen Richard Wood (please distribute to appropriate personnel)

EXHIBIT C

Intentionally Deleted

C-1

EXHIBIT D

Operating Expense Escalation Statement

D-1

605 THIRD AVENUE
EXPENSE ESCALATION
MAY 1, 1997-APRIL 30, 1998

Wages	$996,286
Payroll Taxes & Nonunion Employee Benefits	137,230
Union Pension & Welfare	185,002
Steam	446,366
Electricity 50%	1,271,604
Water and Sewer	62,537
Supplies	121,848
Repairs and Maintenance	525,049
Painting	60,502
Elevator Maintenance	328,366
Protection	308,263
Metal Maintenance	164,538
Rubbish Removal	80,861
Lobby Decorations	30,055
Uniform Maintenance	8,628
Water Treatment	20,869
Telephone	8,697
Management Fee	227,542
Association Dues	2,222
Professional Fees	104,500
Superintendent’s Expenses	14,040
Contract Cleaning	3,894,536
Insurance	412,243
Sundry Operating Expense	134,256
Miscellaneous Expense	11,246

TOTAL	$9,557,286

EXHIBIT E

Cleaning Cost Escalation

E-1

605 THIRD AVENUE
PORTER WAGE ESCALATION
FOR THE YEAR ENDING
DECEMBER 31,1998

WAGES PAID
BASE PAY	$15.4870	X	2,080.0	HRS	$32,212.96
SICK PAY	$15.4870	X	80.0	HRS	$1,238.96
RELIEF PAY	$15.4870	X	202.5	HRS	$3,136.12

TOTAL WAGES PAID						$36,588.04

PENSION AND WELFARE
PENSION FUND	$29.72	X	52	WK	$1,545.44
WELFARE & EDUCATION FUND	$1,451.41	X	4	QTR	$5,805.64
ANNUITY FUND	$7.00	X	52	WK	$364.00

TOTAL PENSION AND WELFARE						$7,715.08

FEDERAL AND STATE TAXES
F.I.C.A.	7.6500%	X	$36,588.04		$2,798.99
F.U.I.& S.U.I.	4.8000%	X	$7,000.00		$336.00
WORKMENS COMP. INSURANC	6.2200%	X	$36,588.04		$2,275.78
N.Y. DISABILITY	0.7700%	X	$17,680.00		$136.14

TOTAL FEDERAL & STATE TAXES						$5,546.91

TOTAL COST						$49,850.03

HOURS OF ACTUAL WORK
WEEKLY HOURS	40	X	52		2,080.00
LESS: VACATION	40	X	2		(80.00)
HOLIDAYS	8	X	11		(88.00)
BIRTHDAY	8	X	1		(8.00)
DISASTER DAY	8	X	1		(8.00)
CLINIC DAY	8	X	2		(16.00)

					1,880.00
ADD: SAVINGS ON VACATION HELP					32.00
						1912.00

COST OF ONE HOUR OF WORK	1998 49,850.03	/	1,912			$26.07

COST OF ONE HOUR OF WORK	1997 48,874.89	/	1,912			$25.56

PERCENT INCREASE 1998 VS 1987						2.00%

1997 CONTRACTUAL AMOUNT BEFORE SALES TAX					3,543,196.16
PERCENT INCREASE			2.00%
1998 ANNUAL INCREASE					70,863.92
1998 CONTRACTUAL AMOUNT BEFORE SALES TAX					3,614,060.03
SALES TAX @8.25%					298,159.96
TOTAL ANNUAL BILLING					3,912,220.04
TOTAL MONTHLY BILLING					326,018.34

EXHIBIT F

Form of Nondisturbance Agreement

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is made as of the                day of                     ,           , between

(“Lender”) and

(“Tenant”).

RECITALS

A.        Tenant is the tenant under a certain lease (the “Lease”) dated as of                             ,         , with                                        (“Landlord”), of premises described in the Lease (the “Premises”) at the real property commonly known as 605 Third Avenue, New York, New York more particularly described in Exhibit A hereto (the “Real Property”).

B.        This Agreement is being entered into in connection with a certain loan (the “Loan”) which Lender made to Landlord asof September                   , 1997, and is secured in part by a mortgage withassignment of rents, security agreement and fixture filing on the Real Property (the “Mortgage”) dated of even date therewith and an assignment of leases, rents and security deposits dated of even date therewith (the “Assignment”; the Mortgage, the Assignment and the other documents executed and delivered in connection with the Loan are hereinafter collectively referred to as the “Security Documents”).

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                          Tenant agrees that the Lease, with all rights, options, liens and charges created thereby, is and shall be subject and subordinate in all respects to the Security Documents and to any and all advances made or to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of all amounts secured by the Security Documents from time to time.

2.                          Lender agrees that, if Lender exercises any of its rights under the Security Documents such that it becomes the owner of the Real Property, including but not limited to an entry by Lender pursuant to the Mortgage, a foreclosure of the Mortgage or otherwise, then so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease: (a) the Lease shall continue in full force and effect as a direct lease between Lender and Tenant, and subject to all the terms, covenants and conditions of the Lease, (b) Lender shall not disturb Tenant’s right of quiet possession of the Premises during the term of the Lease, as such term may be extended pursuant to the terms of the Lease, and (c) Lender, as successor-in- interest to the rights and obligations of Landlord under the Lease will abide by the provisions of the Lease, notwithstanding any other provisions of the Security Documents, but subject to the terms of this Agreement.

3.                          Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to ownership of the Real Property, subject to Lender’s compliance with the conditions relating to non-disturbance as set forth in Paragraph 2 above, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.                          Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a)                     liable in any way for any act, omission, neglect or default of any prior Landlord (including, without limitation, the then defaulting Landlord); provided, however, that Lender shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease from and after the date that it takes title to the Real Property (the “Acquisition Date”) with respect to obligations arising and accruing from and after the Acquisition Date (but subject to the terms of this Agreement), or

(b)                    subject to any claim, defense, counterclaim or offsets which Tenant may have against any prior

Landlord (including, without limitation, the then defaulting Landlord), other than any offset which Tenant may have with respect to the Work Credit (as defined in Section 3.2(b) of the Lease), or

(c)                     bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

(d)                    bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

(e)                     accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f)                       bound by any amendment or modification of the Lease made without the written consent of Lender (unless such amendment or modification does not require the consent of Lender under the terms of the Security Documents).

Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated in order for Lender to avail itself of and complete any such foreclosure or other remedy, subject to Paragraph 2 hereof.

5.                          Tenant hereby agrees to give to Lender copies of all notices of Landlord defaults under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord. Lender shall have the right but no obligation to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender, in addition to the period given to Landlord for remedying defaults, an additional thirty (30) days to remedy, or cause to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Tenant agrees not to exercise any remedies it may have against Landlord in connection with any such Landlord default (i) as long as Lender, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence but, in no event, shall Lender have a period of time in excess of one hundred twenty (120) days from receipt of a default notice from Tenant to cure any default. Upon Lender’s written request, given within such one hundred twenty (120) day period, Tenant, within thirty (30) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Neither Lender nor its designee or nominee shall become liable under the Lease unless and until Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee remains, the owner of the Real Property. Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

6.                          Tenant has no knowledge of any other assignment or pledge of the rents accruing under the Lease by Landlord. Tenant hereby acknowledges the making of the Assignment from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing.

7.                          If Tenant is a corporation, each individual executing this Agreement on behalf of said corporation represents and warrants that s/he is duly authorized to execute and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms. If Tenant is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants that she is duly authorized to execute and deliver this Agreement on behalf of said partnership in accordance with the partnership agreement for said partnership.

8.                          Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:	Frederic R. Harris, Inc. 605 Third Avenue New York, New York 10158 Attention: General Counsel

If to Lender:	GMAC Commercial Mortgage on behalf of LaSalle National Bank 650 Dresher Road P.O. Box 1015 Horsham, PA 19044 Attention:

9.                          The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the term “Tenant” as used herein includes any successor and assign of the named Tenant herein.

10.                    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

11.                    Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

12.                    This Agreement shall be construed in accordance with the laws of the State of New York.

Witness the execution hereof as of the date first above written.

[LENDER]
By:
Name:
Title:

[TENANT]
By:
Name:
Title:

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

[LANDLORD]
By:
Name:
Title:

EXHIBIT A

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 40th Street with the easterly side of Third Avenue;

RUNNING THENCE easterly, along the southerly side of East 40th Street, 355 feet;

THENCE southerly, parallel with Third Avenue, 135 feet 9 inches;

THENCE easterly, parallel with 40th Street, 4 feet 7 inches to a point in a line drawn parallel with and distant 250 feet 5 inches westerly from the westerly side of Second Avenue;

THENCE southerly, parallel with Second Avenue and part of the distance through a party wall, 61 feet 9 inches to the northerly side of East 39th Street;

THENCE westerly, along the northerly side of East 39th Street, 359 feet 7 inches to the corner formed by the intersection of the northerly side of East 39th Street and the easterly side of Third Avenue;

THENCE northerly, along the easterly side of Third Avenue, 197 feet 6 inches to the corner, the point or place of beginning.

Block 920, Lot 12

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On this                        day of                                   , 1999, before mepersonally came                                       , to me known, who, being duly sworn by me, did depose and say that he resides at                                             ; that he is the                                            ofFREDERIC R. HARRIS, INC., a New York corporation, the corporation mentioned in, and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the                          day of                                   , 199  , before mepersonally came                                  to me known, who, being by meduly sworn, did depose and say that (s) he resides at                                                     ; that (s) he is the                                      of FB 605 CORP., a New York corporation, whichcorporation is a managing member of 605 THIRD AVENUE LLC, the limited liability company described in and which executed the foregoing instrument; and that (s) he signed his/her name thereto by order of the board of directors of said corporation on behalf of said limited liability company.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the                      day of                                 , 199  , before me personally came                                 , to me known, who, being by me duly sworn, did depose and say that (s) he resides at                                                                                         ; that (s) he is the                                  of HAWAIIAN 605 SPECIAL CORP., a New York corporation, which corporation is a managing member of 605 THIRD AVENUE LLC, the limited liability company described in and which executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the board of directors of said corporation on behalf of said limited liability company.

Notary Public

EXHIBIT G

Certificate of Occupancy

G-1

[ILLEGIBLE]

DEPARTMENT OF BUILDINGS

BOROUGH OF MANHATTAN THE CITY OF NEW YORK

Date September 2, 1965	No : 62010

CERTIFICATE OF OCCUPANCY

NO CHANGES OF USE OR OCCUPANCY NOT CONSISTENT WITH THIS CERTIFICATE SHALL BE MADE UNLESS FIRST APPROVED BY THE BOROUGH SUPERINTENDENT

This certificate [ILLEGIBLE] C.O. No. 58727 and 60470

THIS CERTIFIES that the XXXX [ILLEGIBLE] XXXXXXX building premises located at 601-17 -3rd Avenue: 200-14 East 40th Street                  [ILLEGIBLE] 920 [ILLEGIBLE].

That the [ILLEGIBLE] and premises above referred to are situated, [ILLEGIBLE] and described as follows:

BEGINNING at a point on the east side of 3rd Avenue

[ILLEGIBLE] 0° -0° feet south from the corner formed by the innersection of 3rd Avenue and East 40th Street.

running thence east 355° -0° feet	:	thence south 135° -9° feet:
thence east 4° -7° feet	:	thence south 51° -9° feet:
running thence west 359° -7° feet	:	thence north 197° -6° feet:

to the point or place of beginning conforms substantially to the approved plans and specifications and to the requirements of the Building Code, the Zoning Resolution and all other laws and ordinances, and of [ILLEGIBLE] of the Board of Standards and Appeals, applicable in a building if he [ILLEGIBLE] and kind at the time the permit was issued; and

CERTIFIES FURTHER that, any provisions of Section [ILLEGIBLE] of the New York Charter have been complied with as certified by a report at the Fire Commissioner to the Borough Superintendent.

[ILLEGIBLE] AR. No.- 700-1964	Construction classification- Class I Pinproof

Company classification-Commercial Building,	Height 43 stories, 519° -3° feet.
Date of completion- August 30, 1965,	Located in C 5-3 Zoning District.

on time of Issuance of permit, 4460-1965

This certificate [is issued] subject to the limitations hereinafter specified and to the following [ILLEGIBLE] of the Board of Standards and Appeales and The City Planning Commissions	}	[ILLEGIBLE]

PERMISSIBLE USE AND OCCUPANCY

Off-Street Parking Space

Off-Street Loading [ILLEGIBLE]

STORY	LIVE LOADS [ILLEGIBLE]	PERSONS ACCOMMODATED	USE

Cellar	On ground	120	Stores, superintendent’s workshop, offices, back space, locker rooms, building offices and utilities.

1st Story	100 & 175	560	Bank space, stores, storage and four (4) loading barthe.

2nd Story	80	330	[ILLEGIBLE], storage and services and repair of small business machines, [ILLEGIBLE] group 9, (not more that twenty five (25) persons at manufacturing.)

3rd to 6th Stories	50 each	330 each	Offices on each story.

7th Story	50 & 100	330	Offices and A.C. fan room.

8th to 10th Story, Incl.	50 each	330 each	Offices on each story.

11th & 12th Stories	50 each	220 each	Offices on each story

13th to 26th Story, Incl.	50 each	135 each	Offices on each story.

27th Story	50 & 100	135	Offices and A.C. fan room.

28th to 40th Story, Incl.	50 each	135each	Offices on each story.

41st Story	50	135	Offices and cooling tower.

		- OYSE -

OFFICE COPY—DEPARTMENT OF BUILDINGS	[ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE]	[ILLEGIBLE]

STORY	LIVE LOADS [ILLEGIBLE]	PERSONS ACCOMMODATED	USE

42nd Story	50	235	Employees eating and drinking areas, offices and cooling tower.

43rd Story	50	135	Offices and cooling tower.

Tower			Elevator [ILLEGIBLE], horse tank and cooling tower.

		NOTE:	Garage located at 222-228 East 40th Street is accessory to this building.

		NOTE:	This application [ILLEGIBLE] Certificate of Occupancy [ILLEGIBLE] to [ILLEGIBLE].

[ILLEGIBLE]

STATE OF NEW YORK )	SS:
COUNTY OF [ILLEGIBLE] )

This is to certify that this is a true copy of a record in the custody of The Department of Buildings of the City of New York.

1/6/99	/s/ [ILLEGIBLE]
Date	Certifying Officer

[ILLEGIBLE]

[ILLEGIBLE]	[ILLEGIBLE]

EXHIBIT H

RULES AND REGULATIONS

1.                          The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises.

2.                          No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of Landlord, unless installed by Landlord.

3.                          No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the demised premises or Building or on corridor walls. Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord’s rental office. Signs on doors shall, at the tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

4.                          The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed outside of the demised premises.

5.                          No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

6.                          Intentionally Deleted.

7.                          The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

8.                          No tenant shall in any way deface any part of the demised premises or the Building of which they are a part. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

9.                          No bicycles, vehicles or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the premises. No cooking shall be done or permitted by any Tenant on said premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant’s layout, which is to be primarily used by Tenant’s employees for heating beverages and light snacks. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

10.                    No space in the Building shall be used for the distribution or for the storage of merchandise or for the sale at auction or otherwise of merchandise, goods or property of any kind.

11.                    No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the passageways.

12.                    No tenant, nor any of the tenant’s servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the demised premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids and solvents and office products required in the normal operation of tenant’s business offices.

13.                    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of the Landlord and unless and until a duplicate key is delivered to Landlord. Each tenant must, upon the termination of his tenancy, return to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

14.                    All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may reasonably determine from time to time.

15.                    No tenant shall occupy or permit any portion of the premises demised to it to be occupied as, by or for a public stenographer or typist, barber shop, bootblacking, beauty shop or manicuring, beauty parlor, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, a firm the principal business of which is real estate brokerage, or a company engaged in the business of renting office or desk space; or for a public finance (personal loan) business, or for manufacturing. No tenant shall engage or pay any employees on the demised premises, except those actually working for such tenant on said premises, nor advertise for laborers giving an address at said premises.

16.                    Landlord shall have the right to prohibit that portion of any advertising by any tenant mentioning the Building which, in Landlord’s reasonable opinion, impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenants shall refrain from or discontinue that portion of such advertising.

17.                    In order that the Building can and will maintain a uniform appearance to those outside of same, each Tenant in building perimeter areas shall (a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard venetian or vertical blinds in window areas which are visible from the outside of the Building.

18.                    Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on non-business days all persons who do not present a pass to the Building signed by a tenant. Each tenant shall be responsible for all persons for whom such pass is issued and shall be liable to Landlord for all acts of such persons. Landlord shall issue passes without charge to Tenant (but subject to recoupment under Article 5 of the Lease), upon Tenant’s request, to Tenant and its designated employees.

19.                    The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

20.                    The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

21.                    Intentionally Deleted.

22.                    Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

23.                    There shall not be used in any space, or in the public halls of any building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

24.                    Tenants, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close venetian or vertical blinds or drapes when sun’s rays fall directly on windows of demised premises.

25.                    Replacement of ceiling tiles after they are removed for Tenant by telephone company installers, in both the demised premises and the public corridors, will be charged to Tenant on a per tile basis (to the extent they cannot be reused).

26.                    All paneling, grounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials’ fire retardant characteristics shall be submitted to Landlord, or its agents, in a manner satisfactory to the Landlord.

Whenever and to the extent that the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Articles of this Lease, the provisions of the Articles shall govern.

EXHIBIT I

HEATING, VENTILATION AND AIR CONDITIONING

The peripheral and interior systems will be automatically controlled to achieve a design standard that is capable of providing (a) air conditioning at a dry bulb temperature of 78 degrees Fahrenheit when the outdoor dry bulb temperature is 95 degrees Fahrenheit, and the outdoor wet bulb is 75 degrees Fahrenheit, (b) heat at 70 degrees Fahrenheit in zero degrees Fahrenheit weather and (c) proper ventilation for the interior spaces at all seasons of the year.

This specification is predicated on occupancy of one person per 100 usable square feet and is subject to the provisions of Section 32.2 of the Lease, to which this Exhibit I is attached, which are applicable to Tenant.

I-1

EXHIBIT J

CLEANING SPECIFICATIONS

SECTION 1.           Regular Cleaning - done nightly and as needed.

1.      Empty and dust or wipe all cigarette ashtrays and urns nightly, and replace sand or water as needed.

2.      Empty all dry waste in wastepaper baskets nightly.

3.      Sweep and dust mop all uncarpeted private stairways and floors nightly.

4.      Vacuum all exposed rugs and carpeted areas weekly.

5.      Dust and wipe all glass and table tops nightly.

6.      Wash clean all water fountain tops nightly.

7.      Dust and wipe desk tops, furniture tops and window sills within normal reach, as needed.

8.      Clean all slop sinks, slop closets, locker areas and store all cleaning equipment nightly.

9.      Lock all entrance doors nightly after completion of cleaning.

SECTION 2.           Periodic Cleaning - done as specified.

1.      Wipe clean normal amount of interior metal as needed.

2.      Dust door louvers and other ventilating louvers quarterly.

3.      Dust venetian blinds quarterly.

4.      Clean all windows, inside and outside, approximately once every 5 weeks, weather and scaffolding conditions permitting (with respect only to the outside of the windows).

5.      Clean normal amount, but in no event an amount in excess of 25% of interior partitions or interior partition glass quarterly.

J-1

6.      High dust pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning, overhead pipes and sprinklers quarterly.

SECTION 3.           Lavatory cleaning, other than executive lavatories.

1.      Mop floors nightly; polish mirrors, powder shelves, bright work (including flushometers, piping, and toilet seat hinges), if not clean and bright, nightly; wash sinks, urinals and bowls, nightly.

2.      Wash both sides of all toilet seats with soap and water nightly.

3.      Wash tile walls with a disinfectant monthly.

4.      Fill and clean all soap, towel, toilet tissue and sanitary napkin dispensers as needed, supplies therefor to be furnished by Landlord at a reasonable charge to Tenant. If the demised premises consists of a part of a rentable floor, said charge to Tenant shall be that portion of a reasonable charge for such supplies that is reasonably allocable to Tenant.

5.      Empty and clean all wastepaper cans and other receptacles nightly.

6.      Wash down tiled walls and enameled stalls from trim to floor once a month.

7.      Scrub all floors as needed.

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EXHIBIT K

GUARANTY OF LEASE

DEMISED PREMISES:	30th and 31st floors 605 Third Avenue New York, New York

LANDLORD:	605 Third Avenue LLC

TENANT:	Frederic R. Harris, Inc.

DATE OF LEASE AND THIS GUARANTY:	As of

1.             In consideration of, and as an inducement for, the granting, execution and delivery of the above-captioned lease (the “Lease”) and in further consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, AECOM TECHNOLOGY CORPORATION, a corporation, having offices at 3250 Wilshire Blvd, Los Angeles, CA 90010, hereby absolutely, unconditionally and irrevocably guarantees to Landlord and its successors and assigns the full and prompt performance and observance of all of Tenant’s obligations under the Lease, including, without limitation, the full and prompt payment of all fixed annual rent and additional rent (as such terms are defined in the Lease) and any and all damages payable by Tenant under or with respect to the Lease, all irrespective of the validity, binding effect, legality or enforceability of the Lease or whether the Lease shall have been duly authorized, executed or delivered by Tenant, or any other circumstance which might now or hereafter or otherwise constitute a legal or equitable discharge or defense of a guarantor. As used herein, the term “Guarantor” shall be deemed to include the above named Guarantor and its successors and assigns (whether by way of merger, sale of capital stock, assets or otherwise). Without limiting Guarantor’s obligations as otherwise set forth in this Guaranty (except to the extent otherwise specifically provided in this paragraph), Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any fixed annual rent or additional rent, Guarantor shall and will forthwith upon demand to Guarantor pay such fixed annual rent or additional rent and any arrears thereof to Landlord in legal currency of the United States of America for payment of public and private debts.

2.             This Guaranty is an absolute, present, continuing, unconditional and irrevocable guaranty of payment and performance (and not merely of collection). This Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant and without the necessity of any notice of nonpayment, non-performance or non-observance, or any notice of acceptance of this Guaranty, or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; provided, however, that Landlord agrees that simultaneously with the sending of any notice of default to Tenant, Landlord shall send a copy of such notice of default to Guarantor; provided, further, that the failure of Landlord to so send any such notice to Guarantor shall in no way void, vitiate or otherwise impair any notice of default delivered to Tenant or release Guarantor from any of its obligations hereunder (the parties acknowledging that the sending of such copy to Guarantor is solely as a convenience for Guarantor).

3.             Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations and liability of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of (a) the assertion of or the failure by Landlord to assert against Tenant any of the rights or remedies reserved to Landlord pursuant to the terms, covenants and conditions of the Lease, or (b) any assignment of the Lease or subletting of all or any portion of the Demised Premises, or (c) any renewal or extension of the Lease or any modification thereof, whether pursuant to the Lease or by subsequent agreement of Landlord and Tenant, or (d) any waiver, consent, indulgence, forbearance, lack of diligence or other action, inaction or omission under or in respect of the Lease or the Demised Premises, or (e) any default by or limitation on the liability of Tenant under the Lease or of Guarantor hereunder, or (f) any irregularity, invalidity or unenforceability (whether by reason of any immunity enjoyed by Tenant or otherwise) in whole or in part in or of the Lease or the obligations or liabilities of Tenant thereunder, or (g) any bankruptcy, insolvency, reorganization, arrangement, composition, liquidation, rehabilitation, assignment for the benefit of creditors, receivership or trusteeship, or similar or dissimilar proceeding or circumstance involving or affecting Tenant or Tenant’s successors or assigns whether or not notice thereof is given to Guarantor (any limitation on or discharge of the liability of Tenant in such proceeding shall not diminish, limit, impair, abate, deter, modify or otherwise affect the liability of the Guarantor), or (h) any claim, counterclaim, cause of action, offset, recoupment or other right or remedy which Tenant may at any time have against Landlord (other than a claim resulting from Landlord’s failure to perform in accordance with the terms of the

Lease after the expiration of applicable grace, cure and notice periods and other than a claim by Tenant with respect to the Work Credit (as defined in Section 3.2 of the Lease)), or (i) any conveyance, extinguishment, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of the interest of Tenant in the Lease or the Demised Premises.

4.             Guarantor agrees that whenever at any time or from time to time Guarantor shall make any payment to Landlord on account of the liability of Guarantor hereunder, Guarantor will notify Landlord in writing that such payment is for such purpose. No such payment by Guarantor pursuant to any provision hereof shall entitle Guarantor, by subrogation or otherwise, to the rights of Landlord to any payment by Tenant or out of the property of Tenant, except after full satisfaction of all of Tenant’s obligations theretofore coming due under the Lease, including, without limitation, payment in full of all fixed annual rent and additional rent due.

5.             Guarantor agrees that it will, at any time and from time to time, within ten (10) business days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificates may be relied on by anyone holding or proposing to acquire any interest in the Building from or through Landlord or by any mortgagee or ground lessor.

6.             Guarantor represents and warrants to Landlord as follows:

6.1           Guarantor is a corporation duly organized and validly existing under the laws of Delaware.

6.2           Guarantor has the full power, authority and legal right to execute and deliver, and to perform its obligations under this Guaranty including the payment of all moneys hereunder. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforcement hereof may be limited by (a) bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or (b) the non-availability of equitable remedies.

6.3           The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action.

6.4           No authorization, approval, consent, filing or permission (governmental or otherwise) of any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by Guarantor of this Guaranty or for the payment of any sums hereunder. Guarantor agrees that if any such authorization, approval, consent, filing or permission shall be required in the future in order to permit or effect performance of the obligations of Guarantor under this Guaranty, Guarantor shall promptly inform Landlord or any of its successors or assigns and shall use its best efforts to obtain such authorization, approval, consent, filing or permission.

6.5           Neither the execution or delivery of this Guaranty, nor the consummation of the transactions herein contemplated, nor the compliance with the terms and provisions hereof, conflict or will conflict with or result in a breach of (a) any of the terms, conditions or provisions of the formation and operating documents of Guarantor, (b) any law, order, writ, injunction or decree of any court or government authority or (c) any agreement or instrument to which Guarantor is a party or by which it is bound, in each case, which would materially adversely affect the ability of Guarantor to perform its obligations under this Guaranty. Guarantor is not in default under any contract, agreement or commitment to which it is a party or by which it or any of its property is bound or subject where the default would materially adversely affect the ability of Guarantor to perform its obligations under this Guaranty.

6.6           Guarantor is in compliance with the requirements of all applicable laws, rules, regulations, ordinances and orders applicable to Guarantor where noncompliance would materially adversely affect the ability of Guarantor to perform its obligations under this Guaranty.

7.             Guarantor covenants and agrees as follows:

7.1           Subject to Section 7.2 hereof, Guarantor will maintain its corporate existence so long as this Guaranty is outstanding, and will promptly notify Landlord of any: (a) material failure of Guarantor to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition; or (b) change in the ownership or control of Tenant or Guarantor.

7.2           Any merger or combination to which Guarantor is a party shall be preconditioned upon the surviving entity expressly assuming the obligations of Guarantor pursuant to this Guaranty (unless same shall occur as a matter of law). In addition, the surviving entity shall reaffirm Guarantor’s obligations under this Guaranty by executing and delivering such resolutions, authorizations and confirmations as Landlord shall reasonably request, all in form reasonably acceptable to Landlord.

8.             It is a condition of the grant, execution and delivery of the Lease that Guarantor execute and deliver this Guaranty. Guarantor acknowledges and agrees that the grant, execution and delivery of the Lease by Tenant is in Guarantor’s best interests and, as the ultimate parent company of Tenant, Guarantor expects to derive benefit therefrom. Guarantor makes this Guaranty knowing that Landlord will rely hereon in leasing the Demised Premises to Tenant. Guarantor conclusively acknowledges that Landlord’s reliance hereon is in every respect justifiable and Guarantor received adequate and fair equivalent value for this Guaranty.

9.             Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of, or relating to, this Guaranty may be dealt with and adjudicated in the state courts of New York or the Federal courts sitting in New York. Guarantor hereby expressly and irrevocably submits the person of Guarantor to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of, or relating to, this Guaranty. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self operative and no further instrument or action, other than service of process in one of the manners specified in this Guaranty, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of Guarantor in any such court.

10.           Provided that service of process is effected upon Guarantor in the manner prescribed by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph (except Tenant shall have the right to remove to the Federal courts sitting in the State of New York, as referred to in Section 9 of this Guaranty), (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor in one of the manners hereafter specified in this Guaranty or as otherwise permitted by law, Guarantor agrees that final judgment from which Guarantor has not or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon Guarantor and may, so far as is permitted under applicable law, be enforced in the courts of any state or any Federal court and in any other courts to the jurisdiction of which Guarantor is subject, including, without intending any limitation, as to the Guarantor, the courts of New York by a suit upon such judgment and that Guarantor will not assert any defense, counterclaim, or set off in any such suit upon such judgment.

11.           Guarantor hereby irrevocably designates and appoints R. Keefe Griffith, Esq., AECOM Technology Corporation, 3250 Wilshire Blvd, Los Angeles, CA 90010 (“Agent”), as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Guaranty in any state court of New York or Federal court sitting in New York. Agent, by executing this Guaranty, irrevocably consents to and accepts its designation and appointment as agent for service of process upon Guarantor. Said designation and appointment shall be irrevocable until the date upon which the Lease term, including any extension thereof, expires. Agent covenants and agrees that it shall not cease so to act unless and until Guarantor shall have irrevocably designated and appointed another such agent or agents satisfactory to Landlord and shall have delivered to Landlord or any of its successors or assigns evidence in writing of such other agent’s acceptance of such appointment, and any attempt by such agent to cease to so act shall be ineffective and without force or effect unless the foregoing provisions of this sentence shall be complied with.

12.           Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of New York, in order to make effective (a) the appointment of Agent as agent for service of process, (b) the consent of Guarantor to jurisdiction of the state courts of New York and the Federal courts sitting in New York and (c) the other provisions of this Guaranty.

13.           Guarantor hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Guaranty (in the manner prescribed by law) at 605 Third Avenue,

New York, New York or to any other address of which Guarantor shall have given written notice to Landlord.

14.           Guarantor represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, in the event Landlord brings any suit, action or proceeding in New York or any other jurisdiction to enforce any obligation or liability of Guarantor arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of Guarantor.

15.           Nothing in this Guaranty shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord or any of its successors or assigns to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions.

16.           Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid, then this Guaranty shall be reinstated in the amount of such repayment. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayments if it in good faith and on the advice of counsel believes that such obligation exists.

17.           The prevailing party in any action relating to the collection, enforcement and performance of this Guaranty shall be entitled (in addition to any other recovery from such action) to recover all costs and expenses, howsoever denominated (including reasonable attorneys’ fees and disbursements) incurred in connection with such action. All such amounts owing hereunder shall be paid by the party so owing such amounts upon written demand therefor and any amounts so owed by Guarantor to Landlord shall be deemed additional obligations of Guarantor under this Guaranty.

18.           All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other remedy available to Landlord and shall not limit or prejudice any other legal or equitable remedy which Landlord may have.

19.           All capitalized terms used in this Guaranty which are defined in the Lease and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

20.           If any provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this

Guaranty or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby and each provision of this Guaranty shall be valid and enforced to the fullest extent permitted by law.

21.           Guarantor hereby waives trial by jury and the right thereto in any action or proceeding of any kind or nature, arising on, under or by reason of or relating to, this Guaranty or any agreement collateral hereto.

22.           No right or benefit in favor of Landlord shall be deemed waived, no obligation or liability of Guarantor hereunder shall be deemed modified, diminished, released, compromised, extended, discharged or otherwise affected, and no provision or term hereof may be amended, modified or otherwise changed except by an instrument in writing, specifying the same, duly executed by Landlord nor shall any waiver be applicable, except in the specific instance for which it is given.

23.           The laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Guaranty.

24.           This Guaranty shall be binding upon Guarantor and its successors and assigns and inure to the benefit of Landlord and its successors and assigns.

IN WITNESS WHEREOF, Guarantor and Agent have duly executed and hereby deliver this Guaranty as of the day and year first above written.

AECOM TECHNOLOGY CORPORATION

ATTEST:

By:
Its:

The undersigned hereby executes this Guaranty solely for the purpose of accepting the designation in paragraph 11 above.

, Agent

By:

EXHIBIT L

[FORM OF LETTER OF CREDIT]

                              , 199

New York, New York

Attention:

Re: Irrevocable Letter of Credit No.

Gentlemen:

We hereby establish in your favor this IrrevocableLetter of Credit No.                        (this “Letter of Credit”) in theaggregate amount of U.S. $                       and expiring                       (the“Expiration Date”). We hereby authorize you to draw on us byorder and for the account of                                                                     (the“Account Party”)under the terms and conditions set forth herein. Partial drawings are permitted under this Letter of Credit. We are advised this Letter of Credit is issued pursuant to the leasedated as of                       , 1999 (the “Lease”) between 605Third Avenue LLC (the “Landlord”)and Frederic R. Harris, Inc. (the “Tenant”). Funds under this Letter of Credit are available upon presentation of this Letter of Credit, accompanied by your sight draft drawn on us, referring thereon to the number of this Letter of Credit, and a Letter from Landlord to Tenant (“Certificate”) specifying the reason for the drawing.

Presentation of this Letter of Credit, sight draft andcertificate must be made on a day in which we are operating inthe regular course of business (a “Business Day”)at our officesas designated below on or before the Expiration Date.

Presentation of drafts and certificate must bepresented to our office located at [office in New York City], or at any other office in New York, New York which may be designated by our written notice delivered to you. Such draft(s) shall be final and conclusive for all purposes without verification by us and shall not be subject to refutation, denial or consent by us. All notices which we may deliver to you shall be given at your address set forth above.

We hereby agree to duly honor drafts drawn under and in conformity with this Letter of Credit and accompanied by documents required by this Letter of Credit on that Business Day,

if presentation of the aforementioned documentation occurs on or before 12:00 noon (New York City time) of said Business Day, or the immediately following Business Day, if presentation of the aforementioned documentation occurs after 12:00 noon (New York City time) of said Business Day.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one (1) year, from the Expiration Date hereof, or any future expiration date, unless at least thirty (30) days prior to any such expiry date, we shall notify you by registered mail, return receipt requested or overnight courier service at the above address that we elect not to consider this Letter of Credit renewed for any such additional period. Upon receipt of such notice you may draw hereunder by means of presentation of this original Letter of Credit accompanied by your sight draft for an amount not exceeding the available amount of this Letter of Credit.

This Letter of Credit may be transferred any number of times, but only in the amount of the full unused balance. Transfer of this Letter of Credit is subject to our receipt of Landlord’s instructions accompanied by the original Letter of Credit and amendment(s) if any.

Except as stated herein, payment of presentations made under this Letter of Credit is not subject to any conditions or qualifications.

We hereby irrevocably engage that presentation made in accordance with the terms and conditions of this Letter of Credit will be duly honored.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amplified, amended or limited by reference to any document or instrument referred to herein, and any such reference shall not be deemed to incorporate by reference herein any document or instrument.

This Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and shall, as to matters not governed by said Uniform Customs and Practice for Documentary Credits, be governed by and construed in accordance with the laws of the State of New York.

Sincerely yours,

[BANK]

By:
Name:
Title: